UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934
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TEVA PHARMACEUTICAL INDUSTRIES LIMITED
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Teva Today

Teva is transforming into a leading innovative biopharmaceutical company, enabled by a world-class generics business. For over 120 years, Teva's commitment to bettering health has never wavered. From innovating in the fields of neuroscience and immunology to providing complex generic medicines, biosimilars and pharmacy brands worldwide, Teva is dedicated to addressing patients' needs, now and in the future. At Teva, We Are All In For Better Health.

A strong portfolio of innovative, generic, biosimilar and OTC medicines

53
Manufacturing and R&D facilities

2025
Revenues in billions:
$17.3

57
markets

On track to deliver Pivot to Growth Strategy 2027 targets

~34,000
employees

Notice of 2026 Annual

Meeting of Shareholders

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Teva Pharmaceutical Industries Limited (“we,” “us,” “our,” “Teva” or the “Company”) will be conducted in a virtual format through an online meeting platform. For further information, see “Questions and Answers” below.

In addition, shareholders will consider Teva’s annual consolidated financial statements for the year ended December 31, 2025.

Teva encourages all of its shareholders to review its annual report on Form 10-K for the year ended December 31, 2025 (“Annual Report”).

Only holders of ordinary shares (or American Depositary Shares representing such ordinary shares) of record at the close of business on April 6, 2026, will be entitled to vote at the Annual Meeting. Pursuant to the Israeli Companies Law and our Articles of Association, two holders of ordinary shares who are present at the Annual Meeting, in person or by proxy or represented by their authorized persons, and who hold in the aggregate twenty-five percent or more of such ordinary shares, shall constitute a legal quorum. Should no legal quorum be present one-half hour after the scheduled time, the Annual Meeting shall be adjourned to one week from that day, at the same time and format.

By Order of the Board of Directors,

Dov Bergwerk

Senior Vice President, Company Secretary

March 31, 2026

Agenda

1. Director Election

2.  Advisory Vote on Compensation of Named Executive Officers

3.  Appointment of Independent Registered Public Accounting Firm

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 28, 2026

The accompanying Proxy Statement and our Annual Report are available at www.tevapharm.com/2026proxymaterials. We expect the proxy materials to be mailed and/or made available on or before April 9, 2026.

Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Dear Valued Shareholder,

Teva delivered another milestone year in 2025. We advanced our Pivot to Growth strategy and continued to transform into a leading innovative biopharmaceutical company. We further strengthened our foundation for long-term, sustainable value creation. Your Board remains committed to responsible governance and rigorous strategic oversight, as Teva continues building durable shareholder value and improving health outcomes for patients around the world.

Executing Our Pivot to Growth Strategy

In 2025, your Board of Directors continued to work closely with management to advance Teva’s growth strategy. Together, we delivered meaningful progress across all four pillars of our Pivot to Growth strategy:

Delivering on our growth engines: Our innovative medicines portfolio continued to demonstrate strong momentum. AUSTEDO® for the treatment of chorea associated with Huntington’s disease and tardive dyskinesia, maintained robust double-digit growth as global demand expanded. UZEDY® for the treatment of schizophrenia in adults, gained further traction in the U.S., and the FDA expanded UZEDY’s indication approval for Bipolar 1 disorder in adults. AJOVY® injection for the preventive treatment of migraine in adults and children and adolescent patients, continued to show meaningful performance, with further expansion in key markets. Across the portfolio, we strengthened commercial execution and expanded patient access as we continued evolving toward a more innovation-driven Teva.

Stepping-up innovation: Our R&D pipeline advanced significantly, with continued progress in late-stage assets and multiple key readouts expected in 2026–2027. We continued to advance our olanzapine LAI program, incorporating learnings from prior clinical phases and preparing for pivotal next steps. Following positive Phase 2b results on duvakitug, our anti-TL1A candidate, we initiated its Phase 3 clinical

"Teva enters 2026 from a position of strength. We expect continued momentum across our innovative pipeline, further focus on our high-value generics and biosimilars portfolio, and meaningful advancement of key late-stage clinical assets as we deliver on our Pivot to Growth strategy."

Dr. Sol J. Barer

Chairman of the Board of Directors

Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

trial and entered into an additional strategic funding partnership in early 2026. Our broader pipeline, including both biologics and innovative programs, benefited from accelerated development timelines supported by external funding partnerships and the expanded use of AI-enabled modeling and trial analytics.

Sustaining our generics medicines powerhouse: We continued strengthening Teva’s position as a global leader in generics by increasing our focus on high-value, complex products and biosimilars. We launched several important generics across key therapeutic areas and advanced multiple biosimilar candidates toward approval. Supply chain resilience and operational efficiency remained a priority, and we continued optimizing our manufacturing footprint to support long-term reliability and profitability.

Focusing our business: We maintained disciplined capital allocation and ongoing efficiency initiatives. We continued to reduce debt, improving our balance sheet flexibility and resulting in increased credit ratings. In addition, Teva continued reallocating investment toward innovation while maintaining strong cost efficiencies. These efforts position Teva for continued operating margin expansion and long-term, sustainable growth.

Growth Strategy Overseen by Highly Qualified Board

Your Board remains committed to effective oversight, with relevant expertise to oversee Teva’s growth and strategic transformation. Over the past five years, we have continued to strengthen the Board’s composition with the addition of four new directors, offering deep experience in biotechnology, global operations, finance, R&D, and risk management. Each of your Board’s members bring critical insights that support our long-term vision and reinforce our commitment to robust oversight and value creation for shareholders.

Supporting Our People and Building a Healthy Future

We are profoundly grateful for the resilience, dedication, and compassion of our people, particularly our colleagues and their families in Israel, who continue to navigate the challenges of the ongoing conflict in the Middle East. The Board continues to prioritize oversight of our human capital management, talent development, and employee well-being programs to ensure we have the talent and cultural strength to support our strategic ambitions. Teva’s commitment to healthy people, a healthy planet, and a healthy business continues to guide our decisions.

Looking Ahead to 2026

Teva’s future is bright. In 2026, we expect: continued growth across our innovative portfolio, multiple clinical milestones for our late-stage assets, additional progress in our complex generics and biosimilars pipeline, further advancement of AI-enabled drug development, as well as ongoing operational discipline, debt reduction, and capital allocation optimization. This is not only a pivot to growth; it is the beginning of a wider transformation of Teva’s business and long-term trajectory. Your continued support strengthens our commitment to innovation, excellence, and patient care. On behalf of the entire Board, thank you for your confidence in Teva and for sharing our vision for the company’s future.

Sincerely,

Dr. Sol J. Barer

Chairman of the Board of Directors

March 31, 2026

Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. You can identify these forward-looking statements by the use of words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. Risks that could cause actual results to differ from those expressed or implied in such forward-looking statements are set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, including in the sections captioned “Risk Factors” and “Forward-Looking Statements,” and in other periodic reports we subsequently file with the Securities and Exchange Commission (the “SEC”) available on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 Proxy Summary

This summary highlights information that is relevant to certain proposals being voted on at the Annual Meeting. Additional discussion of these proposals is contained elsewhere in this Proxy Statement, which we encourage you to review in its entirety.

Annual Meeting Overview

Date & Time Thursday, May 28, 2026, at 4:00 p.m., Israel time / 9:00 a.m., Eastern time	Virtual Meeting The 2026 Annual Meeting of Shareholders of Teva Pharmaceutical Industries Ltd. will be held virtually at www.meetnow.global/TEVA26	Record Date April 6, 2026	Accessibility For an accessible version of this Proxy Statement, please visit www.tevapharm/ 2026proxymaterials

Voting Matters

Items of Business		Board recommendation	Page reference

1	To appoint Dr. Sol J. Barer to serve as a director until Teva’s 2029 annual meeting of shareholders.	FOR	11

2	To approve, on a non-binding advisory basis, the compensation for Teva’s named executive officers (NEOs).	FOR	88

3	To appoint Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., as Teva’s independent registered public accounting firm until Teva’s 2027 annual meeting of shareholders.	FOR	89

1 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 PROXY SUMMARY

Our Pivot to Growth Strategy is Delivering

In 2025, we continued to execute on the four key pillars of our “Pivot to Growth” strategy, announced in May 2023. As part of this strategy, in 2025, we entered the strategy’s “Accelerate Growth” phase, during which we focus on growing our innovative portfolio, aligning capital allocation to invest in activities we expect to have the highest value, and modernizing our organization and operations to drive both efficiency and cost savings:

•

On the first pillar, delivering on our growth engines, we continued to show strong performance from our key innovative products, AUSTEDO®, AJOVY®, and UZEDY®, as well as on our biosimilars portfolio. This included the recent launches of SELARSDI® (ustekinumab-aekn) and EPYSQLI® (eculizumab-aagh). In addition, we advanced our late-stage pipeline of proposed biosimilars for Prolia®, Xgeva®, Eylea®, Simponi® and Simponi Aria®;

•

On the second pillar, stepping up innovation by advancing our late-stage innovative pipeline, we continued to accelerate the development of several key pipeline assets. This included the filing of a New Drug Application (“NDA”) for olanzapine LAI in December 2025. Our investigational therapy emrusolmin (TEV-’286) received U.S. FDA Fast Track designation for the treatment of Multiple System Atrophy (“MSA”). In addition, Phase 3 programs for duvakitug (anti-TL1A) were initiated in October 2025 in both ulcerative colitis and Crohn’s disease, and by year-end 2025, we achieved the targeted initial enrollment levels across both the adult and pediatric populations in the Phase 3 trial of DARI’s (Dual- action Asthma Rescue Inhaler);

•

On the third pillar, sustaining our generic medicines powerhouse, we remain focused on strengthening our world-class global generics business with a focused portfolio of high-value complex generics and biosimilars, a robust pipeline, and an integrated global manufacturing and commercial footprint. Our established and recently launched biosimilars continue to grow; and

•

On the fourth pillar, focusing our business to accelerate growth, we are actively transforming and modernizing our business through Teva Transformation programs. On May 7, 2025, we announced that these programs are expected to generate ~$700 million of net savings through 2027. We have achieved our targeted savings for 2025.

Our Board of Directors oversees our Pivot to Growth strategy. In 2025, the Board provided strategic oversight of key initiatives that advanced Teva’s Pivot to Growth strategy and strengthened the Company’s focus on innovation-driven growth. Throughout the year, the Board closely monitored the performance and expansion of Teva’s key innovative products, AUSTEDO, UZEDY and AJOVY, which delivered strong momentum and saw meaningful indication expansions. The Board also oversaw the advancement of Teva’s late-stage innovative pipeline assets, including significant progress on olanzapine LAI and duvakitug, as well as continued investment in biosimilars, collectively reinforcing the foundation for long-term, sustainable value creation. These efforts supported Teva’s broader transformation and modernization initiatives, including organizational optimization and capital allocation designed to accelerate growth.

2 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 PROXY SUMMARY

Artificial Intelligence Initiatives

We selectively apply artificial intelligence (“AI”) across our value chain where it can drive meaningful value, including for clinical trial planning and management, research and development and drug discovery, manufacturing and supply chain automation, financial forecasting, and customer engagement. These efforts are designed to reduce operational complexity and costs, and unlock new growth opportunities, while maintaining a strong focus on responsible and ethical AI practices.

In 2025, the Board also enhanced its oversight of Teva’s expanding use of AI, recognizing AI as both a strategic enabler and a rapidly evolving area of enterprise risk. The Audit and Compliance Committees of the Board received periodic updates from the Chief Information Officer and Chief Financial Officer on Teva’s AI priorities, governance enhancements, and implementation of Teva’s AI governance policies. Directors also participated in dedicated AI education and policy-training sessions to help ensure the Board maintains the expertise needed to oversee emerging technologies.

Revenues and non-GAAP EPS exclude the impact from the business venture in Japan in Q2-Q4’24 of $236 million, which was divested on March 31, 2025. 2025 figures include the impact from development milestone payments of $500 million received in Q4’25, in connection with the initiation of Phase 3 studies for duvakitug, all recorded as revenue.

(1)	For a reconciliation of non-GAAP EPS to GAAP EPS, see Appendix A hereto.
(2)

Free cash flow includes cash flow from operating activities, beneficial interest collected in exchange for securitized accounts receivables, proceeds from divestitures of businesses and other assets, net of cash used for capital investment. For a reconciliation of free cash flow to cash flow from operating activities, see Appendix A hereto.

3 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 PROXY SUMMARY

Key Products and Pipeline Updates

Full Year 2025 Strong Performance and Revenue Growth*

(*) % growth presented in local currency terms, all compared to 2024. Figures exclude revenues from the business venture in Japan of $236 million in FY’24, which was divested on March 31, 2025; in local currency terms, FY’25 global revenues increased 3% vs. FY’24 and global generics revenues decreased 2% vs. FY’24 including the business venture in Japan; 2025 figures include the impact from the development milestone payments of $500 million received in Q4’25, in connection with the initiation of Phase 3 studies for duvakitug, recorded as revenue.

AUSTEDO

(deutetrabenazine) family delivered strong growth with global revenues increasing by 34% in 2025 compared to 2024; AUSTEDO was launched in the U.S. in 2017, in China and Israel in 2021 and in Brazil in 2022. In January 2026, AUSTEDO received marketing authorization in the EU for the treatment of tardive dyskinesia.

AUSTEDO XR

(deutetrabenazine extended-
release) was approved by the
FDA in February 2023, and became commercially available in the U.S.
in May 2023. The FDA approved AUSTEDO XR as a one pill, once-daily treatment option for all available doses.

In November 2025, the Centers for Medicare and Medicaid Services (CMS) announced the agreement with Teva on a maximum fair price for AUSTEDO and AUSTEDO XR. The revised prices will become effective on January 1, 2027 for eligible patients.

AJOVY

(fremanezumab-vfrm) injection: continued to deliver strong growth in all regions; 33.3% U.S. market share in terms of total number of prescriptions in 2025 out of the subcutaneous injectable anti-CGRP class; in August 2025, the FDA approved AJOVY for the preventive treatment of episodic migraine in children and adolescent patients aged 6 to 17 years; by the end of 2025, AJOVY has been launched in 48 countries around the world, including in most European countries and in certain countries in our International Markets. AJOVY global revenues increased by 30% to $673 million in 2025 compared to 2024.

UZEDY

(risperidone extended-release
injectable suspension) delivered strong performance in 2025. UZEDY was approved by the FDA in April 2023 for the treatment of schizophrenia in adults and launched in the U.S. in May 2023; UZEDY is a subcutaneous, long-acting formulation of risperidone. In October 2025, the FDA approved UZEDY for the maintenance treatment of bipolar 1 disorder (BD-1) in adults. UZEDY U.S. revenues increased by 63% to $191 million in 2025 compared to 2024.

Generics Business

We continue to maintain our top-three leadership position in many countries, including the United States and some key European markets and to optimize our global generics portfolio, with a focus on high-value generics and biosimilars.

Biosimilars

Building on a robust biosimilar pipeline across all regions, including 24 programs, of which 7 are in-house and 17 programs are in collaboration with strategic partners; four programs have the potential to launch during 2026 and 2027, subject to regulatory approvals. Biosimilar development activities are conducted either by Teva, or through our collaborations and strategic partnerships.

4 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 PROXY SUMMARY

Innovative Late-stage Pipeline

Olanzapine LAI (TEV-’749)

Potential to be the first long-acting injectable olanzapine with favorable safety profile; In September 2025, we announced that the long-term safety data from the completed Phase 3 trial showed no cases of post-injection delirium and sedation syndrome (PDSS). On December 9, 2025, we announced the submission of an NDA to the FDA for olanzapine LAI (TEV-’749), based on the results from the Phase 3 trial; the FDA accepted this submission for review in February 2026.

DARI (ICS/SABA, TEV-’248)

By the end of 2025, we achieved the targeted initial enrollment for adult and pediatric populations for the Phase 3 trial; potential to be the first ICS/SABA for adult and pediatric indications; In January 2026, we signed an amendment to the development funding agreement with Abingworth, to increase the total development funding by an additional $50 million.

duvakitug (anti-TL1A)

Potential to be best-in-class for proven TL1 mechanism in ulcerative colitis and Crohn’s disease; In 2025, Phase 3 programs for duvakitug (anti -TL1A) in ulcerative colitis and Crohn’s disease were initiated. In February 2026, we announced that the Phase 2b study demonstrated clinically meaningful, durable efficacy in ulcerative colitis and Crohn’s disease.

emrusolmin (TEV-’286)

is an investigational therapy being developed in collaboration with MODAG GmbH for the treatment of MSA that targets pathological alpha-synuclein oligomers. Currently in a Phase 2 clinical trial, and in September 2025, received Fast Track designation from the FDA for MSA.

Anti-IL-15 (TEV-’408)

is an investigational human monoclonal antibody designed to inhibit interleukin-15 (IL-15), a cytokine involved in immune-mediated pathways. Anti-IL-15 is currently in Phase 2a (celiac disease) and Phase 1b (vitiligo) clinical trials. In May 2025, anti-IL-15 received Fast Track designation from the FDA for celiac disease. On January 11, 2026, we entered into a funding agreement with Royalty Pharma to further accelerate the development of anti-IL-15 in vitiligo.

Continuing to Reduce our Net Debt

$34.0B
$20B
$13.3B
September 30, 2017
December 31, 2025

In the past eight years, we have reduced our net debt by more than $20 billion. As of December 31, 2025, our total debt was $16,807 million, compared to $17,783 million as of December 31, 2024. As of December 31, 2025, our net debt was $13.3 billion compared to $14.5 billion as of December 31, 2024.

For a reconciliation of net debt to total debt, see Appendix A.

5 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 PROXY SUMMARY

2026 Board of Directors

The following table sets forth information regarding the directors of Teva, as of March 31, 2026:

(1)	Mr. Francis’s term ends when he ceases to serve in the role of President and CEO.
(2)	Prof. Varda Shalev and Janet S. Vergis are not standing for re-election at the Annual Meeting.

6 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 PROXY SUMMARY

Board of Directors Overview

Our Board of Directors (the “Board of Directors” or the “Board”) continually evaluates Teva’s corporate governance policies and practices, focusing, among others, on ensuring effective oversight of Teva’s business and management. We have established a strong and effective framework to monitor the risks of our business.

Board Independence

91% Independence

11 Independent Directors

Board Committees Independence

100% Independence

11 Independent Board Committee Members

Tenure

7.83 Average Tenure (Years)

- 0-2 years ●
- 3-5 years ●●●
- 6+ years ●●●●●●●●

Age

64.4 Average Age

- 50's ●●●●
- 60's ●●●●
- 70's ●●●●

Recent Board Refreshment

- 2021: 1 New Director
- 2023: 2 New Directors
- 2024: 1 New Director

4 New Directors over the last 5 years

As of the date of this Proxy Statement.

7 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 PROXY SUMMARY

Board Oversight of Risk

Full Board

Full Board focuses on oversight of our strategy, capital deployment, and enterprise risk management program to understand and assess Company risks

Risk oversight responsibilities are shared between the full Board and its committees, with each committee monitoring risks relevant in its areas of expertise. The Board reviews risk management for our operations and business strategy, and Board committees review and update the Board on risks in their areas of expertise

The Audit Committee

The Audit Committee assists the Board with oversight of our financial reporting, independent auditors, internal controls, internal audit function, enterprise risk assessment and risk management; as well as cybersecurity risks, processes and procedures and risks associated with AI

The Compliance Committee

The Compliance Committee oversees our policies and practices for legal, regulatory and internal compliance (other than relating to financial reporting), sustainability strategy matters, and culture of integrity, and also reviews policies and practices that may have reputational impact, such as our AI governance policies

The Finance and Investment Committee

The Finance and Investment Committee oversees financial risk, including our investment guidelines, financings and foreign exchange and currency hedging, as well as financial risk of certain transactions

The Human Resources and Compensation Committee

The Human Resources and Compensation Committee (the “HR and Compensation Committee”) oversees compensation, retention, succession and other human resources-related issues and risks

The Science and Technology Committee The Science and Technology Committee oversees risks relating to our intellectual property, technology and research and development activities	The Corporate Governance and Nominating Committee The Corporate Governance and Nominating Committee oversees risks relating to governance policies and initiatives

8 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 PROXY SUMMARY

Corporate Governance Highlights

Stock Ownership Guidelines for directors and executives

•

Teva’s Directors are required to hold Teva stock with a value of at least seven times (7x) their annual cash directors’ fee (excluding committee fees), within six years of joining Teva’s Board.

•

Teva’s CEO and executive officers are required to hold Teva stock with a value of six times (6x, for CEO) or three times (3x, for other executive officers), of their annual base salary, within five years of appointment.

Shareholder Engagement

•

Active shareholder engagement efforts, led by our Chairman of the Board in late 2025 and early 2026.

•

We invited shareholders to share their views regarding our growth strategy, governance and Board composition as well as on our executive compensation program and sustainability strategy.

2025 Target Pay Mix

9 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

2026 PROXY SUMMARY

What we do

Shareholder Engagement

We reach out to shareholders to understand and address their perceptions and views regarding our executive compensation program.

Shareholder-Approved Compensation Policy

We comply with the provisions of our shareholder-approved Compensation Policy for our executive compensation program.

Majority Variable Pay

The majority of total target executive compensation is variable, at-risk, and performance-based.

Balance Short- and Long-Term Compensation

The allocation of incentives among the annual incentive plan and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals.

Multiple Performance Metrics in Incentive Programs

We use multiple performance metrics in our incentive plans to capture our performance from different perspectives, providing a more complete picture.

Equity for Long-Term Incentives

We grant both PSUs that generally have a three-year performance period and RSUs that vest over four years to motivate long-term performance, align the interests of executive officers and shareholders and provide an incentive for retention.

Independent Compensation Consultant

Our HR and Compensation Committee has engaged an independent compensation consultant to provide information and advice for use in Committee decision-making.

Peer Data

We review compensation benchmark data from peer companies whose industry, revenues, and global footprint share similarities with Teva.

Stock Ownership Guidelines

We maintain guidelines for executive officers and directors to maintain meaningful levels of stock ownership to align their interests with shareholders.

Clawback

We maintain robust clawback policies compliant with SEC and NYSE rules and Israeli law to recoup cash and equity-based incentives paid to executive officers based on erroneously prepared financial statements or other misconduct.

Risk Assessment

We conduct an annual risk assessment of our compensation program.

Cap Bonus, Equity Grant Fair Values and PSU Payouts

We cap annual cash incentive payouts, annual equity grant date fair values at target, and the number of PSUs that may be earned under an award, pursuant to the Compensation Policy.

Double Trigger Change-in-Control Provisions

If there is a change in control, outstanding equity awards will vest only if there is both a change-in-control and a termination of employment (a “double trigger”). A change-in-control alone will not trigger vesting.

What we don’t do

No Dividends on Unearned Awards

Under our equity plan, we do not pay dividends or dividend equivalents on shares that a participant has not yet earned or that have not vested.

No Hedging or Pledging of Company Securities

We prohibit executive officers and non-employee directors from engaging in hedging, pledging and short sale transactions in Company securities.

No Repricing of Underwater Stock Options

Our equity plan does not permit the repricing of stock options where the strike price exceeds the then-current fair market value without shareholder approval.

No Excise Tax Gross-Ups

We do not provide excise tax gross-ups in employment agreements.

No Guaranteed Bonuses

We do not provide guaranteed performance bonuses to our executive officers.

No Backdating or Discounting Stock Options

We do not backdate stock options or provide discounted stock options.

10 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Proposal 1:

Director Election

The election of highly qualified directors is fundamental to the Board’s successful oversight of Teva’s business. We seek directors who possess a variety of skills and provide global pharmaceutical experience and other qualifications, as well as add diverse perspectives to the Board. All of our Board members have substantial experience and expertise that is relevant to our core operations and growth opportunities, including in these areas:

•	Science and pharmaceutical

•	policy-making involving issues affecting business, government, finance, healthcare, innovation, academia and technology

•	financial services

•	international / global experience

•	accounting and auditing

•	corporate strategy, and

•	supply chain management.

The Board believes that Teva’s directors should ultimately be selected based on wide-ranging experiences, skills, knowledge, insight and backgrounds. Our Board also considers our unique position as a company incorporated in Israel, dually-listed both on the New York Stock Exchange and the Tel Aviv Stock Exchange, which strives to maintain a meaningful representation of Israeli directors. Being familiar with Teva’s history and legacy enables the directors serving on our Board to make decisions that honor our past while guiding the Company in its future growth and innovation.

Board Refreshment Process

The process of selecting directors is based on objective criteria without discrimination and focuses on a candidate’s ability to successfully perform as a director. A Board with a broad range of views, skills and expertise enhances decision-making, which is beneficial to the Company’s success in the interests of generating long-term shareholder value. As part of our ongoing refreshment process, we regularly review the mix of skills and experience of current directors and assess the performance of the Board and the Board’s Committees. Over the past five years, we have continued to enhance the Board’s composition with the addition of four new directors, offering deep experience in biotechnology, global operations, finance, R&D, and risk management.

Currently, the average tenure of our directors is 7.83 years of service and the average age is 64.4. Following the Annual Meeting and subject to the approval by shareholders of this Proposal 1, the average tenure of our directors will be 8.5 years of service and the average age will be 64.6.

Dr. Barer, our Chairman of the Board, is an independent director under NYSE regulations. Richard D. Francis, our President and Chief Executive Officer (the “President and CEO”) serves on the Board, which facilitates collaboration between the Board of Directors and management. We continuously evaluate the size, composition and average tenure of directors on the Board so that it maintains dynamic and exceptionally qualified leadership.

Our directors are generally elected in three classes for terms of approximately three years. With this structure, our Board has continued to reflect a balanced mix of experienced and new directors, providing both stability and continuity for our Board. The three-year terms of our directors help support our focus on long-term strategic planning, and we value the insight and familiarity with our operations that our directors develop over their long-term service on the Board. This encourages deep engagement and a strong sense of commitment, which has been beneficial to our management in establishing Teva’s short-term and long-term priorities. We regularly review our Board structure in light of market developments and shareholder feedback, and believe that our current approach remains appropriate at this time.

Following the recommendation of our Corporate Governance and Nominating Committee, the Board of Directors recommends that shareholders approve the appointment of Dr. Sol J. Barer to serve as a director until Teva’s 2029 annual

11 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

PROPOSAL 1: DIRECTOR ELECTION

meeting of shareholders. Dr. Barer is currently Chairman of the Board, and qualifies as an independent director under NYSE regulations. If re-appointed as a director at this Annual Meeting, Dr. Barer will continue to serve as Chairman of the Board of Directors. With his long career as a senior pharmaceutical executive and leadership roles in various biopharmaceutical companies, as well as his extensive scientific expertise and knowledge of the global pharmaceutical business, Dr. Barer is an invaluable resource to both the Board of Directors and the CEO.

Pursuant to the Israeli Companies law, 5759-1999 (as amended from time to time, the “Israeli Companies Law”), Dr. Barer has declared in writing that he possesses the requisite skills and expertise, as well as sufficient time, to perform his duties as a director.

12 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

PROPOSAL 1: DIRECTOR ELECTION

2026 Board of Directors

The following table sets forth information regarding Teva’s directors, as of March 31, 2026:

(1)	Mr. Francis’s term ends when he ceases to serve in his role as President and CEO.
(2)	Prof. Varda Shalev and Janet S. Vergis are not standing for re-election at the Annual Meeting.

13 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

PROPOSAL 1: DIRECTOR ELECTION

Director Being Considered for Re-Election at the Annual Meeting

Chairman of the Board Independent Director Director Since: 2015 Age: 78 Committees: • None	Dr. Sol J. Barer

Dr. Barer became Chairman of the Board of Directors in 2017, after joining Teva’s Board of Directors in January 2015. Dr. Barer is Managing Partner at SJ Barer Consulting. He also serves as an advisor to the Israel Biotech Fund. From 1987 to 2011, he served in top leadership roles at Celgene Corporation, including as Executive Chairman from 2010 to 2011, Chairman and CEO from 2007 to 2010, CEO from 2006 to 2010, President and Chief Operating Officer from 1994 to 2006 and President from 1993 to 1994. Prior to that, he was a founder of the biotechnology group at the chemical company Celanese Corporation, which was later spun off as Celgene. Dr. Barer is Founding Chair of the Center for Innovation and Discovery at the Hackensack Meridian Medical School. He received his Ph.D. in organic and physical chemistry from Rutgers University and his B.S. in chemistry from Brooklyn College of the City University of New York.

Qualifications:

With his long career as a senior pharmaceutical executive and leadership roles in various biopharmaceutical companies, Dr. Barer provides broad and experienced knowledge of complex global pharmaceutical business and industry and global regulatory regimes, as well as extensive scientific expertise.

Past Public Boards:

•

Chairman, NexImmune, Inc. (2019–2024)

•

Lead Independent Director, Contrafect (2011–2023)

•

Cerecor, Inc. (formerly Aevi Genomic Medicine, Inc.) (2020–2021)

•

Chairman, Edge Therapeutics (2013–2019)

•

Aegerion Pharmaceuticals (2011–2016)

•

Amicus Therapeutics (2009–2017)

•

Chairman, InspireMD (2011–2017)

Continuing Directors

Director and President and Chief Executive Officer Director Since: 2023 Age: 57 Committees: • None	Richard D. Francis

Mr. Francis became Teva’s President and Chief Executive Officer and a member of the Board of Directors in January 2023. Prior to joining Teva, from 2021 to 2022, Mr. Francis served as the Chief Executive Officer of Purespring Therapeutics, a pioneering gene therapy company focused on transforming the treatment of kidney diseases, and as the Chief Executive Officer of Forcefield Therapeutics, from 2021 to 2022, a pioneer of best-in-class therapeutics to protect heart function. He also served as an operating partner for Syncona Investment Management Limited from 2021 to 2023. From 2014 to 2019, Mr. Francis served as Chief Executive Officer of Sandoz and a member of the executive team of Novartis. Prior to his role at Sandoz, Mr. Francis was a senior executive at Biogen for 13 years, where he held a number of senior roles, including leading Biogen’s U.S. business. He holds a Bachelor of Arts in Economics from The Manchester Metropolitan University.

Qualifications:

With approximately three decades of leadership positions in various pharmaceutical companies and a proven track-record in the pharmaceutical, biotechnology and generics sectors, Mr. Francis provides an entrepreneurial, pragmatic and unique global perspective on the healthcare and pharmaceutical industries.

Past Public Boards: • Mettler-Toledo International Inc. (2016–2025)

14 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

PROPOSAL 1: DIRECTOR ELECTION

Independent Director Director Since: 2015 Term Ends: 2027 Age: 66 Committees: • Human Resources and Compensation (Chair) • Science and Technology	Rosemary A. Crane

Ms. Crane joined the Board of Directors in 2015. Ms. Crane served as President and Chief Executive Officer of MELA Sciences, Inc. from 2013 to 2014. Ms. Crane was Head of Commercialization and a partner at Appletree Partners from 2011 to 2013. From 2008 to 2011, she served as President and Chief Executive Officer of Epocrates Inc. Ms. Crane served in various senior executive positions at Johnson & Johnson from 2002 to 2008, including as Group Chairman, OTC & Nutritional Group from 2006 to 2008, as Group Chairman, Consumer, Specialty Pharmaceuticals and Nutritionals from 2004 to 2006, and as Executive Vice President of Global Marketing for the Pharmaceutical Group from 2002 to 2004. Prior to that, she held various positions at Bristol-Myers Squibb for two decades, including as President of U.S. Primary Care from 2000 to 2002 and as President of Global Marketing and Consumer Products from 1998 to 2000. Ms. Crane received a B.A. in communications and English from the State University of New York and an M.B.A. from Kent State University.

Qualifications:

With over 30 years of experience in commercialization and business operations, primarily in the pharmaceutical and healthcare industries, and more than 25 years of therapeutic and consumer drug launch expertise, Ms. Crane provides broad experience and knowledge of the global pharmaceutical business and industry.

	Other Current Public Boards: • Certara, Inc. (2022–present)	Past Public Boards: • Tarsus Pharmaceuticals (2021–2025) • Catalent Pharma Solutions, Inc. (2018–2023) • Vice Chairman, Zealand Pharma A/S (2015–2019) • Edge Therapeutics (2017–2019)

Independent Director Director Since: 2009 Term Ends: 2028 Age: 70 Committees: • Corporate Governance and Nominating • Audit • Finance and Investment	Amir Elstein

Mr. Elstein rejoined the Board of Directors in 2009. Mr. Elstein serves as Chairman or as a member of the board of directors of several academic, scientific, educational, social and cultural institutions. Previously, Mr. Elstein served as Chairman of the Board of Directors of Israel Corporation from 2010 to 2013 and as Chairman of the Board of Governors of the Jerusalem College of Engineering from 2009 to 2018. Prior to joining Teva as an executive in 2004, Mr. Elstein held a number of executive positions at Intel Corporation, most recently as General Manager of Intel Electronics Ltd., an Israeli subsidiary of Intel Corporation. Mr. Elstein received a B.Sc. in physics and mathematics from the Hebrew University in Jerusalem, an M.Sc. in solid state physics from the Hebrew University, and a diploma in senior business management from the Hebrew University.

Qualifications:

With many years in leadership, extensive roles in various international corporations, including his experience as chairman of international public companies and his service as an executive officer in global Israeli companies, Mr. Elstein provides the Board with global leadership, business management and pharmaceutical expertise.

	Other Current Public Boards: • Chairman, Tower Semiconductor Ltd. (2009–present)	Other Affiliations: • Chairman, Israel Democracy Institute (2012–present)

15 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

PROPOSAL 1: DIRECTOR ELECTION

Independent Director Director Since: 2024 Term Ends: 2027 Age: 58 Committees: • Audit • Finance and Investment • Compliance	Chen Lichtenstein

Mr. Lichtenstein joined the Board of Directors in 2024. From 2020 to 2023, he served as the Chief Financial Officer of Syngenta Group Ltd., with responsibility for the company’s strategy, integration and productivity. Prior to that, from 2014 to 2020, he served as the President and Chief Executive Officer of ADAMA Ltd. (formerly known as ‘Makhteshim Agan Industries Ltd.,’ now a member of Syngenta Group). From 2013 to 2014, Mr. Lichtenstein served as the President and Chief Executive Officer of China National Agrochemical Corporation (CNAC), ChemChina strategic business division, the parent company of Syngenta Group. From 2006 to 2013, he served as the Deputy Chief Executive Officer, Head of Global Operations, and held various other roles within Makhteshim Agan Industries Ltd. Previously, from 1999 to 2006, Mr. Lichtenstein held various executive roles at the Goldman Sachs Group Inc. New York and London offices, including as an Executive Director in the Investment Banking division. Mr. Lichtenstein holds a Ph.D. in Business Administration from the Graduate School of Business, and a J.S.D. from the School of Law at Stanford University, a B.Sc. in Physics from the Faculty of Mathematics and Natural Sciences, summa cum laude, and an LL.B. from the Faculty of Law, cum laude, at the Hebrew University of Jerusalem.

Qualifications:

With over 25 years of experience in executive leadership positions and a proven track record in strategic leadership and financial management of global public companies, Mr. Lichtenstein provides the Board with management and finance expertise, and global operations, transactions, integration and risk management experience with respect to large complex organizations.

Other Affiliations: • Director, Israel Democracy Institute (2016–present) • Trustee, Tel Aviv University (2019–present)

Independent Director Director Since: 2015 Term Ends: 2027 Age: 79 Committees: • Audit (Chair) • Human Resources and Compensation • Finance and Investment	Gerald M. Lieberman

Mr. Lieberman joined the Board of Directors in 2015. He is currently a special advisor at Reverence Capital Partners, a private investment firm focused on the middle-market financial services industry. From 2000 to 2009, Mr. Lieberman was an executive at AllianceBernstein L.P., where he served as President and Chief Operating Officer from 2004 to 2009, as Chief Operating Officer from 2003 to 2004 and as Executive Vice President, Finance and Operations from 2000 to 2003. From 1998 to 2000, he served as Senior Vice President, Finance and Administration at Sanford C. Bernstein & Co., Inc., until it was acquired by Alliance Capital in 2000, forming AllianceBernstein L.P. Prior to that, he served in various executive positions at Fidelity Investments and at Citicorp. Prior to joining Citicorp, he was a certified public accountant with Arthur Andersen. Mr. Lieberman received a B.S. Beta Gamma Sigma with honors in business from the University of Connecticut.

Qualifications:

With his many years of experience as an executive in leading financial services companies and capital markets, including his knowledge and experience in human capital development, succession planning and compensation, Mr. Lieberman provides finance, risk management, operating and human capital expertise for large, complex organizations.

Past Public Boards: • Chairman, EnteraBio Ltd. (2018–2026) • Forest Laboratories, LLC (2011–2014) • Computershare Ltd. (2010–2012) • AllianceBernstein L.P. (2004–2009)

16 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

PROPOSAL 1: DIRECTOR ELECTION

Independent Director Director Since: 2017 Term Ends: 2028 Age: 54 Committees: • Corporate Governance and Nominating (Chair) • Finance and Investment (Chair) • Audit	Roberto A. Mignone

Mr. Mignone joined the Board of Directors in 2017. Mr. Mignone is the Founder and Managing Partner of Bridger Management LLC, an investment management firm founded in 2000 and specializing in long-term equity strategies. Since inception, Bridger Management has focused on the healthcare sector and has developed considerable research expertise in support of its investments. In addition to healthcare, Bridger Management invests in global consumer, technology and financial services companies. Prior to Bridger Management, Mr. Mignone co-founded and served as a partner of Blue Ridge Capital LLC from 1996 to 2000, an investment management firm specialized in health care, technology, media, telecommunications and financial services. Mr. Mignone serves as a co-Vice Chairman and member of the Finance Committee and Nominating Committee of the New York University Langone Medical Center. He received a Bachelor of Arts degree in Classics from Harvard College and an M.B.A. from Harvard Business School.

Qualifications:

With his long career as a global investment professional focused on healthcare, Mr. Mignone provides the Board with finance and management expertise with respect to large, complex pharmaceutical organizations.

Other Current Public Boards: • Guardant Health Inc. (2024–present)

Independent Director Director Since: 2017 Term Ends: 2028 Age: 70 Committees: • Science and Technology (Chair) • Compliance • Human Resources and Compensation	Dr. Perry D. Nisen

Dr. Nisen joined the Board of Directors in 2017. In July 2021, he became Chief Executive Officer of Quanta Therapeutics Inc., a privately held biotechnology company. In 2018, he joined Soffinova Investments as Executive Partner, Private Equity and transitioned in January 2021 to a consultant role. From 2014 to 2017, Dr. Nisen served as Chief Executive Officer and the Donald Bren Chief Executive Chair of Sanford Burnham Prebys Medical Discovery Institute. From 2004 to 2014, Dr. Nisen held various roles at GlaxoSmithKline, most recently as Senior Vice President, Science and Innovation. From 1997 to 2004, Dr. Nisen served as Divisional Vice President, Global Oncology Development, and as Divisional Vice President, Cancer Research, at Abbott Laboratories. Previously, he was the Lowe Foundation Professor of Neuro-Oncology at the University of Texas Southwestern Medical Center. He received a B.S. from Stanford University, a Master’s degree in molecular biology, and an M.D. and PhD from Albert Einstein College of Medicine.

Qualifications:

With extensive experience in medical research and development and management positions in leading pharmaceutical companies, Dr. Nisen provides a unique perspective on business, R&D and innovation.

Past Public Boards: • Director, Mirna Therapeutics Inc. (2016–2017)

17 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

PROPOSAL 1: DIRECTOR ELECTION

Independent Director Director Since: 2018 Term Ends: 2027 Age: 54 Committees: • Science and Technology • Compliance • Corporate Governance and Nominating	Prof. Ronit Satchi-Fainaro

Prof. Satchi-Fainaro joined the Board of Directors in 2018. Prof. Satchi-Fainaro is a Full Professor at Tel Aviv University, where she is head of the Gray School of Medical Sciences, Head of the Cancer Research & Nanomedicine Laboratory, Director of the Cancer Biology Research Center at Tel Aviv University and its 18 affiliated hospitals, The Kurt and Herman Lion Chair in Nanosciences and Nanotechnologies, and Director of the Tel Aviv University Kahn 3D BioPrinting Initiative. Prof. Satchi-Fainaro also serves on the Scientific Advisory Board (SAB) of the Vall d’Hebron Institut de Recerca (VHIR) in Barcelona and MultiMedica in Milan, as well as a Visiting Professor at the University of Lisbon. She has authored over 170 publications and 13 book chapters and serves on several scientific journals editorial boards. Her multidisciplinary research laboratory focuses on basic research that explains mechanisms underlying the transition from cancer dormancy to metastatic disease, and has led to the discovery of new molecular targets to disrupt tumor-host interactions. Prof. Satchi-Fainaro received a B.Pharm. from the Hebrew University in Jerusalem and a Ph.D. in Polymer Chemistry and Cancer Nanomedicine from the University of London. She spent two years as a postdoctoral research fellow on biochemistry and protein delivery at Tel Aviv University and two years as a postdoctoral research fellow on vascular and cancer biology at Harvard University and in Boston Children’s Hospital.

Qualifications:

With extensive experience in clinical medicine and multidisciplinary research, Prof. Satchi-Fainaro provides the Board with in-depth knowledge of medicine and science, combined with an expertise in the pharmaceutical industry and academic experience.

Other Affiliations

•

Scientific Advisory Board Member for the Blavatnik Center for Drug Discovery, the Israel Cancer Association, and the Vall d’Hebron University Hospital Foundation— Research Institute.

• Member of the CAS Life Sciences Advisory Board (2023–present). CAS is a division of the American Chemical Society.

Independent Director Director Since: 2021 Term Ends: 2028 Age: 60 Committees: • Finance and Investment • Science and Technology	Dr. Tal Zaks

Dr. Zaks joined the Board of Directors in 2021. Dr. Zaks, M.D., Ph.D., has served as a partner at OrbiMed Advisors LLC since November 2021. From 2015 to 2021, he served as Chief Medical Officer of Moderna, Inc. From 2010 to 2015, he held senior development positions at Sanofi, including Senior Vice President and Head of Global Oncology. From 2008 to 2010, he served as Vice President of Clinical Research, Oncology at Cephalon. From 2004 to 2008, he served as Director, Clinical Development and Translational Medicine at GlaxoSmithKline. From 1996-1999, he was a Postdoctoral Fellow at the National Cancer Institute. Dr. Zaks has also served as an adjunct Associate Professor of Medicine at the University of Pennsylvania since 2004 and as an adjunct Associate Professor of Medicine at Tufts Medical Center since 2017. Dr. Zaks received his M.D. and Ph.D. degrees from Ben Gurion University, Israel, conducted post-doctoral research at the U.S. National Institutes of Health and completed clinical training in internal medicine at Temple University Hospital, followed by a fellowship in medical oncology at the University of Pennsylvania. He has also been awarded a Ph.D. honoris causa from Bar-Ilan University, Israel.

Qualifications:

With a unique combination of medical training, broad academic knowledge and executive experience in the biopharmaceutical industry, Dr. Zaks’s insights and experience in biopharmaceutical development, through his executive and non-executive roles, provide the Board with a broad scientific perspective and understanding of pharmaceutical product development, science and technology.

Past Public Boards: • Director, Adaptimmune Therapeutics plc. (2016–2023)

18 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Corporate Governance and Director Compensation

Pursuant to our Articles of Association, the Board of Directors must consist of three to 18 directors (which includes our President and CEO, if serving as a member of the Board, and two statutory independent directors, if such are appointed in accordance with the Israeli Companies Law). In the event the CEO and/or the statutory independent directors are not appointed to the Board of Directors, such maximum number of directors shall be reduced accordingly.

Our Board of Directors currently consists of 12 persons, including our President and CEO. The Board of Directors has determined that each of the directors on our Board (Dr. Sol J. Barer, Rosemary A. Crane, Amir Elstein, Chen Lichtenstein, Gerald M. Lieberman, Roberto Mignone, Dr. Perry D. Nisen, Prof. Ronit Satchi-Fainaro, Prof. Varda Shalev, Janet S. Vergis and Dr. Tal Zaks) is independent, with the exception of Mr. Francis, our President and CEO.

We currently maintain a policy to have at least two directors qualify as financial and accounting experts under Israeli law. Accordingly, the Board of Directors has determined that Gerald M. Lieberman, Roberto A. Mignone and Chen Lichtenstein are financial and accounting experts under such criteria. These directors are also “audit committee financial experts” as defined by applicable SEC regulation.

Board Composition and Skills

2026 Board Composition*

(*)	As of the date of this Proxy Statement.

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CORPORATE GOVERNANCE AND DIRECTOR COMPENSATION

The chart below summarizes the notable skills, qualifications and experience of each of our directors (in addition to requisite skills and expertise to perform their duties as directors) and highlights the balanced mix of skills, qualifications and experience of the Board as a whole. These are the attributes that the Board considers as part of its ongoing director succession planning process. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board.

Skill	Barer	Francis	Crane	Elstein	Lichtenstein	Lieberman	Mignone	Nisen	Satchi- Fainaro	Shalev	Vergis	Zaks

Pharmaceutical Industry

Accounting and financial reporting

CEO / Executive management leadership skills

Commercial and operations management

Risk oversight and management

Science / medical research / innovation

Human resource management and executive comp. knowledge and experience

Sustainability

Finance and Investment Markets

Academia / Education

Global perspective, international

Additional Qualifications and Information

Audit committee financial expert / financial expert under Israeli law

Other public boards*
(*)	Represents current or past directorships on public boards.

Board Practices

Director Terms and Education

Our directors are generally elected in three classes for terms of approximately three years. With this structure, our Board has continued to reflect a balanced mix of experienced and new directors, providing both stability and continuity for our Board, while also offering the perspectives of new members over time. The three-year terms of our directors help support our focus on long-term strategic planning, and we value the insight and familiarity with our operations that our directors can only develop over their long-term service on the Board. This continuity encourages deep engagement and a strong sense of commitment on our Board.

Though we believe that extended service on our Board enhances a director’s ability to make significant contributions to Teva, it is the policy of the Board that directors should not expect to be renominated automatically.

We regularly review our Board structure, considering market developments and shareholder feedback, and believe that our current approach remains appropriate at this time. We also evaluate the size, composition and tenure on the Board of Directors to ensure it maintains dynamic, exceptionally qualified members.

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CORPORATE GOVERNANCE AND DIRECTOR COMPENSATION

All of our Board members have substantial experience and expertise that are directly relevant to our core operations and growth opportunities including: scientific expertise and policy-making experience involving issues affecting business, government, finance, healthcare, innovation, academia and technology. Additional areas of expertise include financial services, international / global experience, accounting and auditing, corporate strategy, supply chain management and stakeholder engagement. In recent years, we strengthened our Board of Directors with the addition of new highly qualified and talented directors, adding broad expertise and experience to our Board of Directors. Currently, the average tenure of our directors is 7.83 years of service and the average age is 64.4. Following the Annual Meeting and subject to the approval of shareholders of Proposal 1, the average age will be 64.6 and the average tenure of our directors will be 8.5 years of service. Our Chairman of the Board is independent under NYSE regulations, and 11 out of 12 of our directors are independent under NYSE regulations. Our only non-independent director is our President and CEO, which facilitates collaboration between the Board of Directors and management.

We provide an orientation program and a continuing education process for our directors, which include business and industry briefings, provision of materials, sessions from leading experts and professionals, meetings with key management and visits to Teva facilities. The Board also receives a quarterly informational memorandum with updates on trending key areas, such as compliance, corporate governance, sustainability, industry trends, and emerging risks. By regularly engaging with this tailored content, our Board members are equipped with the latest knowledge and insights necessary to fulfill their responsibilities effectively. We evaluate and improve our education and orientation programs to ensure that our directors have the knowledge and background needed for them to best perform their duties. For example, in 2025, the Board and its committees held several educational sessions on a variety of subjects, such as shareholder and governance practices, regulatory updates, and biotech ventures, and a training on our AI governance policies was provided to the Board.

Board Meetings

The Board of Directors holds at least six meetings each year to review significant developments affecting Teva, and to consider matters requiring approval of the Board, such as the review and approval of our financial reports, with additional meetings called when important matters require Board action between regularly scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. For information regarding the number of Board committee meetings and attendance rates in 2025 see the table below under “—Committee Composition and Board and Committee Attendance in 2025.”

Executive Sessions of the Board

Our directors meet in executive sessions (i.e., without the presence of management, including our President and CEO) generally in connection with each regularly scheduled Board meeting and additionally as needed. Executive sessions are chaired by Dr. Barer, the Chairman of the Board.

Annual Meetings

We do not have a formal policy requiring members of the Board to attend our annual meetings, although all directors are strongly encouraged to attend. Nine directors attended our 2025 annual meeting of shareholders (out of twelve directors serving at the time of the 2025 annual meeting).

Board Leadership

The Board of Directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for it to provide effective oversight of management. The positions of the Chief Executive Officer and Chairman of the Board of Directors are separated, with Mr. Francis serving as President and CEO and Dr. Barer serving as independent Chairman. Dr. Barer’s long career as a senior pharmaceutical executive with leadership roles in various biopharmaceutical companies, as well as his extensive scientific expertise and knowledge of the global pharmaceutical business, have made him an invaluable resource to both the Board of Directors and the Chief Executive Officer. If reappointed as a director at this Annual Meeting, Dr. Barer will continue to serve as the Chairman of the Board of Directors. The Board of Directors has determined that this leadership structure is appropriate for Teva at this time because it ensures that the appropriate level of oversight, independence and responsibility is applied to all Board decisions.

Board of Directors Role in Risk Oversight

Management is responsible for assessing and managing risk, subject to oversight by the Board of Directors. Our annual risk assessment process includes the presentation to the Board of Directors of both a top-down review of strategic risks and a bottom-up review of operational risks. The Board of Directors fulfills its oversight responsibility for risk assessment and

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management by reviewing risk management policies and the risk appetite of our operations and business strategy, while its committees, as appropriate, monitor and address risks that may fall within the scope of a particular committee’s area of expertise or charter, as described below. Each committee provides regular updates to the full Board regarding its activities.

The Board oversees our risk management policies and risk appetite, including operational risks and risks relating to our business strategy and transactions. Among the recent emerging risks which our Board closely oversees are risks relating to emerging technologies, such as those associated with the use of AI, including how such technologies are, or may be, incorporated into the Company's operations, services, and strategic initiatives. In connection with this oversight, the Board regularly engages with management to understand the potential risks and opportunities associated with AI, including operational, legal, regulatory, ethical, cybersecurity, and reputational considerations, and to assess the Company's governance, policies, and controls designed to manage risks arising from the adoption and use of such technologies. Various committees of the Board assist the Board in this oversight responsibility in their respective areas of expertise.

The Audit Committee assists the Board with the oversight of our financial reporting, independent auditors, internal controls, internal audit function and cybersecurity risks, processes and procedures. It is charged with identifying any deficiencies in business management and recommending remedies, detecting fraud risks and implementing anti-fraud measures. The Audit Committee further discusses, reviews and oversees our policies with respect to risk assessment and management of financial reporting, cybersecurity risks, information systems and technology, data security and business continuity risks and threats, the potential impact of those risks and threats on the Company's business, operations and reputation, as well as management's processes, procedures and actions to identify, assess, monitor, manage and mitigate such risks and threats, and other material risks. The Audit Committee also provides oversight and receives periodic updates on risks associated with AI and on the Company's AI priorities and progress from the Chief Information Officer and Chief Financial Officer. Most recently it received an update on Teva's AI governance policies in December 2025.

The Compliance Committee oversees our policies and practices for legal, regulatory and internal compliance (other than regarding financial reporting), our strategy regarding sustainability matters and reviews policies and practices that may seriously impact our reputation, such as fair competition practices and AI governance.

AI Oversight and Governance

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Cybersecurity Risk Management

The Audit Committee assists the Board with the oversight of cybersecurity risks. As part of its overall risk oversight function, the Audit Committee, which is comprised entirely of independent directors, oversees cybersecurity risks in connection with our overall enterprise risk management system, reviews our cyber risk assessment and management policies, and receives updates from our Chief Information Officer and Chief Information Security Officer (“CISO”) relating to Teva’s information security and technology risks, including cybersecurity risks. During 2025, the Audit Committee received regular briefings on Teva’s information security and risk management programs, including with respect to cyber security, global cyber threat trends and statistics, Teva’s information security systems, risks related to the increasing use of AI technologies and AI tools that can assist the Company, as well as on Teva’s related policies, processes and practices in place for managing and mitigating cybersecurity incidents and other technology-related risks. Teva’s CISO leads our cybersecurity risk management program and is directly responsible for establishing cybersecurity strategies and structures. The CISO manages ongoing cybersecurity risk management activities through our information security office, which is responsible for the day-to-day identification, monitoring, management and mitigation of cybersecurity risks. Teva’s information security office leads our cybersecurity risk management program. We also maintain cyber risk insurance coverage. For more information on our cybersecurity risk management program, see “Item 1C—Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Communications with the Board

Shareholders, employees and other interested parties can contact any director or committee of the Board of Directors by writing to them care of Teva Pharmaceutical Industries Ltd., 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel, Attn: Company Secretary or internal auditor, or by email to TevaIR@tevapharm.com. The offices of the Company Secretary or internal auditor will forward such communication as appropriate. Comments or complaints relating to our accounting, internal controls or auditing matters may also be referred to members of the Audit Committee, as well as other appropriate Teva departments. The Board of Directors has adopted a global “whistleblower” policy, providing employees and others with an anonymous means of communicating concerns to Teva’s Office of Business Integrity, which submits a summary report of concerns to the Audit Committee on a quarterly basis.

Nominees for Directors

Pursuant to the Israeli Companies Law, a nominee for service as a director must submit a declaration to us, prior to his or her election, specifying that he or she has the requisite qualifications to serve as a director and the ability to devote the appropriate time to performing his or her duties as such and that he or she is not restricted from serving as director under the Israeli Companies Law.

All of our directors, including Dr. Barer who is nominated for appointment as a director at the Annual Meeting, have provided such declaration. A director who ceases to meet the statutory requirements to serve as a director must notify us to that effect immediately and his or her service as a director will terminate upon submission of such notice.

Our Board of Directors believes that it should be composed of directors with complementary backgrounds, experiences and skills, and that directors should, at a minimum, exhibit proven leadership capabilities and possess experience at a high level of responsibility within their chosen fields. When considering a candidate for directorship, our Corporate Governance and Nominating Committee considers whether the directors, both individually and collectively, can and do provide the experience, judgment, commitment, skills and expertise appropriate to lead Teva in the context of its industry. Our Board also considers our unique position as a company incorporated in Israel, dually-listed both on the New York Stock Exchange and the Tel Aviv Stock Exchange, which strives to maintain a meaningful representation of Israeli directors on its Board. Due to the complexity of our businesses and extensive global activities, the Board values the insight and familiarity with our operations that a director is able to develop over his or her tenure on the Board. This structure helps ensure a balanced mix of experienced and new directors, providing fresh ideas, stability and continuity. Additionally, being familiar with Teva’s history and legacy enables its directors to make decisions that honor our past while guiding Teva in its future growth and innovation. In addition, our Corporate Governance and Nominating Committee considers a nominee’s potential contribution to the Board’s diversity of skills, experiences and perspectives, as well as if such nominee can enhance and provide additional value to any of the Board committees. When seeking new candidates, the Corporate Governance and Nominating Committee also considers candidates representing a diversity of backgrounds and perspectives. It also provides input and guidance regarding the independence of directors, for the formal review and approval by our Board of Directors.

When seeking candidates for directorships, our Corporate Governance and Nominating Committee may solicit suggestions from directors, management, shareholders and others. Additionally, the Board of Directors engages with third-party search

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firms to assist in the search, identification and analysis of appropriate candidates. After conducting an initial evaluation, members of the Board of Directors will interview the prospective candidate if they consider the candidate suitable. The Chairman of the Board may also request that the candidate meet with selected members of the executive management team.

If our Corporate Governance and Nominating Committee believes a director should be re-elected or a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board of Directors that candidate’s appointment or re-election, which, in turn, can submit the candidate for consideration by the shareholders.

The Israeli Companies Law and the regulations promulgated under the Israeli Companies Law providing certain relief to Israeli companies whose shares are listed outside of Israel on certain stock exchanges (including the NYSE) (the “Relief Regulations”) determine a process by which one or more shareholders holding 5% or more of the voting rights of Teva may propose the nomination of a candidate to the Board of Directors. For more information, see “Shareholder Proposals for the 2026 Annual Meeting and the 2027 Annual Meeting” below.

Non-Employee Director Compensation

As required by the Israeli Companies Law, we have adopted a Compensation Policy for Executive Officers and Directors (the “Compensation Policy”), which is presented for shareholder approval at least once every three years. Pursuant to the Israeli Companies Law and regulations promulgated thereunder, any arrangement between Teva and a director relating to his or her compensation as a director or other position with Teva must generally be consistent with Teva’s Compensation Policy and approved by the HR and Compensation Committee, the Board and by a simple majority of Teva’s shareholders. As approved at our 2019 and amended at our 2025 annual general meetings of shareholders, our non-employee director annual compensation program (applicable to all non-employee directors except for the Chairman of the Board) is comprised of:

•	an annual Board membership fee of $100,000 paid in cash;

•	additional annual cash fees for service on Board committees:

–	$20,000 per annum to serve as a member of the Audit Committee; and $40,000 per annum to serve as chairperson of the Audit Committee;

–	$15,000 per annum to serve as a member of the HR and Compensation Committee; and $30,000 per annum to serve as chairperson of the HR and Compensation Committee;

–	$20,000 per annum to serve as a member on a special or ad-hoc committee of the Board; and $30,000 to serve as chairperson of such special or ad-hoc committee; and

–	$10,000 per annum to serve as a member of any other standing Board committee that is not listed above; and $20,000 per annum to serve as chairperson on such committee; and

•	an annual equity-based award in the form of restricted share units (“RSUs”) with an approximate aggregate grant date fair value of $250,000 that fully vest one year following the grant date.

As approved at our 2019 and amended at our 2025 annual general meetings of shareholders, the annual compensation for the Chairman of the Board is comprised of:

•	an annual Board membership fee of $225,000 paid in cash;

•	an annual equity-based award in the form of RSUs with an approximate aggregate grant date fair value of $375,000 that fully vest one year following the grant date; and

•	office and secretarial services at Teva’s offices.

The Chairman of the Board is not entitled to additional annual cash fees for service on Board committees.

Fees for Board and committee service are payable over the period of time during which the individual serves as a non-employee director. In the event that a non-employee director serves as a member of the Board for only part of the year, a pro-rated amount of the annual board membership fee and standing committee fees will be paid. In the event of an appointment to the Board between annual meetings of shareholders, the annual equity-based award shall be prorated. Upon completion of a non-employee director’s service as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested awards granted to such director by virtue of such position and held by such director will immediately become vested.

24 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

CORPORATE GOVERNANCE AND DIRECTOR COMPENSATION

We purchase directors’ and officers’ liability insurance for our directors and executive officers, as approved by our shareholders and consistent with the Compensation Policy. In addition, we release our directors from liability and undertake to indemnify them to the fullest extent permitted by law and our Articles of Association, and provide them with indemnification and release agreements for this purpose, substantially in the form approved by our shareholders.

In addition, Teva reimburses or covers its non-employee directors’ expenses (including travel expenses) incurred in connection with attending meetings of the Board and its committees or in performing other services for Teva in their capacity as non-employee directors, in accordance with Israeli law and the Compensation Policy.

Any director elected to serve as a member of our Board and all continuing non-employee directors will be compensated in the manner described above and will benefit from the insurance, indemnification and release discussed above.

No additional compensation is received for attendance at a Board or committee meeting.

Director Stock Ownership Guidelines

In 2025, the Board approved an increase in director stock ownership guidelines, currently requiring ownership of seven times the annual cash fee paid to directors for board membership (excluding committee fees), which must be achieved within the later of six years of first becoming subject to these guidelines and two years of the date of the aforementioned increase. For more information see “Executive Compensation— Compensation Discussion & Analysis—Stock Ownership Guidelines.”

2025 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Dr. Sol J. Barer(3)	225,000	374,998	599,998

Rosemary A. Crane	140,000	249,987	389,987

Amir Elstein	142,500	249,987	392,487

Chen Lichtenstein(	132,500	249,987	382,487

Gerald M. Lieberman	165,000	249,987	414,987

Roberto A. Mignone	150,000	249,987	399,987

Dr. Perry D. Nisen	145,000	249,987	394,987

Prof. Ronit Satchi-Fainaro	130,000	249,987	379,987

Prof. Varda Shalev	120,000	249,987	369,987

Janet S. Vergis	145,000	249,987	394,987

Dr. Tal Zaks	125,000	249,987	374,987
(1)	The amounts shown include the paid cash portion of the annual fee for the Chairman of the Board and Board membership fees and committee service fees for other non-employee directors.
(2)

In June 2025, each non-employee director serving at that time was granted 14,492 RSUs, and the Chairman of the Board was granted 21,739 RSUs, based on the grant date fair value of a share of $17.25. The amounts shown in the Stock Awards column represent the aggregate grant date fair values of RSUs computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”). Valuations of RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, as relevant. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14b. to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. These RSUs vest one year from the grant date. As of December 31, 2025, the aggregate number of unvested RSUs held by each current non-employee director was as follows: Dr. Sol J. Barer: 21,739; Rosemary A. Crane: 14,492; Amir Elstein: 14,492; Chen Lichtenstein: 14,492; Gerald M. Lieberman: 14,492; Roberto A. Mignone: 14,492; Dr. Perry D. Nisen: 14,492; Prof. Ronit Satchi-Fainaro: 14,492; Prof. Varda Shalev: 14,492; Janet S. Vergis: 14,492; and Tal Zaks: 14,492. Upon completion or termination of a non-employee director’s service as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested awards granted to such director in virtue of such position and held by such director will immediately become vested.

(3)	During his service as Chairman of the Board, Dr. Barer is entitled to an annual fee of $225,000 and an annual equity-based award with an approximate grant date fair value of $375,000.

Mr. Richard D. Francis was not and will not be entitled to any compensation in his capacity as a member of the Board or any committee thereof.

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CORPORATE GOVERNANCE AND DIRECTOR COMPENSATION

Committees of the Board

Our Articles of Association provide that the Board of Directors may delegate its powers to one or more committees as it deems appropriate to the extent such delegation is permitted under the Israeli Companies Law. The Board of Directors has appointed the standing committees listed below, as well as ad-hoc committees appointed from time to time for specific purposes determined by the Board.

We have adopted charters for all of our standing committees, formalizing the committees’ procedures and duties. These committee charters are available on our website at www.tevapharm.com.

Committee Composition and Board and Committee Attendance in 2025

Name	Audit	Human Resources and Compensation	Corporate Governance and Nominating	Finance and Investment	Compliance	Science and Technology

Rosemary A. Crane

Amir Elstein

Roberto Mignone

Dr. Perry D. Nisen

Chen Lichtenstein

Gerald M. Lieberman

Prof. Ronit Satchi-Fainaro

Prof. Varda Shalev

Janet S. Vergis

Dr. Tal Zaks

Number of meetings in 2025	6	5	3	4	5	5

Attendance rate	100%	95%	100%	100%	100%	100%

 Committee Chair   Committee Member

In 2025, our Board of Directors met 7 times with an attendance rate of 94%, and each of our current directors attended at least 99% of the meetings of the Board committees on which they served.

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CORPORATE GOVERNANCE AND DIRECTOR COMPENSATION

Number of meetings in 2025: 6

Members:

•

Gerald M.
Lieberman (Chair) (Audit committee financial expert)

•

Amir Elstein

•

Chen Lichtenstein (Audit committee financial expert)

•

Roberto Mignone (Audit committee financial expert)

Audit Committee

The Israeli Companies Law requires publicly held Israeli companies to appoint an audit committee. As a NYSE-listed company, Teva’s Audit Committee must be comprised solely of independent directors, as defined by the SEC and NYSE regulations.

The responsibilities of our Audit Committee include, among others: (i) identifying any deficiencies in the management of our business and making recommendations to the Board of Directors as to how to correct them and providing for arrangements regarding employee complaints with respect thereto; (ii) making determinations and considering providing approvals concerning certain related party transactions and certain actions involving conflicts of interest; (iii) reviewing the internal auditor’s performance and approving the internal audit work program and examining our internal control structure and processes; (iv) examining the independent auditor’s scope of work and fees; (v) providing for arrangements regarding employee complaints regarding questionable accounting or auditing matters and monitoring compliance with and investigating alleged violations and enforcing provisions of Teva’s Code of Conduct. Furthermore, the Audit Committee discusses the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) and presents to the Board of Directors its recommendations with respect to the proposed financial statements and MD&A; and (vi) overseeing, reviewing and discussing with management, and reporting to the Board on: the Company’s cybersecurity, information systems and technology, data security and business continuity risks and threats; the potential impact of those risks and threats on the Company’s business, operations and reputation; and management’s processes, procedures and actions to identify, assess, monitor, manage and mitigate such risks and threats, including review of the Company’s cyber risk assessment and management policies.

In accordance with the Sarbanes-Oxley Act and NYSE requirements, the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. In addition, the Audit Committee is responsible for assisting the Board of Directors in monitoring our financial statements, the effectiveness of our internal controls and our compliance with legal and regulatory requirements. The Audit Committee also discusses our policies with respect to risk assessment and risk management of financial reporting and risks that may be material to us and major legislative and regulatory developments that could materially impact Teva’s contingent liabilities and risks.

The Audit Committee charter sets forth the scope of the committee’s responsibilities, including its structure, processes and membership requirements; the committee’s purpose; its specific responsibilities and authority with respect to, among others, registered public accounting firms; complaints relating to accounting, internal accounting controls or auditing matters; and its authority to engage advisors as determined by the Audit Committee.

All of the Audit Committee members have been determined to be independent with respect to their committee service, as defined by SEC and NYSE regulations.

The Board of Directors has determined that, of the directors on this committee, Gerald M. Lieberman (chair), Roberto A. Mignone, and Chen Lichtenstein are “audit committee financial experts” as defined by applicable SEC regulations.

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CORPORATE GOVERNANCE AND DIRECTOR COMPENSATION

Number of meetings in 2025: 5 Members: • Rosemary A. Crane (Chair) • Dr. Perry D. Nisen • Gerald M. Lieberman • Janet S. Vergis	Human Resources and Compensation Committee

The Israeli Companies Law requires publicly held Israeli companies to appoint a compensation committee. As a NYSE-listed company, Teva’s HR and Compensation Committee must be comprised solely of independent directors, qualifying as non-employee directors, as defined by the SEC and NYSE regulations.

The HR and Compensation Committee is responsible for establishing annual and long-term performance goals and objectives for our executive officers, as well as reviewing our compensation philosophy and policies (including our Compensation Policy).

The HR and Compensation Committee is responsible for reviewing plans for the succession of our chief executive officer and other senior members of executive management.

The HR and Compensation Committee also evaluates the performance of our chief executive officer and other executive officers, makes recommendations to the Board of Directors regarding the compensation of our executive officers and directors, oversees and administrates the Company’s policies, plans and agreements concerning the recovery of incentive compensation, reviews any organizational restructuring pertaining to the roles, responsibilities and selection of executive officers and oversees our labor practices.

All of the HR and Compensation Committee members have been determined to be independent with respect to their committee service, as defined by SEC and NYSE regulations.

Number of meetings in 2025: 3 Members: • Roberto Mignone (Chair) • Amir Elstein • Prof. Ronit Satchi-Fainaro • Janet S. Vergis	Corporate Governance and Nominating Committee

The NYSE Listed Company Manual requires publicly listed companies to appoint a corporate governance / nominating committee composed entirely of independent directors, as defined by NYSE regulations.

The role of our Corporate Governance and Nominating Committee is to (i) identify individuals who are qualified to become directors; (ii) recommend to the Board of Directors director nominees for each annual meeting of shareholders; (iii) review, the composition and size of the Board in order to ensure that the Board has the proper expertise and that its membership consists of persons with appropriate backgrounds and qualifications; and (iv) assist the Board of Directors in establishing and reviewing Teva’s statement of corporate governance principles and promoting good corporate governance in Teva.

All of the Corporate Governance and Nominating Committee members have been determined to be independent as defined by NYSE regulations.

Number of meetings in 2025: 4

Members:

•

Roberto Mignone (Chair) (Financial and accounting expert)

•

Amir Elstein

•

Chen Lichtenstein (Financial and accounting expert)

•

Gerald M. Lieberman (Financial and accounting expert)

•

Dr. Tal Zaks

Finance and Investment Committee

The role of our Finance and Investment Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to our financial and investment strategies and policies, including determining policies on these matters and monitoring implementation. It is also authorized to approve certain financial transactions (such as material loans and other material financing arrangements), review our financial risk management policies and evaluate the execution, financial results and integration of Teva’s completed acquisitions, as well as various other finance-related matters, including our global tax structure and allocation policies. According to the committee’s charter, at least one of the committee’s members must be qualified as a financial and accounting expert as defined under the Israeli Companies Law.

The Board of Directors has determined that, of the directors on this committee, Gerald M. Lieberman, Roberto A. Mignone (chair) and Chen Lichtenstein are financial and accounting experts under Israeli law.

A majority of committee members must be determined to be independent as defined by NYSE regulations.

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CORPORATE GOVERNANCE AND DIRECTOR COMPENSATION

Number of meetings in 2025: 5 Members: • Janet S. Vergis (Chair) • Dr. Perry D. Nisen • Prof. Ronit Satchi-Fainaro • Prof. Varda Shalev • Chen Lichtenstein	Compliance Committee

The role of our Compliance Committee is to oversee our: (i) policies and practices for complying with laws, regulations and internal procedures; (ii) policies and practices regarding issues that have the potential to seriously impact our business and reputation, such as fair competition practices; (iii) global public policy positions; (iv) strategy, governance and progress on sustainability matters and to advise the Board on sustainability matters; and (v) implementation of our culture of integrity.

A majority of committee members must be determined to be independent as defined by NYSE regulations. The chairperson of the Audit Committee shall be invited by the committee chairperson to participate in the Compliance Committee, as deemed relevant to the committee’s agenda.

Number of meetings in 2025: 5 Members: • Dr. Perry D. Nisen (Chair) • Rosemary A. Crane • Prof. Ronit Satchi-Fainaro • Prof. Varda Shalev • Dr. Tal Zaks	Science and Technology Committee

The Science and Technology Committee oversees our overall strategic direction and investment in research and development and technological and scientific initiatives. As part of this responsibility, it reviews scientific and R&D strategy and priorities, scientific aspects of business development activities and technological trends. It assists the Board of Directors in risk management oversight relating to R&D and our intellectual property, advises on our intellectual property strategy, reviews new technology in which Teva is, or is considering, investing and reviews the efficacy and safety profile of new pharmaceuticals.

All of the committee members must be determined to have scientific, medical or other related expertise. A majority of committee members must be determined to be independent as defined by NYSE regulations.

Code of Business Conduct

Teva has adopted a code of business conduct applicable to its directors, executive officers, and all other employees. A copy of the code is available to every Teva employee on Teva’s internet site, and to investors and others on Teva’s website at www.tevapharm.com or by contacting Teva’s investor relations department, legal department, compliance department or the internal auditor. If the Board or a Board committee grants any waiver from our Code of Business Ethics to any of our directors or executive officers, or if we amend our Code of Business Ethics, we will, if required, disclose these matters through our website on a timely basis. The Board of Directors has approved a whistleblower policy which functions in coordination with Teva’s code of business conduct and provides an anonymous means for employees and others to communicate concerns to Teva’s Office of Business Integrity. Teva has also implemented a training program for new and existing employees concerning the code of business conduct and whistleblower policy.

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CORPORATE GOVERNANCE AND DIRECTOR COMPENSATION

Principles of Corporate Governance
We have adopted a set of corporate governance principles, which is available on our website at www.tevapharm.com. We place great emphasis on maintaining high standards of corporate governance and continuously evaluate and seek to improve our governance standards. These efforts are expressed in our corporate governance principles, our committee charters and the policies of our Board of Directors.
Insider Trading Policy
Our directors, executive officers and employees, as well as their immediate family members, persons living in their home and entities controlled by any of the foregoing persons are subject to Teva’s insider trading policy (the “Policy”). The Policy prohibits insider trading and certain speculative transactions (including short sales, buying put and selling call options and other hedging or derivative transactions in Teva’s securities), and establishes a regular blackout period schedule during which directors, executive officers and certain employees may not trade in Teva’s securities. In addition, the Policy establishes pre-clearance
procedures that directors and executive officers must observe prior to effecting any transaction in Teva’s securities. The Policy applies not only to Teva’s ADSs and ordinary shares, but also to its debt securities and other securities for which Teva securities serve as underlying assets. It is also the policy of Teva to comply with applicable securities laws when transacting in its own securities. A copy of the Policy was included as Exhibit 19 to our Annual Report on Form
10-K
for the year ended December 31, 2024, filed with the SEC on February 5, 2025.
Board Evaluation Process
Our Board of Directors is committed to continuous improvement and recognizes the fundamental role a robust Board of Directors and committee evaluation process play in ensuring that our Board of Directors maintains optimal composition and functions effectively.
In the annual self-evaluation process, the members of the Board of Directors conduct a confidential oral assessment of the performance, risk oversight and composition of the Board and any committees in which they serve as members, with the Company Secretary. As part of the evaluation process, the Board of Directors, in conjunction with the Corporate Governance and Nominating Committee, reviews the effectiveness and overall composition of the Board of Directors, including director tenure, board leadership structure and skill sets, the quality and scope of the materials distributed in advance of meetings and the Board’s access to Company executives and operations, to ensure the Board of Directors serves the best interests of shareholders and positions the Company for future success. The results of the oral assessments are then communicated back to each committee, committee chair and the entire Board of Directors during an executive session. After the evaluations, each committee, committee chair and the entire Board of Directors and management work to improve upon any issues presented during the evaluation process and to identify opportunities that may lead to further improvement. The Corporate Governance and Nominating Committee also uses this process to assess and determine the characteristics and skills required of prospective candidates for election to the Board of Directors. Self-evaluation items requiring follow-up
and execution are monitored by the Board and each of the committees. While this formal self-evaluation is conducted on an annual basis, the evaluation process is an ongoing process throughout the year, during which Directors continuously share their perspectives, feedback, and suggestions.

30 |
Teva Pharmaceutical Industries Ltd.
2026 Proxy Statement

Shareholder Engagement

How We Engage

- In late 2025 and early 2026, the Board and senior management conducted discussions with shareholders, as part of our regular, ongoing, annual commitment to strong corporate governance and continuous dialogue with our shareholders, which we believe enables us to better understand their perspectives.

How We Communicate

- We contacted our top 30 institutional shareholders, representing more than 51% of our outstanding shares (after which the concentration of shareholding declines meaningfully).
- We ultimately spoke with shareholders representing approximately 30% of our outstanding shares.

Teva Participants

- Our Chairman of the Board
- Senior management with responsibility for:
  - investor relations
  - corporate governance
  - sustainability
  - legal; and
  - executive compensation

Engagement Topics

- We invited shareholders to share their concerns regarding our growth strategy, governance and Board composition, as well as our executive compensation and sustainability strategy.

Feedback from our shareholders was subsequently shared and discussed with the HR and Compensation Committee, the Corporate Governance and Nominating Committee, the Compliance Committee and the Board. Overall, shareholders were generally supportive of our approach to executive compensation and did not think that any major structural changes were necessary.

The Board of Directors and management continue to engage regularly in dialogue with many of Teva’s largest shareholders, and the HR and Compensation Committee will continue to consider the shareholder-approved Compensation Policy, shareholder feedback and the results of the advisory vote on executive compensation in connection with its determinations of executive compensation. Through our shareholder outreach, we have established important feedback channels that provide a valuable way to receive ongoing input from our shareholders.

See also “Executive Compensation—Compensation Discussion & Analysis—2025 Say-on-Pay Vote and Shareholder Engagement.”

31 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Human Capital Management

Our employees are the heart of our Company. In the highly competitive pharmaceutical industry, it is imperative that we attract, develop and retain top talent on an ongoing basis. This objective supports our Pivot to Growth strategy by enabling Teva to: drive growth through innovation and R&D capabilities, provide reliable supply for patients, and have efficient execution across our global footprint. To do this, we seek to make Teva an inclusive, diverse and safe workplace, with meaningful compensation, benefits and wellbeing programs, and we offer training and leadership development programs that foster career growth.

Our HR and Compensation Committee, Compliance Committee and Board oversee culture and talent at Teva, including human capital strategy and execution in areas such as employee engagement, training and development, recruiting and turnover, leadership development and succession planning. Management regularly updates our Board of Directors on internal metrics in these areas.

As of December 31, 2025, Teva’s workforce consisted of 33,950 employees. We have employees in 57 countries around the world, representing a wide range of nationalities.

Teva believes that when people from different viewpoints come together, bringing unique perspectives and experiences, we unlock new ideas, drive innovation and create a positive impact for patients worldwide. Providing opportunities and rewarding performance based on merit, is an important part of how we grow and succeed as an organization. Our inclusive practices help ensure that all individuals we work with are supported and empowered to thrive. Inclusion and diversity is woven into many aspects of our business in order to advance our Pivot to Growth strategy. At Teva we hold a deep respect for each individual, and we are dedicated to nurturing a culture of dignity, fairness and psychological safety. We know that when our people feel respected, they can realize their full potential and apply their unique skills and talents. This not only strengthens individual growth – it also strengthens our organization, fueling our creativity and innovation as we work to improve the health of all people.

The health and safety of our employees is critical to our ability to reliably supply medicines to our patients. Our Environment, Health, Safety and Sustainability Policy and our global Environment Health and Safety Management System guide our safety practices across all sites.

We invest in employee career growth and development at Teva. Our talent development programs are aimed to benefit employees individually by providing them with the resources they need to enhance their professional and management abilities, develop leadership skills and achieve their career aspirations, which in turn helps us to remain competitive in our industry.

By the end of 2025, we rolled out a talent development system based on AI capabilities to match employee skills with development opportunities across the Company to employees globally. Through this system, employees can set professional goals, take recommended and tailored learning courses, expand their network, join cross-organizational projects, and explore open roles and career paths across the organization.

Our Teva Grow program for employees provides development in essential soft skills, success in a global setting and company knowledge. We also provide an extensive catalog of lessons from an online learning platform. For our managers, we refreshed our development programs to develop the skills, capabilities and mindset required of managers, taking into account our Pivot to Growth strategy.

We focus on succession planning through global talent review processes that identify and accelerate successors’ readiness to fill senior positions across Teva.

In 2025, we continued to focus on employee wellbeing. In addition to having our annual global wellbeing month dedicated to raising awareness of the importance of wellbeing, we leveraged practical tools and local programs to address the physical, financial, social and mental health needs of our employees and their families. We offer programs and initiatives that promote healthy nutrition, physical activity and mental wellbeing. For example, our organizations in many countries introduced or expanded employee assistance programs to cover psychological support and counseling for employees and their families. In addition, in the U.S., we leverage a preventative medicine application. This application fuses AI technology with medical protocols and expertise to provide employees with health check-ups adapted to their age, health plan, location, risk factors and personal history.

32 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

HUMAN CAPITAL MANAGEMENT

We have been monitoring employee morale in many ways, including by conducting our annual employee survey. Results of the 2025 employee survey show that employee satisfaction across the survey dimensions have generally remained stable. Employees reported feeling connected with Teva’s purpose and values, confident in Teva’s positive impact on society, and believing they are treated with respect. In addition, they reported feeling they are able to be themselves at work, they are treated fairly regardless of personal background or characteristics, and that Teva promotes a culture of diversity and inclusiveness.

For further information, see “Item 1—Business—Human Capital Management” in our Annual Report on Form 10-K for the year ended December 31, 2025.

33 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Sustainability at Teva, our Healthy Future strategy

We are dedicated to doing business responsibly and leveraging our footprint, resources and skills to improve health outcomes for all through our extensive portfolio and pipeline of medicines.

“Healthy Future”—Teva’s sustainability strategy, reflects Teva’s corporate strategy and purpose, as well as the evolution in the external landscape. Healthy Future encompasses our approach to promoting healthy people, a healthy planet and a healthy business.

Aligned with our Pivot to Growth strategy, Healthy Future outlines a clear path for advancing our business performance through enhanced actions and transparency across the sustainability topics that matter most to Teva and our stakeholders, as defined based on an annual prioritization assessment. Our selected Healthy Future focus areas are those that generally go beyond our core fundamentals, and require the most attention to advance sustainability, creating long-term value through sustainable growth and business resilience. Our focus areas, for most of which we have measurable targets to hold us accountable, are: Healthy Equity and Access to Medicines; Inclusion and Diversity; Climate Action and Resilience; Pharmaceuticals in the Environment; Product Sustainability; Ethics and Integrity and Sustainable Procurement.

Sustainability Governance

Our executive management and Board of Directors provide oversight of our sustainability activities. Teva’s Board of Directors oversees our sustainability activities and provides strategic guidance and direction, and the Board’s Compliance Committee oversees our sustainability strategy and receives updates on sustainability matters. Other committees of the Board also receive updates on specific sustainability matters related to their oversight remit, as relevant.

All of our executive officers have relevant Healthy Future sustainability goals across various topics (e.g. greenhouse gas emissions, health equity and access to medicines, and ethics and integrity) tied to their compensation (annual bonuses). We also embed sustainability into our processes, decisions and actions. Our efforts and management approach for our priority areas are guided by taskforces, working groups or committees.

We publish our “Healthy Future” sustainability report annually to highlight progress on our focus areas, and our “Healthy Future Disclosures” report on our performance across a broader range of sustainability topics relevant to our business. We report in alignment with relevant Global Reporting Initiative (“GRI”) and Sustainability Accounting Standards Board (“SASB”) standards and for climate-related disclosures we continue to reference the Task Force on Climate-Related Financial Disclosures (“TCFD”) framework, while for the first time, incorporating voluntarily the International Financial Reporting Standards (“IFRS”) S2 Climate Standard.

We tied our commitments and progress in priority areas, such as health equity and access to medicine and climate action and resilience and health equity, to our business strategy through sustainable finance instruments. Teva’s combined sustainability-linked bond (SLB) issuances in 2021 and 2023 totaled approximately $7.5 billion, making us the second largest corporate SLB issuer in the world. 2025 marked the target year for measuring our performance against the three goals associated with our sustainability-linked bonds, and we surpassed all of them.

Our $1.8 billion syndicated sustainability-linked revolving credit facility (RCF) as amended most recently in December 2025, is scheduled to continue until 2027 providing a continued commitment to making regulatory submissions of essential medicines in low-and middle-income countries.

Healthy People

Our generic medicines offer more affordable options, and our innovative medicines address unmet health needs. As part of our Healthy Future strategy, our commitment to health equity and access is grounded in the core principle that every individual – regardless of geography or circumstance – deserves access to essential medicines. We look at access across our medicines value chain, while also contributing to strengthening health systems. We have integrated our global access objectives with commercial priorities to ensure positive social impact and sustainable business growth.

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SUSTAINABILITY AT TEVA, OUR HEALTHY FUTURE STRATEGY

We take a holistic, strategic and proactive approach to Health Equity and Access to Medicines to increase global reach and impact through;

•	developing and supplying quality and affordable generic and biosimilar medicines, that reach millions of patients across the globe each day;

•	providing medicines to underserved populations;

•	addressing emergencies and disasters quickly and efficiently;

•	supporting the strengthening of healthcare systems and building local capacity to improve health systems and services;

•	increasing access to our products in low- and middle-income countries through product registration submissions;

•	including access considerations, such as a patient-centric approach, within our product development.

Our approach to inclusion and diversity is based on merit, and woven into various aspects of our business; from how we develop our people and strengthen leadership, to how we work and communicate with external stakeholders. We believe that a diverse team drives innovation and creates a positive impact for patients and communities worldwide.

Healthy Planet

We are committed to strengthening our business resilience and management of risks by addressing both the causes and impacts of climate change. Expanding upon our validated, SBTi near-term Scope 1, 2 and 3 GHG emissions targets, we have stated our intention to achieve net zero emissions across our operations and value chain by 2045. Our Healthy Future strategy also includes our commitment to use 100% renewable electricity, across our sites by 2035.

Our validated near-term SBTi targets are to reduce absolute GHG emissions as follows:

•	Scope 1 and 2 by 46% by 2030, as compared to 2019. By the end of 2025, we had reduced these emissions by approximately 31%.(1)

•	Scope 3 by 25% by 2030, as compared to 2020. By the end of 2024, we had reduced these emissions by 24%.

We work to reduce pharmaceuticals in the environment, including antimicrobial resistance, by addressing impacts across our operations and value chain, recognizing that these environmental and public-health challenges require shared responsibility and collaboration.

We are launching our product sustainability journey to cut environmental impacts across the product lifecycle. Sustainable design supports our business, helps meet regulatory and stakeholder expectations, and advances our Healthy Planet goals and Pivot to Growth strategy.

Healthy Business

In 2025, we continued supporting ethical behaviors and deterring non-compliance. Over the past decade, Teva has strengthened its compliance and ethics program across the globe, with an emphasis on policies, training and support that meet the business in areas related to compliance. Our Compliance Committee oversees our policies and practices for legal, regulatory and internal compliance and is updated on a regular basis by our Chief Compliance Officer. Our Global Compliance & Ethics department is structured to ensure our business partners have a consistent and dedicated partner at all levels of work.

Our Global Compliance and Ethics program promotes ethical behavior through policies, procedures, platforms, targeted compliance advice and education, third-party due diligence, risk assessment, monitoring, and confidential reporting of misconduct or concerns. We drive continuous improvement through benchmarking, surveys, and assessments, and hold ourselves accountable with public targets on training (>99% for assigned active employees), due-diligence evaluations (100% of submitted third-party representatives), and maintaining a strong culture of compliance.

Teva has a risk-based global compliance training and communications program. To determine compliance and ethics training requirements, Teva evaluates job roles on a compliance-risk basis, and then assigns a general or advanced training curriculum based on that evaluation. Additionally, Teva assigns all new employees a Code of Conduct training, and conducts a recertification regarding the Code of Conduct every two years for all active employees.

(1)	Externally assured emissions reduction data will be published in our 2025 Healthy Future Report and may vary from the figure disclosed above.

35 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

SUSTAINABILITY AT TEVA, OUR HEALTHY FUTURE STRATEGY

With a network of more than 41,000 suppliers, our influence on people, the planet, and business extends well beyond our own operations. It is essential that our suppliers uphold our values and demonstrate respect for the environment and the communities we serve.

For more details on Teva’s sustainability performance, please see our Healthy Future sustainability report, which is published annually on our website. Information on our website is not part of, and is not incorporated into, this Proxy Statement.

36 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Executive Officers

The following table sets forth information regarding our executive officers as of March 31, 2026:

Name	Age	Executive Officer Since	Position

Richard D. Francis	57	2023	President and Chief Executive Officer

Richard Daniell	59	2017	Executive Vice President, European Commercial

Christine Fox	58	2023	Executive Vice President, U.S. Commercial

Dr. Eric A. Hughes	56	2022	Executive Vice President, Global R&D and Chief Medical Officer

Placid Jover	45	2024	Executive Vice President, Chief Human Resources Officer

Eli Kalif	53	2019	Executive Vice President, Chief Financial Officer

Evan Lippman	57	2025	Executive Vice President, Business Development

Mark Sabag	56	2013	Executive Vice President, International Markets Commercial

Brian Savage	41	2026	Interim Chief Legal Officer

Matthew Shields	52	2024	Executive Vice President, Teva Global Operations

Richard D. Francis President and Chief Executive Officer Age: 57

The biography of Richard D. Francis, our President and Chief Executive Officer, and one of our directors, appears under“— Directors” above.

Richard Daniell Executive Vice President, European Commercial Age: 59

Mr. Daniell was appointed Executive Vice President, European Commercial in 2017. From 2016 to 2017, he served as President and CEO, Teva Europe Generics. From 2015 to 2016, he served as Chief Integration Officer, leading the integration of the Actavis Generics business into Teva. From 2015 to 2016, he served as Chief Operating Officer, International Markets. From 2011 to 2015, he served as Cluster General Manager, United Kingdom and Ireland. Mr. Daniell received a B.Sc. degree in chemistry from the University of Auckland, New Zealand.

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EXECUTIVE OFFICERS

Christine Fox Executive Vice President, U.S. Commercial Age: 58

Ms. Fox was appointed Executive Vice President, U.S. Commercial in November 2023. Ms. Fox brings more than 30 years of healthcare industry experience with leadership roles in sales, marketing, and commercial operations, responsible for teams ranging from 2500+ associates to small, nimble consulting teams. She has a deep understanding of issues affecting the pharmaceutical and biotech sectors, as well as expertise across a range of therapy areas. Prior to joining Teva, she served as President at Novartis Gene Therapies since December 2021. Previously, Ms. Fox was vice president and general manager for the Bone, Cardiometabolic and Nephrology business for Amgen. She also served as the general manager of the company’s United Kingdom and Ireland affiliate. Ms. Fox received her bachelor degree in Business Administration, Marketing from the University of Wisconsin in Whitewater, United States.

Dr. Eric A. Hughes Executive Vice President, Global R&D and Chief Medical Officer Age: 56

Dr. Hughes was appointed Executive Vice President, Global R&D and Chief Medical Officer in August 2022. Prior to joining Teva, from 2021 to 2022, Dr. Hughes was Senior Vice President of Clinical Development and Translational Medicine at Vertex Pharmaceuticals. From 2015 to 2021, Dr. Hughes served as Global Development Unit Head for Immunology, Hepatology and Dermatology at Novartis, ultimately responsible for leading all clinical development activities and biostatistician talent across multiple therapeutic areas and for expanding development in China. Additionally, between 2020 and 2021, during the COVID-19 pandemic, Dr. Hughes also served as Co-Chair of the Therapeutics Clinical Working Group for the Accelerating COVID-19 Therapeutic Interventions and Vaccines public-private partnership at the National Institutes of Health. From 2010 to 2015, Dr. Hughes held several executive and senior positions at Bristol Myers-Squibb, including Head of Virology, Fibrotic Diseases, Genetically Defined Diseases, Autoimmunity, and Cardiology Discovery Medicine, Exploratory Clinical & Translational Research. Dr. Hughes has served on the board of directors of Monte Rosa Therapeutics Inc., since December 2024. He received his MD and Ph.D from Yale School of Medicine.

Placid Jover Executive Vice President, Chief Human Resources Officer Age: 45

Mr. Jover was appointed Executive Vice President, Chief Human Resources Officer (CHRO) in August 2024. As a seasoned Human Resources executive, Mr. Jover brings a wealth of experience in talent management, leadership development, and organizational effectiveness. He excels in building high-performing teams, fostering inclusive workplaces, and enhancing employee engagement and performance. Mr. Jover is driven by both data and outcomes and is dedicated to unleashing the full potential of people and teams. Before joining Teva, Mr. Jover spearheaded transformative HR initiatives in multinational corporations, including Unilever. His leadership and innovative approach resulted in significant improvements in workforce productivity and company culture. Mr. Jover holds a combined degree in Business Administration and an MBA from ESADE Business School Barcelona, Spain, majoring in Marketing and International Business. Additionally, he has pursued executive education at institutions such as Harvard, Columbia, MIT, and INSEAD, in line with his philosophy of continuous learning.

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EXECUTIVE OFFICERS

Eli Kalif Executive Vice President, Chief Financial Officer Age: 53

Mr. Kalif was appointed Executive Vice President, Chief Financial Officer in 2019. From 2001 to 2019 he held various leadership and senior executive finance positions at Flex Ltd., a Nasdaq listed global technology, design and manufacturing service provider. From 2010 to 2019, Mr. Kalif served as Flex Ltd.’s Senior Vice President, Finance, leading its finance organization. From 1996 to 2001, Mr. Kalif worked for Deloitte Israel in various positions as a certified public accountant. Mr. Kalif received his bachelor degree in accounting and economics from the College of Management Academic Studies in Israel and is a Certified Public Accountant.

Evan Lippman Executive Vice President, Business Development Age: 57

Mr. Lippman was appointed Executive Vice President, Business Development on March 31, 2025. Prior to joining Teva, from 2022 to 2025, Mr. Lippman served as Chief Corporate Development and Strategy Officer at Alnylam Pharmaceuticals. From 2021 to 2022, he served as President and Chief Operating Officer at Intima Biosciences. From 2017 to 2021, he was Senior Vice President, Head of Corporate Development, M&A, and Business Development Finance at Takeda Pharmaceuticals. From 2015 to 2016, he served as Chief Business and Financial Officer at Aileron Therapeutics, a clinical oncology company. From 2012 to 2014, he was Senior Vice President and General Manager, US Neurology & Immunology, Global Marketing at EMD Serono. From 2006 to 2012, he served in various executive roles at AstraZeneca, including Executive Director and General Manager for Crestor (Cardiovascular), Nexium / Primary Care Business Unit (GI & CV), Certriad (Cardiovascular Launch Product), and Head of U.S. Business Development. Earlier in his career, he held positions at Pfizer Inc. from 2002 to 2006, including Executive Director of Worldwide Business Development & Strategic Planning, Senior Director and Head of International Business Development, and Senior Director of Pharmaceutical Finance Licensing & Acquisitions. Mr. Lippman received his Master of Business Administration from Cornell University, his Bachelor of Arts in Business Administration and Finance from Georgia State University, and additional Bachelor of Arts from Bucknell University.

Mark Sabag Executive Vice President, International Markets Commercial Age: 56

Mr. Sabag was appointed Executive Vice President, International Markets Commercial, in August 2021. Prior to that, he held several executive and senior positions at Teva, including, Executive Vice President, Chief Human Resources Officer and Global Communication and Brand from 2019 to 2021, Executive Vice President, Global Human Resources from 2013 to 2019, Global Deputy Vice President, Human Resources from 2012 to 2013, Vice President, Human Resources for Teva’s International Group and Vice President, Global Human Capital and M&A from 2006 to 2012. Prior to joining Teva, Mr. Sabag held several senior global human resources roles at Intel Corporation. Mr. Sabag received a B.A. in economics and business management from Haifa University.

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EXECUTIVE OFFICERS

Brian Savage Interim Chief Legal Officer Age: 41

Brian Savage was appointed Interim Chief Legal Officer in February 2026. Mr. Savage joined Teva in 2015 and has held various roles of increasing responsibility at the company since then – including as General Counsel for U.S. Generics, where he led the legal strategy for Teva’s U.S. generics business and, most recently, as Teva’s Senior Vice President and General Counsel for Global Litigation. Mr. Savage received his J.D. from Yale Law School and his Bachelor of Arts Degree in Philosophy, Politics, and Economics from the University of Pennsylvania.

Matthew Shields Executive Vice President, Teva Global Operations Age: 52

Mr. Shields was appointed Executive Vice President, Teva Global Operations (TGO) in June 2024. With more than 25 years of experience serving in various senior management roles in the global pharmaceutical industry, he brings to Teva a passion for improving the lives of patients by enabling a purpose-driven culture focused on operational excellence. Mr. Shields has significant experience at every stage of the manufacturing and supply process. Prior to joining Teva, he served as Senior Vice President for Manufacturing at Merck Animal Health (known as MSD Animal Health outside of the United States and Canada), where he oversaw end-to-end manufacturing, supply chain, procurement, and process development. Prior to Merck Animal Health, he served in various operations leadership roles for Sanofi and Amgen, Inc. Mr. Shields holds an undergraduate degree in Chemical Engineering & Materials Science Engineering from the University of Connecticut and an MBA from Bryant University in Rhode Island.

40 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Executive Compensation

Compensation Discussion And Analysis

This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2025 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information for the following named executive officers (“NEOs”):

Richard Francis President and Chief Executive Officer (“CEO”)	Eli Kalif Executive Vice President, Chief Financial Officer (“CFO”)	Dr. Eric A. Hughes Executive Vice President, Global R&D and Chief Medical Officer

Christine Fox Executive Vice President, U.S. Commercial	Evan Lippman Executive Vice President, Business Development

1. Business and Compensation Overview	Page 42
2. Compensation Philosophy and Objectives	Page 45
3. Compensation Determination Process	Page 48
4. Components of Our Compensation Program	Page 51
5. Additional Compensation Policies and Practices	Page 68

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EXECUTIVE COMPENSATION

1. Business and Compensation Overview

Compensation Philosophy and Objectives

In order to accomplish our key corporate objectives, we must attract, motivate and retain highly skilled and experienced people to execute our corporate strategy and lead our team. To that end, our executive officer compensation program is designed to:

Link pay to performance	Align executive officers’ interests with those of Teva and its shareholders over the long term	Provide competitive compensation to attract and retain talent	Encourage performance without excessive risk

“Pivot to Growth” Strategy

In 2025, we entered the second phase of our “Pivot to Growth” strategy, which we refer to as “Accelerate Growth.” It is expected to be in effect over the course of 2025 to 2027 time frame.

Our “Pivot to Growth” strategy, which we launched in 2023, is our growth strategy intended to improve our performance and returns, and has four pillars:

•	Delivering on our growth engines, mainly by further expanding our key innovative products, AUSTEDO, AJOVY and UZEDY and by advancing and developing our late-stage pipeline of biosimilars;

•

Stepping up innovation, through delivering on our late-stage innovative pipeline assets as well as building up our early-stage pipeline organically and potentially through business development activities;

•

Sustaining our strong generics medicines franchise, with an integrated global manufacturing and commercial footprint, focused portfolio of high-value complex generics and biosimilars and pipeline, and an excellent manufacturing network; and

•

Focusing our business, by actively transforming and modernizing our business through Teva Transformation programs announced in May 2025, optimizing our portfolio and global manufacturing footprint to enable strategic capital deployment to accelerate our near and long-term growth engines and, reorganizing certain of our business units to a more optimal structure, while also reorganizing key business units to enhance operational efficiency.

In 2023 and 2024, we executed successfully on the initial “Return to Growth” phase of the “Pivot to Growth” strategy. More specifically, we grew the revenues of AUSTEDO and AJOVY, we launched and grew UZEDY, and we advanced the development of our late-stage pipeline of biosimilars. In addition, we continued to accelerate the development of key innovative pipeline assets, including through entering into collaborations and funding agreements with strategic partners. We took steps to grow and optimize our generics business and build a strong pipeline of biosimilars, including high-value complex generics, with several launches. Lastly, we focused on capital allocation and disciplined cost management, including debt repayment and optimizing our working capital management, as well as portfolio optimization.

Shareholder Return

We have delivered meaningful Total Shareholder Return (“TSR”) over the past five years, outperforming the S&P 500 and the Dow Jones U.S. Select Pharmaceuticals Total Return. The following chart shows how a $100 investment in the Company on December 31, 2020 would have grown to $323 on December 31, 2025. The chart also compares the TSR on an investment in our common stock to the same investment in the S&P 500 and the Dow Jones U.S. Select Pharmaceuticals Total Return over the last five years.

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EXECUTIVE COMPENSATION

Teva Pharmaceutical Industries Limited Stock Performance Graph
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In 2025, we executed on key first steps in the second phase of the “Pivot to Growth” strategy, “Accelerate Growth”:

•

We delivered strong performance on our key innovative products, mainly AUSTEDO, AJOVY, and UZEDY, even raising our guidance for AUSTEDO. AUSTEDO revenue grew 34%, UZEDY revenue grew 63% and AJOVY revenue grew 30% in local currencies compared to 2024.

•

We continued to drive progress in the development of certain key pipeline assets, including filing an NDA in the U.S. for olanzapine LAI for schizophrenia, initiation of Phase 3 trials for duvakitug (anti-TL1A) for ulcerative colitis and Crohn’s disease, achievement of initial targeted enrollment for DARI (Dual-action Asthma Rescue Inhaler, ICS/SABA) for adult and pediatric patients, and announced other milestones and data points in the near future.

•

On biosimilars, we launched SELARSDI® (ustekinumab-aekn) and EPYSQLI® (eculizumab-aagh) in 2025 in the U.S., and we have made progress on our late-stage pipeline of proposed biosimilars to Prolia®, Xgeva®, Eylea®, Simponi® and Simponi Aria®. We have additional biosimilar products in development internally and with our partners that are in various stages of development, including biosimilars to Xolair® (omalizumab); to Entyvio® (vedolizumab) and to Keytruda® (pembrolizumab).

•

We continued to optimize our world-class global generics business with a focused portfolio of high-value complex generics and biosimilars, a robust pipeline, and an integrated global manufacturing and commercial footprint.

•

We made significant progress in focusing our business. In May 2025, we announced the Teva Transformation programs with a goal of $700 million in net savings through 2027 and achieved our 2025 target. We are utilizing three principles to transform Teva: modernizing the organization, which targets reducing general and administrative expenses; prioritizing resource allocation, which involves headcount release; and optimizing external spend. Teva has held its active-pharmaceutical ingredient (“API”) business for sale and maintains its strategic intention to divest its API business.

The roadmap for the Pivot to Growth strategy envisions: from 2025 to 2027, an acceleration of growth based on launches of new innovative products, growth in biosimilars, an optimized generics business, focused business development and margin expansion; and in 2028 and beyond, sustained growth through further launches of innovative products, a sustainable innovative pipeline, additional focused business development and margin expansion.

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EXECUTIVE COMPENSATION

2025 Select Financial Highlights

2025 was a year of significant advances for Teva, a year in which we continued to execute on our Pivot to Growth strategy and entered its Accelerate Growth phase, achieved strong growth on our key innovative brands, accelerated our late-stage pipeline assets and achieved a key endpoint, and brought solid growth to our generics business. We also saw our highest total shareholder return in several years.

Financial Results

•

Our revenues in 2025 were $17,258 million, an increase of 4% in U.S. dollars, or 3% in local currency terms, compared to 2024, mainly driven by higher revenues from our key innovative products AUSTEDO, AJOVY and UZEDY, and from development milestone payments received in connection with the initiation of Phase 3 studies for duvakitug (anti-TL1A), partially offset by lower revenues due to the divestment of our business venture in Japan, and from certain other items.

•

Operating income was $2,157 million in 2025, compared to operating loss of $303 million in 2024.

Non-GAAP operating income was $4,905 million in 2025, compared to $4,329 million in 2024. Please see Appendix A hereto for a reconciliation of non-GAAP operating income to GAAP operating income.

•

As of December 31, 2025, our gross debt was $16,807 million, compared to $17,783 million as of December 31, 2024.

•

Net income attributable to Teva and diluted earnings per share in 2025 were $1,410 million and $1.21, respectively, compared to net loss attributable to Teva of $1,639 million and loss per share of $1.45 in 2024.

Non-GAAP net income attributable to Teva and non-GAAP diluted earnings per share in 2025 were $3,411 million and $2.93, respectively, compared to $2,860 million and $2.49 in 2024. Please see Appendix A hereto for a reconciliation of non-GAAP net income and non-GAAP EPS.

•

Cash flow generated from operating activities in 2025 was $1,649 million, compared to $1,247 million in 2024. During 2025, we generated free cash flow of $2,396 million, compared to free cash flow of $2,068 million in 2024. Please see Appendix A hereto for a reconciliation of free cash flow to net cash provided by operating activities.

2025 Say-on-Pay Vote and Shareholder Engagement

Our Board places a high value on incorporating shareholder feedback on our executive compensation program, and actively seeks input, including in connection with compensation program adjustments related to our Pivot to Growth strategy. We regularly engage with investors on a variety of topics, including corporate governance and executive compensation, in the context of driving long-term, responsible growth, as well as sustainability and human capital management. We strive to be responsive to shareholder feedback.

At the 2025 annual meeting of shareholders, our advisory Say-on-Pay proposal regarding the compensation of our NEOs received the support of approximately 87% of the votes cast. The HR and Compensation Committee viewed the approval by shareholders of the executive compensation program at such a level as evidence that a substantial majority of shareholders have a favorable view of the Company’s executive compensation program. We were also required, in accordance with Israeli law, to put forth a binding shareholder proposal with respect to the updated Terms of Office and Employment for our President and CEO. This proposal received the approval of approximately 90% of the votes cast. In addition, we were required to include a proposal with respect to our Compensation Policy, which is required by Israeli law to be approved at least once every three years. The proposal with respect to our Compensation Policy received the support of approximately 89% of the votes cast. Regardless of the level of support received for the Say-on-Pay proposal in any particular year, the HR and Compensation Committee and the Board conduct shareholder engagement each year following the annual meeting in order to gather feedback from shareholders on a wide variety of topics and consider appropriate responsive actions.

Engaging on behalf of the Company were our Chairman of the Board, as well as senior management with responsibility for investor relations, corporate governance, executive compensation, sustainability and legal. Shareholder feedback was subsequently shared and discussed with the HR and Compensation Committee, the Corporate Governance and Nominating Committee, the Compliance Committee and the full Board.

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EXECUTIVE COMPENSATION

Following the discussions, the HR and Compensation Committee evaluated the views and preferences raised by shareholders, and discussed actions that might be appropriate to address such views while maintaining a robust alignment with our corporate growth strategy. That evaluation was shared with the full Board. In light of the numerous conversations we had with our largest shareholders and the results of the say-on-pay vote, we believe that a significant majority of our shareholders are supportive of the design and operation of our executive compensation program and that no major structural changes to the program are necessary.

The Board and management continue to regularly engage in dialogue with many of the Company’s largest shareholders, and the HR and Compensation Committee will continue to consider the shareholder-approved Compensation Policy, shareholder feedback, and the results of the advisory vote on executive compensation in connection with its determinations of executive compensation as depicted in our annual shareholder engagement cycle below. Through our shareholder outreach, we have established important feedback channels that provide a valuable way to receive ongoing input from our shareholders.

2. Compensation Philosophy and Objectives

Compensation Philosophy

•

Pay-for-performance: We aim to incentivize our executive officers by creating a strong link between their performance and compensation. Therefore, a significant portion of the total compensation package provided to our executive officers is based on measures that reflect both our short- and long-term goals and performance, as well as the executive officer’s individual performance and impact on shareholder value.

•

Alignment of executive officers’ interests with those of Teva and its shareholders: In order to promote retention and motivate executive officers to focus on our long-term objectives and the performance of Teva’s shares, a significant portion of the total compensation packages of our executive officers is granted in the form of equity-based compensation that vests over multiple years, which creates a direct link between the interests of executive officers and the long-term interests of Teva and its shareholders. By making executive officers into shareholders with a personal stake in the value of Teva, we are motivating them to create, and enabling them to share in, Teva’s growth and success, while also fostering an ownership culture among executive officers.

•

Competitive compensation to attract and retain talent: We compete with global companies to attract and retain highly talented professionals with the necessary capabilities to promote creativity, encourage high achievement, manage our complex business and worldwide operations and execute our strategy. The HR and Compensation Committee and the Board reference, among other things, the amounts and structures of the compensation of executive officers in the companies in our peer group in determining competitive pay levels.

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EXECUTIVE COMPENSATION

•

High standards of corporate governance, compliance and risk management: We are committed to transparent and ethical business practices. Maintaining high standards of corporate governance and legal compliance are key factors in our success. This allows us to create long-term value for our shareholders as well as for all of our other stakeholders, including employees, customers, suppliers and, above all, patients worldwide. Compensation is structured in a manner that creates an incentive to deliver high performance (both short- and long-term) while taking into account our compliance and risk management philosophy and avoiding undue pressure on executive officers to take excessive risks, thereby encouraging a balanced and effective risk-taking approach.

Compensation Policy under the Israeli Companies Law

Due to our unique position as a company incorporated in Israel with an extensive global footprint, we aim to adopt compensation policies and practices that match those of similar global companies, but we must also comply with applicable Israeli law, including the requirement that Israeli publicly-traded companies adopt a compensation policy which is submitted periodically for shareholder approval and contains certain limits on elements of compensation. Executive compensation decisions must generally be consistent with that policy.

As approved at our 2025 annual meeting of shareholders, and as required by the Israeli Companies Law, we have adopted a Compensation Policy regarding the terms of office and employment of our “Office Holders” (as defined under the Israeli Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance, and other benefits (the “Terms of Office and Employment”). During 2025, each of our NEOs was an Office Holder within the meaning of the Israeli Companies Law.

The Compensation Policy is reviewed from time to time by the HR and Compensation Committee and the Board to ensure its alignment with our compensation philosophy and objectives and to consider its appropriateness for Teva. Under the Israeli Companies law, we are required to submit the compensation policy to shareholders at least once every three years for approval. Please see “—Compensation Policy Requirements” below.

Compensation Governance

The HR and Compensation Committee assesses the effectiveness of our compensation program periodically and reviews risk mitigation and governance matters. We do this by maintaining the following best practices:

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EXECUTIVE COMPENSATION

What we do

Shareholder Engagement

We reach out to shareholders to understand and address their perceptions and views regarding our executive compensation program.

Shareholder-Approved Compensation Policy

We comply with the provisions of our shareholder-approved Compensation Policy for our executive compensation program.

Majority Variable Pay

The majority of total target executive compensation is variable, at-risk, and performance-based.

Balance Short- and Long-Term Compensation

The allocation of incentives among the annual incentive plan and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals.

Multiple Performance Metrics in Incentive Programs

We use multiple performance metrics in our incentive plans to capture our performance from different perspectives, providing a more complete picture.

Equity for Long-Term Incentives

We grant both PSUs that generally have a three-year performance period and RSUs that vest over four years to motivate long-term performance, align the interests of executive officers and shareholders and provide an incentive for retention.

Independent Compensation Consultant

Our HR and Compensation Committee has engaged an independent compensation consultant to provide information and advice for use in Committee decision-making.

Peer Data

We review compensation benchmark data from peer companies whose industry, revenues, and global footprint share similarities with Teva.

Stock Ownership Guidelines

We maintain guidelines for executive officers and directors to maintain meaningful levels of stock ownership to align their interests with shareholders.

Clawback

We maintain robust clawback policies compliant with SEC and NYSE rules and Israeli law to recoup cash and equity-based incentives paid to executive officers based on erroneously prepared financial statements or other misconduct.

Risk Assessment

We conduct an annual risk assessment of our compensation program.

Cap Bonus, Equity Grant Fair Values and PSU Payouts

We cap annual cash incentive payouts, annual equity grant date fair values at target, and the number of PSUs that may be earned under an award, pursuant to the Compensation Policy.

Double Trigger Change-in-Control Provisions

If there is a change in control, outstanding equity awards will vest only if there is both a change-in-control and a termination of employment (a “double trigger”). A change-in-control alone will not trigger vesting.

What we don’t do

No Dividends on Unearned Awards

Under our equity plan, we do not pay dividends or dividend equivalents on shares that a participant has not yet earned or that have not vested.

No Hedging or Pledging of Company Securities

We prohibit executive officers and non-employee directors from engaging in hedging, pledging and short sale transactions in Company securities.

No Repricing of Underwater Stock Options

Our equity plan does not permit the repricing of stock options where the strike price exceeds the then-current fair market value without shareholder approval.

No Excise Tax Gross-Ups

We do not provide excise tax gross-ups in employment agreements.

No Guaranteed Bonuses

We do not provide guaranteed performance bonuses to our executive officers.

No Backdating or Discounting Stock Options

We do not backdate stock options or provide discounted stock options.

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EXECUTIVE COMPENSATION

3. Compensation Determination Process

Key Participants

The roles and responsibilities of all parties involved with the compensation determination process are set forth below:

Participant	Responsibilities

Shareholders

•

Approve the Compensation Policy as required under the Israeli Companies Law, including caps for cash incentives and equity, at least once every three years, and any changes thereto

•

Cast advisory vote on proposal(s) regarding executive compensation under U.S. law

•

Approve any compensation that deviates from the Compensation Policy

•

Approve compensation of the CEO

•

Approve compensation of directors

•

Approve equity plans, material changes to equity plans and share reserve increases

•

Provide direct feedback and input to Teva and our Board

Board of Directors

•

Evaluate performance of the CEO and executive officers, including the NEOs

•

Review and approve (subject to shareholder approval in certain cases):

–  Equity plans, material changes to equity plans and share reserve increases

– CEO and executive officer compensation, with input and recommendation from, and prior approval of, the HR and Compensation Committee – Changes to the Compensation Policy

Human Resources and Compensation Committee

•

Consider shareholder feedback and all other factors to help align our executive compensation program with the interests of Teva and our shareholders and long-term value creation

•

Review and approve (subject to Board and shareholder approval in certain cases):

–  CEO and executive officer compensation, including adjustments to executive officers’ base salaries, cash incentives and equity compensation, as well as other components of compensation in alignment with the Compensation Policy

–  Performance-based metrics and goals under the annual cash incentive plan and PSU awards

–  Achievement of performance-based goals under the annual cash incentive plan and PSU awards

–  Equity plans and awards

–  The Compensation Policy and its continued appropriateness (periodically)

–  The CD&A and the compensation tables and accompanying narrative descriptions

Independent Compensation Consultant

•

Advise the HR and Compensation Committee on various director and executive officer compensation and governance topics, including:

–  Compensation Policy, pay philosophy, best practices and market trends

–  Selection of peer group companies

–  Director and executive officer compensation practices and levels at peer group companies

–  Design of annual cash incentive plan, and performance and other equity plans, and awards and grants under each plan

–  Stock ownership guidelines

•

Review and provide an independent assessment of the data and materials presented by management to the HR and Compensation Committee

•

Participate in HR and Compensation Committee meetings as requested

CEO	• Evaluate the performance of other executive officers, including the other NEOs, and recommend adjustments to base salaries, annual cash incentives and long-term equity compensation	• Develop business goals, which are evaluated and incorporated by the HR and Compensation Committee and the Board in the design of our executive officer compensation program

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Role of the Independent Compensation Consultant

The HR and Compensation Committee has the authority to retain independent compensation consultants to assist it in the performance of its duties and responsibilities without consulting or obtaining the approval of management of the Company. For 2025, the HR and Compensation Committee retained Meridian as its independent compensation consultant. Meridian reported directly to, and was directly accountable to, the HR and Compensation Committee. While the HR and Compensation Committee took into consideration the review and recommendations of this independent advisor when making decisions about the Company’s executive officer and director compensation practices and governance-related topics, the HR and Compensation Committee ultimately made its own independent decisions about these matters.

The HR and Compensation Committee assessed the independence of Meridian pursuant to the rules of the SEC and the NYSE. In doing so, the HR and Compensation Committee considered the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. The HR and Compensation Committee also considered the nature and amount of work performed for the HR and Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. After these reviews, the HR and Compensation Committee concluded that there were no conflicts of interest, and that Meridian was independent pursuant to SEC and NYSE rules.

Compensation Peer Group and Peer Selection Process

The HR and Compensation Committee believes that obtaining relevant market and benchmark data is important to making determinations about executive compensation. This information provides a solid reference point for making decisions and very helpful context even though, relative to other companies, there are differences and unique aspects of the Company.

The HR and Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The HR and Compensation Committee also considers broader industry practices and our competitors for talent.

The HR and Compensation Committee has developed and maintained a relevant group of peer companies (the “Peer Group”) that represent the companies with which we believe we primarily compete for talent. The HR and Compensation Committee periodically reviews the Peer Group to ensure that the companies included continue to meet the primary selection criteria.

In connection with its regular periodic review of the Peer Group, the HR and Compensation Committee updated the Peer Group using updated selection criteria as described below, which was referenced when setting executive officer compensation levels for 2025. Teva’s attributes aligned more closely with the median range of the companies in the updated Peer Group.

The HR and Compensation Committee used the following updated criteria when developing the updated Peer Group:

•	Industry: Biotechnology, Pharmaceuticals, and Life Sciences Tools and Services;

•

Company size: Revenues of approximately 1/4x to 4x Teva’s revenues ($4 billion to $63 billion at the time of assessment) and Enterprise Value (which includes debt to provide a more fulsome representation of the size of the organization) less than 12x Teva’s value ($400 billion at the time of assessment); and

•	Business similarity and complexity: Companies mainly based in the U.S. and Europe, with global scope of operations, and a similar business model and fit to Teva.

Based on these criteria, the following companies, which met the selection criteria, were added: Bausch Health Companies, Inc., IQVIA Holdings, Inc., Moderna, Inc., Novartis AG, Organon & Co., Perrigo Company Plc, Regeneron Pharmaceuticals, Inc. and Vertex Pharmaceuticals, Inc. The following companies no longer met the updated selection criteria and were removed: AbbVie, Inc., Astellas Pharma, Inc., Eli Lilly & Co., Merck KGaA, and Novo Nordisk A/S.

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EXECUTIVE COMPENSATION

The Peer Group established for use in connection with 2025 compensation decisions consisted of the following companies:

Company	Headquarters	Revenues(*) ($ in millions)	Enterprise Value(*) ($ in millions)	Employees(*)

Amgen, Inc.	United States	$33,424	$191,490	28,000

AstraZeneca PLC	United Kingdom	$54,073	$228,175	94,300

Bausch Health Companies, Inc.	Canada	$ 9,625	$ 24,684	20,700

Biogen, Inc.	United States	$ 9,676	$ 27,235	7,605

Bristol-Myers Squibb Company	United States	$48,300	$157,791	34,100

Gilead Sciences, Inc.	United States	$28,754	$131,586	17,600

GlaxoSmithKline Plc	United Kingdom	$39,280	$ 84,175	68,629

IQVIA Holdings Inc.	United States	$15,405	$ 47,907	88,000

Moderna, Inc.	United States	$ 3,236	$ 8,154	5,800

Novartis AG	Switzerland	$51,722	$212,877	75,883

Organon & Co.	United States	$ 6,403	$ 11,828	10,000

Perrigo Company Plc	Ireland	$ 4,373	$ 7,034	8,379

Regeneron Pharmaceuticals, Inc.	United States	$14,202	$ 61,056	15,106

Sanofi	France	$45,849	$138,970	82,878

Takeda Pharmaceutical Co., Ltd.	Japan	$29,125	$ 72,375	49,281

Vertex Pharmaceuticals, Inc.	United States	$11,020	$ 94,253	6,100

Viatris, Inc.	United States	$14,739	$ 28,827	32,000
(*)	Source: S&P Capital IQ, (December 31, 2024)

	Revenues ($ in millions)	Enterprise Value ($ in millions)	Employees

Teva Pharmaceutical Industries Ltd. Percentile Rank	51st	35th	63rd

Median	15,405	72,375	28,000

In general, the HR and Compensation Committee and the Board have sought to align executive officer compensation and other employment terms with the market median range in order to be able to attract, motivate and retain experienced executive talent who are critical to our long-term success.

The HR and Compensation Committee and the Board consider data from the Peer Group companies as a reference point in reviewing market pay levels, allocations and practices, but do not tie CEO and executive officer compensation to specific market percentiles. Other factors considered when setting the compensation of our CEO and executive officers include sustained performance, criticality of contributions to Teva, and the executive officer’s role, skills, experience and development. The HR and Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data.

Internal Considerations

The HR and Compensation Committee also reviews relevant internal ratios between executive officer compensation and the compensation of other employees, specifically the average and median values of other employee compensation, and its potential effect on the Company’s labor relations in connection with the review and approval of compensation to executive officers.

50 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

EXECUTIVE COMPENSATION

4. Components of Our Compensation Program

2025 Components in General

The HR and Compensation Committee, Board and shareholders each participated in the selection of the components of compensation set forth in the chart below to achieve our stated executive compensation program objectives. The majority of the compensation of each executive officer is variable and at-risk and a significant portion is subject to the achievement of performance goals in order to be earned. The HR and Compensation Committee and the Board review all components of the compensation of executive officers in order to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and within the parameters set by our shareholder-approved Compensation Policy.

Element	Description	Additional Detail

Base Salary	Fixed cash compensation Determined based on each executive officer’s role, individual skills, experience, performance, external market value and internal equity	Base salaries are intended to provide stable compensation to executive officers, allow Teva to attract and retain qualified global executive talent and maintain a stable leadership team

Short-Term Incentives: Annual Cash Incentive Opportunities

Variable cash compensation

Determined based on the level of achievement relative to Company and individual performance objectives that are pre-determined annually

The weighted average of the results for the three Company-wide metrics must be at least 85% of target in order for any payout to occur

Cash incentive payouts are capped at a maximum of 200% of the target cash award

Per the shareholder-approved Compensation Policy, a target cash award as a percentage of annual base salary is capped at 100% (150% for the CEO)

Annual cash incentive opportunities are designed to ensure that our executive officers are incentivized to reach Teva’s annual goals; payout levels are determined based on actual financial and operational results, as well as individual performance

Long-Term Incentives: Annual Equity-Based Compensation

Variable equity-based compensation

Per the shareholder-approved Compensation Policy, the maximum monetary grant value of the annual long-term equity award is $16.0 million at target for the CEO and $6.0 million at target for other executive officers

Performance Share Units (“PSUs”):

•

Restricted share units that are earned only upon the attainment of performance goals generally over a 3-year period

•

Awards are capped at 250% of the target number of shares

Restricted Share Units (“RSUs”): Restricted share units that are time-based, with a 4-year vesting period

Equity-based compensation is used to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders, as well as to attract, motivate and retain executive officers for the long term

In 2025, the CEO received:

•

70% of the long-term incentive value granted in the form of PSUs

•

30% in the form of RSUs;

All other executive officers received 67% of the value granted in the form of PSUs and 33% in the form of RSUs

2025 Target Pay Mix

The target pay mix supports the core principles of our executive officer compensation philosophy of compensating for performance and aligning executive officers’ interests with those of Teva and its shareholders, by emphasizing short- and long-term incentives.

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EXECUTIVE COMPENSATION

The following charts outline the HR and Compensation Committee and the Board’s allocation of annual target total direct compensation payable to the CEO and to other NEOs. The HR and Compensation Committee and the Board allocated compensation among (i) base salary, (ii) short-term annual cash incentive opportunity and (iii) long-term annual equity incentives.

A sizeable majority of target total direct compensation is variable, at-risk and performance-based pay, consistent with our pay-for-performance philosophy. Specifically, in 2025:

•	90% of our CEO’s target total direct compensation was at-risk compensation

•	83%, on average, of the target total direct compensation of our other NEOs was at-risk compensation

We consider compensation to be “at risk” if it is subject to performance-based payment or vesting conditions or if its value depends on stock price appreciation. In addition, in 2025, 68% of our CEO’s target total direct compensation was performance-based, and 61%, on average, of the target total direct compensation of our other NEOs was performance-based. We consider compensation to be “performance-based” if it is subject to performance-based payment or vesting conditions. An additional 22% of our CEO’s target total direct compensation, and 22%, on average for our other NEOs, incentivizes performance through its dependence on stock price appreciation while promoting retention over a 4-year vesting period.

Target Pay Mix

The percentages of target total direct compensation as calculated above are based on the annualized 2025 base salary, the 2025 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the annual long term equity incentive grant and, for the CEO, the additional grant pursuant to the amendment to his employment agreement as approved by shareholder in June 2025, as further described on page 73. Each compensation element is outlined in more detail in the 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards table.

Base Salary

Base salaries provide stable compensation to executive officers, allow Teva to attract and retain qualified global executive talent and maintain a stable management team. Base salaries vary among executive officers and are individually determined according to each executive officer’s areas of responsibility, role and experience based on a variety of considerations, which may include, among other things, professional background (education, skills, expertise, professional experience and achievements and previous compensation arrangements, as relevant), external competitiveness, job criticality and internal fairness.

52 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

EXECUTIVE COMPENSATION

In 2025, the HR and Compensation Committee adjusted the base salary of the CEO pursuant to the amendment to his employment agreement as approved by shareholder in June 2025, and adjusted the base salaries of certain NEOs to maintain market competitive pay, as determined by reference to comparable positions at the Peer Group companies.

	Annualized 2024 Base Salary ($)	Annualized 2025 Base Salary ($)(1)	2024-2025 % Change

Richard Francis	$1,600,000	$1,700,000	6.25%

Eli Kalif	$876,631	$1,035,142	10%(2)

Dr. Eric A. Hughes	$770,000	$847,000	10%

Christine Fox	$800,000	$864,000	8%

Evan Lippman	—	$680,000	—
(1)	Annualized base salary as of December 31, 2025 converted from local currency, where relevant, using a 2025 annual average exchange rate.
(2)	Mr. Kalif is paid in Israeli shekels. Mr. Kalif received a 10% salary increase. The difference in values reflects this increase and fluctuations in exchange rates.

Annual Cash Incentives

The annual cash incentive component aims to incentivize our executives to reach our annual goals. Annual cash incentives are designed to provide a significant pay-for-performance element of our executive compensation package, as payout eligibility and levels are determined based on actual financial and operational performance, as well as individual performance.

Pursuant to our Compensation Policy, which serves as a shareholder-approved framework, executive officer target annual cash incentive opportunity is capped at 100% of annual base salary, and for the CEO, target annual cash incentive opportunity is capped at 150% of annual base salary. In addition, the maximum annual cash incentive payout cannot exceed 200% of target annual cash incentive. The 2025 annual cash incentive plan offers incentives to the executive officers to accomplish annual financial results that the HR and Compensation Committee and Board view as key steps in the execution of our overall business strategy, with the intent ultimately of increasing shareholder value.

The amount of the payout, if any, under the annual cash incentive plan is determined as follows:

Target Opportunities

The HR and Compensation Committee and the Board determine the target annual cash incentive opportunity available to each NEO by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. The HR and Compensation Committee and the Board did not change the target incentive percentages for our recurring NEOs from 2024 levels.

Executive	2025 Target Annual Cash Incentive (% of Base Salary)

Richard Francis	150%

Eli Kalif	100%

Dr. Eric A. Hughes	100%

Christine Fox	100%

Evan Lippman	100%

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EXECUTIVE COMPENSATION

Performance Measures

The HR and Compensation Committee and the Board used the same performance measure categories in 2025 as used in 2024: Company Financial and Individual.

Category	Weighting	Metric Weighting

Company Financial	75%	25% Net Revenues

		25% Non-GAAP EPS

		25% Free Cash Flow

Individual	25%	See Below

Company Financial Measures

The HR and Compensation Committee and the Board believe that certain financial measures are key performance indicators of the present and future prospects of our business and key drivers of shareholder value, and as such, selected the following financial measures for use in the annual cash incentive plan:

•

Net Revenues: This measure is determined using Net Revenues as reported in our audited financial statements, subject to adjustment for currency fluctuations. It represents top line growth, in alignment with the Pivot to Growth strategy, and is a leading indicator of corporate performance and value creation.

•

Non-GAAP Earnings Per Share: This measure of income is calculated as net income attributable to ordinary shareholders divided by the weighted average number of shares outstanding (fully diluted), and represents profitability. It focuses managers on expense control in addition to revenue generation and is viewed as a strong indicator of sustained performance over the short- and long-term.

•

Free Cash Flow: This measure, for purposes of the annual cash incentive, is calculated as the cash flow generated from operating activities, cash received for beneficial interest collected in exchange for securitized trade receivables (under our EU securitization program) and proceeds from divestitures of businesses and other assets, net of capital investments. It serves to focus employees on generating cash in the short- and long-term, to make investments (including in innovative products), fund operations and pay debt. It focuses managers on expense control in addition to revenue generation and on improvement in working capital.

These performance measures were selected because they focus management on metrics that align with our most critical strategic priorities of generating revenue, controlling expenses and improving profitability, and generating cash to make investments and service debt, and give a clear line of sight into how achieving operating goals drives Teva performance and generates rewards. For 2025, we excluded the contribution and performance of TAPI, our active pharmaceutical ingredient business which is classified as held for sale, and of the Company’s business venture in Japan divested early in the year, from both target and actual performance of all financial performance metrics.

We use non-GAAP measures as our compensation performance metrics, as do many other companies, because they are used by management and our Board (in conjunction with other performance metrics) to evaluate our operational performance, and to prepare and evaluate our work plans and annual budgets. While other qualitative factors and judgment also affect the establishment of performance metrics and goals and compensation levels, the principal quantitative elements are tied to the work plan/annual budget, which are based on these non-GAAP measures. The non-GAAP measures exclude items that management believes are non-recurring or not reflective of the Company’s underlying business performance. As such, performance achievement and compensation outcomes are not disproportionately affected by factors unrelated to the ongoing operation of our business by management. Using the non-GAAP measures aligns with the intent of the HR and Compensation Committee and the Board in setting business performance-related goals for our executive officers that are not affected by items that are not indicative of performance.

For a reconciliation of these non-GAAP measures to their most directly comparable financial measures calculated and presented in accordance with GAAP, please see Appendix A hereto.

54 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

EXECUTIVE COMPENSATION

Threshold, Target, and Maximum Company Performance Levels

The HR and Compensation Committee and the Board set the 2025 threshold, target and maximum performance levels at levels that were considered rigorous, aggressive and challenging, attainable only with strong performance, and that took into account the relevant risks and opportunities.

The HR and Compensation Committee developed performance metric targets based on the business plan that were aligned to the middle of the range of our outlook as communicated to investors in January 2025, excluding TAPI and the business venture in Japan. In setting these goals, the HR and Compensation Committee and the Board took into account various factors, including forecasted growth levels for the global economy, for the geographic areas where the Company operates and for the market for generic products, and with recognition that goals were established in conjunction with the execution of our Pivot to Growth strategy. In addition, the goals were based on key assumptions communicated to investors in January 2025, including:

•	Anticipated continued decline in COPAXONE® revenue from $503 million in 2024 to approximately $370 million in 2025, due to an expected increase in generic competition;

•	Anticipated continued increase of AUSTEDO revenue from $1.7 billion in 2024 to a range of $1.9 billion to $2.0 billion in 2025; and

•	Anticipated continued increase of global AJOVY revenue from $507 million in 2024 to approximately $600 million in 2025.

In light of all of these factors, these goals were considered rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks we were facing.

After setting the targets, the HR and Compensation Committee and the Board also set the threshold and maximum performance levels. To achieve threshold performance, the weighted average of the achievement percentages for the three Company-wide metrics must be at least 85%, which is a rigorous and challenging level of achievement that must be met. A weighted average achievement percentage of less than 85% would result in no annual cash incentive payment for executive officers. The HR and Compensation Committee and the Board set the maximum level of performance at 120% of target for each Company performance metric, a level that presented a significant challenge requiring exceptionally strong performance.

In October 2023, the Company had announced a collaboration with Sanofi to co-develop a Teva product candidate for the treatment of ulcerative colitis and Crohn’s disease. In 2025, under the terms of the collaboration agreement, in connection with Teva’s considerable work to achieve the initiation of Phase 3 studies for duvakitug, Teva received a $500 million development milestone payment. Because the collaboration agreement was already in place, the planned payment amount was included in the target figures, and the actual payment, having been received for the achievement, was included in actual performance for the metrics in the annual cash incentive.

Weighting	Performance Metric	Threshold (85%)(1)	Target (100%)(1)	Maximum (120%)(1)	Actual Results(1)		% Achievement

25%	Net Revenues	$13.7B	$16.1B	$19.3B	$16.3B	(2)	101%

25%	Non-GAAP EPS	$ 2.00	$2.35	$ 2.82	$2.89		120%(3)

25%	Free Cash Flow	$1.49B	$1.75B	$2.10B	$2.40B		120%(3)
(1)	We excluded the contributions and performance of TAPI and the business venture in Japan from targets and actuals.
(2)	We utilized foreign exchange rates used for setting our business plan for 2025 when determining performance achievement.
(3)	Cap of 120% performance was applied.

Individual Measures

The remaining 25% of the measures under the 2025 annual cash incentive plan were individual performance measures established by the HR and Compensation Committee and the Board early in the year. These measures included components specific to the nature of each executive officer’s position and area of responsibility. The HR and Compensation Committee and the Board established measures that it viewed as rigorous and challenging, requiring significant effort to achieve. The HR and Compensation Committee and the Board evaluated performance with respect to the individual measures by determining an individual performance rating and individual performance achievement percentage, which was then used as a component for determining the overall performance factor.

55 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

EXECUTIVE COMPENSATION

Richard Francis President and Chief Executive Officer	ACHIEVEMENT

Individual Goals

•

Leading the Accelerate Growth phase of the Pivot to Growth strategy

•

Achieving global sales targets

•

Building a high-performance organization by achieving transformation goals and focusing on executive leadership

•

Driving the implementation of Teva’s Healthy Future strategy by achieving our public targets and external commitments, including such goals as are included in our Sustainability-Linked Bonds and Revolving Credit Facility, by achieving 2% reduction in absolute Scope 1 and 2 Greenhouse Gas emissions (vs. 2024), and meeting compliance and ethics training targets (>99% of targeted active employees trained)

Key Performance Accomplishments

•

Launched Accelerate Growth phase of our Pivot to Growth strategy

•

Increased global revenues by 4% in U.S. dollars, or 3% in local currency terms, compared to 2024

•

Grew AUSTEDO globally by 34%, AJOVY globally by 30%, and UZEDY by 63% in the U.S. compared to 2024

•

Filed an NDA for olanzapine LAI in December 2025; initiated Phase 3 programs for duvakitug (anti-TL1A) in October 2025; achieved the targeted initial enrollment levels in the adult and pediatric populations for DARI’s (Dual-action Asthma Rescue Inhaler) Phase 3 trial

•

Made strong progress on our late-stage pipeline of proposed biosimilars

•

In May 2025, announced Teva Transformation programs expected to generate ~$700 million of net savings through 2027; achieved targeted savings for 2025

•

Surpassed Sustainability-Linked Bonds and Revolving Credit Facility access to medicine targets: 83 SLB-eligible cumulative regulatory submissions (2022-2025) and in 2025, 6.7 million SLB eligible doses of medicines were donated, surpassed 2% scope 1 and 2 greenhouse gas emissions reduction target, and achieved >99% compliance and ethics training completion target

Eli Kalif Executive Vice President, Chief Financial Officer	ACHIEVEMENT

Individual Goals

•

Supporting the Accelerate Growth phase of the Pivot to Growth strategy

•

Achieving financial and operational excellence targets

•

Building a high-performance organization by achieving transformation goals and focusing on leadership development

•

Achieving Sustainability targets, including enabling renewable electricity agreements to be signed, enhancing data collection and reporting, and meeting compliance and ethics training targets (>99% of targeted active employees trained)

Key Performance Accomplishments

•

Credit rating upgrades by Moody’s, Fitch, and S&P

•

Raised the guidance for key financial metrics three times during the year

•

Exceeded most recent financial outlook ranges for key metrics

•

Reduced net debt by an additional $1.2 billion to $13.3 billion at the end of 2025

•

Announced Teva Transformation programs expected to generate ~$700 million of net savings through 2027; achieved targeted savings for 2025

•

Met leadership and sustainability targets, including: signed a new renewable electricity Virtual Power Purchase Agreement (VPPA), implemented enhanced sustainability IT data controls, and achieved >99% compliance and ethics training completion target

56 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

EXECUTIVE COMPENSATION

Dr. Eric A. Hughes Executive Vice President, Global R&D and Chief Medical Officer	ACHIEVEMENT

Individual Goals

•

Supporting the Accelerate Growth phase of the Pivot to Growth strategy

•

Meeting key innovative milestones

•

Building a high-performance organization by achieving transformation goals and focusing on leadership development

•

Achieving Sustainability targets, including 100% completion of sustainability evaluation and meeting compliance and ethics training targets (>99% of targeted active employees trained)

Key Performance Accomplishments

•

Filed an NDA for olanzapine LAI in December 2025

•

Initiated Phase 3 programs for duvakitug (anti-TL1A) in October 2025

•

Achieved the targeted initial enrollment levels in the adult and pediatric populations for DARI’s (Dual-action Asthma Rescue Inhaler) Phase 3 trial

•

Received U.S. FDA Fast Track designation for our investigational therapy emrusolmin (TEV-56286) in Immuno-Oncology

•

Made strong progress on our late-stage pipeline of proposed biosimilars

•

Met transformation and leadership targets

•

Met sustainability targets including: completed 100% sustainability evaluation and achieved >99% compliance and ethics training completion target

Christine Fox Executive Vice President, U.S. Commercial	ACHIEVEMENT

Individual Goals

•

Supporting the Accelerate Growth phase of the Pivot to Growth strategy

•

Achieving regional sales and operational targets

•

Building a high-performance organization by achieving transformation goals and focusing on leadership development

•

Achieving Sustainability targets, including meeting compliance and ethics training targets (>99% of targeted active employees trained)

Key Performance Accomplishments

•

Increased U.S. revenues by 14% compared to 2024

•

Increased U.S. profit by 46% and U.S. gross profit by 28% compared to 2024

•

Grew AUSTEDO by 35%, AJOVY by 42%, and UZEDY by 63% in the U.S. compared to 2024

•

Increased generic products revenues in the U.S. by 2% compared to 2024

•

Met transformation and leadership targets

•

Met sustainability targets, including: achieved >99% compliance and ethics training completion target

57 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

EXECUTIVE COMPENSATION

Evan Lippman Executive Vice President, Business Development	ACHIEVEMENT

Individual Goals

•

Supporting the Accelerate Growth phase of the Pivot to Growth strategy

•

Meeting annual plan goals

•

Building a high-performance organization by achieving transformation goals and focusing on leadership development

•

Achieving Sustainability targets, including meeting compliance and ethics training targets

Key Performance Accomplishments

•

Entered license agreement with Prestige Biopharma for Tuznue® commercialization in Europe

•

Entered into strategic partnership with Fosun Pharma to develop Novel Anti-PD1-IL2 Therapy (TEV-56278) in Immuno-Oncology

•

Met transformation and leadership targets

•

Met sustainability targets, including: achieved >99% compliance and ethics training completion target

Compliance Modifier

Strong performance by the CEO and NEOs, as measured by the various components, is fully rewarded only if there are no substantial compliance events. The annual incentive payout may be decreased by up to 100% if there is a substantial compliance event.

Overall Performance Factor and Payout Calculation

Overall Performance Factor

The HR and Compensation Committee and the Board calculated an overall performance factor for each executive officer by taking the weighted average of the achievement percentages for Net Revenue, non-GAAP EPS, Free Cash Flow and individual performance for each NEO. As a last step, that overall weighted average achievement percentage is then converted to an overall payout performance factor based on the payout curve set forth in the table below.

Weighted Average Level of Achievement of Objectives	Overall Performance Achievement %(1)	Overall Payout Performance Factor: Potential Annual Cash Incentive as a % of Target

Below Threshold	Below 85% weighted average Company Financial measures performance	0% (no annual cash incentive payment)

Threshold	85% weighted average Company Financial measures performance, with 90% for minimum individual performance	66%

Target	100% weighted average Company Financial measures performance, with 100% individual performance	100%

Maximum Cash Incentive	120% weighted average Company Financial measures performance, with up to 130% for maximum individual performance	200%
(1)

Payouts are determined linearly based on a straight-line interpolation of the applicable payout range (i.e., 2.5% for each percentile change in weighted average performance between threshold and target and 5% for each percentile change in performance between target and maximum). No additional payout is made for weighted average performance achievement in excess of 120% (or 130% in the case of maximum individual performance).

58 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

EXECUTIVE COMPENSATION

The HR and Compensation Committee and the Board reviewed Company financial and individual performance against objectives in order to make determinations regarding whether any payouts were due under our annual incentive plan. The table below sets forth the calculation of the overall performance achievement percentage and payout performance factor for our CEO and other NEOs:

Executive	Net Revenues % Achievement (25% weighting)	Non-GAAP EPS % Achievement (25% weighting)	Free Cash Flow % Achievement (25% weighting)	Individual Performance % Achievement (25% weighting)	Overall Weighted Avg Performance Achievement %	Overall Payout Performance Factor %

Richard Francis	101%	120%	120%	130%	118%	189%

Eli Kalif	101%	120%	120%	120%	115%	177%

Dr. Eric A. Hughes	101%	120%	120%	130%	118%	189%

Christine Fox	101%	120%	120%	130%	118%	189%

Evan Lippman	101%	120%	120%	105%	112%	158%

The HR and Compensation Committee and the Board then took the target award opportunity and applied the overall payout performance factor to determine the total 2025 annual incentive plan payout for the CEO and each other NEO.

This amount reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table is presented below under the “Additional Compensation Information” section.

Executive	Eligible Base Salary ($)(1)	Target Annual Cash Incentive (% of Base Salary)	Target Award ($)	Overall Payout Performance Factor(2)	Payout ($)(3)

Richard Francis	$1,700,000	150%	$2,550,000	189%	$4,827,405

Eli Kalif	$1,012,687	100%	$1,012,687	177%	$1,788,633

Dr. Eric A. Hughes	$829,231	100%	$829,231	189%	$1,569,817

Christine Fox	$849,231	100%	$849,231	189%	$1,607,679

Evan Lippman	$680,000	100%	$680,000	158%	$1,074,808
(1)	Eligible base salary is generally defined as actual base salary earned during the year. Mr. Lippman’s eligible base salary was $680,000, his annualized salary when he was hired into the position.
(2)	Percentages have been rounded to the nearest whole percentage.
(3)	Annual cash incentive payout amount is calculated in the currency in which the amount is paid and converted to U.S. dollars.

Long-Term Incentive Equity-Based Compensation

The third and largest main component of the executive compensation program is long-term equity incentives.

Equity-based compensation is intended to incentivize and reward for future long-term performance, as reflected by the market price of our shares and/or other performance criteria, and is used to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders. Equity-based compensation is also intended to attract, motivate and retain executive officers for the long term by (i) providing them with a meaningful interest in Teva’s share performance; (ii) linking equity-based compensation to potential and sustained performance; and (iii) spreading benefits over a longer performance cycle through the vesting period mechanism.

Pursuant to our current Compensation Policy, which serves as a shareholder-approved framework, the minimum full vesting period of all equity-based awards is three years from the date of grant (partial vesting can occur before), the maximum monetary grant date fair value of annual equity-based awards granted to the CEO cannot exceed $16 million at target and to any other executive officer $6 million at target, and the maximum number of shares settled for a performance-based equity award shall not exceed 250% of the target number of shares granted.

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EXECUTIVE COMPENSATION

Equity Vehicles and Mix

The HR and Compensation Committee and the Board used the equity vehicles and mix set forth in the following table:

Type of Long-Term Incentive Vehicle	Proportion of Long-Term Incentive Grant	Vesting Schedule	Performance Metrics (Weighting)	Rationale for Use

Performance Share Units (PSUs)	70% for CEO; 67% for other executive officers	Three-year cliff vesting	2025-2027 Cumulative Free Cash Flow (60%)	Focuses employees on generating cash in the short- and long-term to deploy capital and repay debt, and reflects cash management practices, including working capital and capital expenditures, enabling the Company to pursue opportunities that contribute to long-term shareholder value

			2025-2027 Net Revenue Growth (annual and cumulative) (40%)	Demonstrates top line expansion, in alignment with the Pivot to Growth strategy, and is a leading indicator of corporate performance and value creation

			2025-2027 Absolute Stock Price (Modifier)	Strong performance, as measured by the other two metrics, is fully rewarded only if it also results in meaningful stock price growth. Absolute stock price performance ties executive officer compensation to shareholder value creation and aligns the interests and experience of executive officers with those of Teva and its shareholders. The absolute stock price modifier for the 2025 grants caps payouts at target if stock price performance measured at the end of the performance period has decreased compared to a set stock price, and can increase payouts up to 150% for increases in the third year of the performance period, subject to a maximum cap of 250% for the overall PSU payout.

Restricted Share Units (RSUs)	30% for CEO; 33% for other executive officers	Four equal tranches vesting on the first, second, third and fourth anniversaries of the date of grant	N/A	N/A

The HR and Compensation Committee and the Board have structured the mix of equity vehicles and the relative weight assigned to each type to motivate performance against long-term targets and stock price appreciation over the long term and to encourage ownership and retention while aligning executive officers’ interests and experience with those of our shareholders. The PSUs granted represent the opportunity to have shares vest at the end of the three-year performance cycle based on the achievement of designated performance metrics and the change in absolute stock price, in each case, during the performance period of 2025-2027. The RSUs are complementary to the PSUs because they have upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to Teva.

60 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

EXECUTIVE COMPENSATION

PSU Performance Metrics

All metrics give recipients a clear line of sight into how achieving operating goals drives Teva performance and generates rewards.

For purposes of the PSU performance measures:

1)

Net Revenue Growth is defined as the percentage increase or decrease in GAAP Net Revenue as reported in the financial statements included in the Company’s Annual Report on Form 10-K for a particular year, adjusted as described in the following sentence, in comparison to GAAP Net Revenue as reported in the financial statements included in the Company’s Annual Report on Form 10-K for the prior year. For purposes of determining Net Revenue Growth, the effects of unique transactions or divestitures and foreign exchange fluctuations are disregarded, and only the exchange rates used in the Company’s annual operating plan are used.

2)

Free Cash Flow is defined as cash flow from operating activities, beneficial interest collected in exchange for securitized accounts receivables, proceeds from divestitures of businesses and other assets, net of cash used for capital investment. For purposes of determining Free Cash Flow, the effects of unique transactions or divestitures and foreign exchange fluctuations are disregarded, and only the exchange rates used in the Company’s annual operating plan are used. For a reconciliation of Free Cash Flow to Cash Flow from Operating Activities, please see Appendix A hereto.

Before the conclusion of the three-year performance period, we do not publicly disclose our specific performance measure targets and the corresponding minimums and maximums because of the potential for competitive harm from such disclosure. These measures are competitively sensitive and would reveal information about our view of our anticipated trajectory, which is not otherwise public. The HR and Compensation Committee and the Board believe that they have set performance goals at rigorous and challenging levels so as to require significant effort and achievement by our executive officers to be attained, and that such goals have been established in light of our internal forecast as well as the macroeconomic and industry environments. After the end of the performance period, the targets and achievement relative to such targets will be disclosed.

Target, Threshold and Maximum Performance Levels

Similar to the annual cash incentive plan, for the PSUs, the HR and Compensation Committee and the Board defined payout levels representing the number of PSUs to be earned by executive officers based on the weighted average earning percentages for each of the two performance metrics.

Net Revenue Growth. For Net Revenue Growth, performance is calculated as four equally-weighted point-to-point measurements from 2025 to 2027—for each of the three calendar years, as well as for the three-year period as a whole. The HR and Compensation Committee determines the Company’s performance achievement percentage for each individual period within the overall performance period. If performance achievement for a particular year exceeds the maximum, the target for the following year will be set based on the maximum level of performance for the prior year.

The performance achievement percentage for each of these four measurement periods is then converted to an earning percentage for the Net Revenue Growth metric as set forth below.

Level of Achievement of Net Revenue Growth(*)	Earning Percentage

Below Threshold	0%

Threshold	25%

Target	100%

Maximum	200%
(*)	Linear interpolation will be used to determine the applicable earning percentage between levels.

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The HR and Compensation Committee then determines the average earning percentage for the Net Revenue Growth metric. Each of the four measurement periods carries a weight of 25% in calculating the average earning percentage.

Free Cash Flow. For Free Cash Flow, the HR and Compensation Committee determines the Company’s performance achievement percentage for the three-year period (three-year cumulative Free Cash Flow). The performance achievement percentage is then converted to an earning percentage as set forth below.

Level of Achievement of Free Cash Flow(*)	Performance Achievement %	Earning Percentage

Below Threshold	Below 85%	0%

Threshold	85%	25%

Target	100%	100%

Maximum	110%	200%
(*)	Linear interpolation will be used to determine the applicable earning percentage between levels.

The HR and Compensation Committee then calculates the weighted average of the earning percentages for the two performance measures.

Absolute Stock Price Modifier

The HR and Compensation Committee and the Board view the inclusion of Absolute Stock Price as critical because it ties executive officer compensation to the shareholder experience and the creation of shareholder value, and it aligns the interests of executive officers with those of Teva and its shareholders.

If the weighted average of the earning percentages for Net Revenue Growth and Free Cash Flow is less than 100%, then the modifier will not apply.

If the weighted average of the earning percentages for Net Revenue Growth and Free Cash Flow is greater than 100%, then the weighted average is multiplied by an Absolute Stock Price modifier.

As noted above, strong performance, as measured by the other two metrics, is fully rewarded only if it also results in meaningful stock price growth. The HR and Compensation Committee will calculate the December trading day average ending on the last trading day of the last month of the performance period at the end of December 2027. If the average for the end of 2027 is less than a set stock price as approved by the HR and Compensation Committee and the Board for December 2024, then any weighted average earning percentage of the two financial metrics above 100% will be reduced to 100%. If the average for the end of 2027 is greater than the set stock price, then any weighted average earning percentage above 100% will be multiplied by a modifier based on the Absolute Stock Price. The HR and Compensation Committee will calculate the Absolute Stock Price to use based on the highest price within a 30 consecutive trading day period within 2027, where each day’s price is the 15-trading day average price.

There is a cap on the final earning percentage, as modified by any potential modifier, of 250%. The product of (1) the weighted average of the earning percentages for the two metrics and (2) the Absolute Stock Price modifier is multiplied by the target number of PSUs granted to each of the executive officers to determine the final number of PSUs earned by each individual.

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Ultimately, the HR and Compensation Committee approves and presents the performance achievement percentages, the calculation of the average earning percentage and the Absolute Stock Price modifier (if applicable), and the determination of the number of PSUs earned by each executive officer to the Board for its review and approval.

2025 Grants of PSUs and RSUs

In making determinations about 2025 long-term equity incentive grants to executive officers, the HR and Compensation Committee and the Board considered, among other things: sustained performance; criticality of contributions to Teva; comparison against our Peer Group; the executive officer’s role, skills, experience and development; internal fairness among executive officers; current value of prior granted equity and pay mix. The portion of executive officer compensation that is composed of these equity vehicles is “at risk” and directly aligned with shareholder value creation.

The following table sets forth the 2025 annual grant date fair values at target approved by the HR and Compensation Committee and the Board for the CEO and the other NEOs. As described above, the amounts for the CEO reflect an additional grant of PSUs and RSUs to bring the total value into alignment with the updated CEO Terms of Office and Employment approved by shareholders at the 2025 annual meeting.

Executive	PSUs ($)(*)	RSUs ($)(*)	Total ($)(*)

Richard Francis	$8,400,000	$3,600,000	$12,000,000

Eli Kalif	$2,533,333	$1,266,667	$3,800,000

Dr. Eric A. Hughes	$2,500,000	$1,250,000	$3,750,000

Christine Fox	$2,266,667	$1,133,333	$3,400,000

Evan Lippman	$1,600,000	$800,000	$2,400,000
(*)	Equity values have been rounded to the nearest $10,000.

Consistent with historical practice, the dollar value allocated to PSUs was converted to a number of units, based on the grant date fair value as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The dollar amount allocated to RSUs was converted to a number of shares using the fair market value on the grant date.

2023-2025 PSU Payout

In 2023, the HR and Compensation Committee and the Board selected Net Revenue from Innovative Products, Net Revenue from All Other Products and non-GAAP Operating Profit as metrics for the PSUs and granted PSUs with performance-based vesting requirements for the three-year performance period of 2023-2025.

In addition, strong performance, as measured by the other three operating metrics, was only to be fully rewarded if it also resulted in above-median shareholder returns. The HR and Compensation Committee and the Board viewed the inclusion of Total Shareholder Return as critical because it tied executive officer compensation to the shareholder experience and the creation of shareholder value, and it aligned the interests of executive officers with those of Teva and its shareholders. The relative TSR modifier for the 2023 award could decrease or increase the average earning percentage by up to 10%. By measuring our stock performance relative to peers, it mitigated the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provided rewards that are more directly aligned with performance through different economic cycles.

In connection with the 2023 PSU grants, the number of PSUs earned by the NEOs who were executive officers at the time the grants were made has been determined in two steps as follows.

In step one, there were three Company financial performance measures, 2023-2025 Net Revenue from Innovative Products (25% weighting), 2023-2025 Net Revenue from All Other Products (25% weighting) and 2023-2025 non-GAAP Operating Profit (50% weighting). For each of these measures, the HR and Compensation Committee and the Board determined the Company’s performance achievement percentage for each year in the three-year period relative to the target set according to the annual business plan for each year. In 2023, at the beginning of the performance period, Mr. Francis had just taken over as CEO and began formulating the Pivot to Growth strategy, which he launched in May of that year. Because the strategy had not yet been set when the goals were adopted, the metrics utilized three one-year periods. The

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HR and Compensation Committee and the Board then calculated the average annual performance achievement percentage for the three-year period. The average three-year performance achievement percentage was then converted to an earning percentage based on the following:

Level of Achievement of Objectives(*)	% Achievement of Target	Earning Percentage

Below Threshold	Below 85%	0%

Threshold	85%	62.5%

Target	100%	100%

Maximum	120%	150%
(*)	Linear interpolation was used to determine the applicable earning percentage between levels.

The HR and Compensation Committee and the Board then calculated the average of the earning percentages for the three performance measures.

In step two, this average of the earning percentages was multiplied by a modifier that was determined based on our TSR performance relative to the companies included in the peer group used as a reference point for 2023 compensation decisions for the three-year period, as set forth below.

Level of Achievement of Relative TSR(*)	Relative TSR Ranking	Modifier

Threshold	Up to 25th percentile	90%
		(i.e., 10% less than unmodified average of the earning percentages)

Target	50th percentile	100%

Maximum	75th percentile	110%
(*)	Linear interpolation was used to determine the applicable modifier.

The product of (1) the average of the earning percentages and (2) the relative TSR modifier was multiplied by the target number of PSUs granted to the NEOs, to determine the final number of PSUs earned by each individual, except that the number of PSUs to be issued could not exceed 165% of the target number of PSUs.

As shown in the table below, the HR and Compensation Committee and the Board approved an average earning percentage of 116% which was then subject to a relative TSR modifier, which adjusted the earning percentage to be 110% of the actual earning percentage, resulting in a modified earning percentage of 128%.

Weighting	Performance Metric	Target (100%) ($B)(*)	Actual Results ($B)(*)	Achievement %	Earning %

25%	Net Revenue from Innovative Products	$12.3B	$13.8B	112%	131%

25%	Net Revenue from All Other Products	$35.0B	$34.9B	100%	99%

50%	Non-GAAP Operating Income	$12.6B	$13.5B	107%	118%

Weighted Average:					116%

Relative TSR Modifier (+10%, reflecting 100th percentile)					110%

Final Earning %					128%
(*)

Targets and actuals represent an aggregate of the individual years in the performance period. We utilized foreign exchange rates used for setting our business plan for each relevant year when determining performance achievement and excluded the contributions and performance of TAPI and the business venture in Japan in 2025.

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Based on this outcome, the NEOs earned Teva PSUs in respect of their 2023-2025 PSU awards as follows (Ms. Fox and Mr. Lippman had not joined Teva in 2023 when these PSUs were granted):

Executive	Target Award (# of PSUs)	Final Earning Percentage(*)	Final Award (# of PSUs)

Richard Francis	697,211	128%	891,315

Eli Kalif	110,668	128%	141,478

Dr. Eric A. Hughes	110,668	128%	141,478
(*)	Percentages have been rounded to the nearest whole percentage.

CEO Sign-on PSU Payout

As previously disclosed, in connection with the appointment of Mr. Francis as CEO effective January 1, 2023, Mr. Francis was granted a sign-on PSU award with a target grant date fair value of $5 million. The PSU award was earned based on achievement over the 2023-2025 performance period relative to four performance goals, each weighted equally: 1) Non-GAAP Operating Margin; 2) Net Debt reduction; 3) Objectives related to Teva’s Sustainability-Linked Bonds, including greenhouse gas emissions reductions, regulatory submissions of medicines on the WHO Essential Medicines List in low and middle income countries, and increases in access to medicines program product volume; and 4) Revenue growth of a specified compound annual growth.

The HR and Compensation Committee and the Board determined the Company’s performance achievement percentage as of the end of 2025. For three of these four measures (non-GAAP operating margin, net debt reduction, and revenue growth), the performance achievement percentage was converted to an earning percentage based on the following:

Level of Achievement of Objectives(*)	Achievement % of Target	Earning Percentage

Below Threshold	Below 85%	0%

Threshold	85%	85%

Target	100%	100%

Maximum	120%	120%
(*)	Linear interpolation was used to determine the applicable earning percentage between levels.

For the objectives related to the Sustainability-Linked Bonds, achievement must have been 100% to earn any payout for that category of goals. Achievement above 100% was converted to an earning percentage based on the table above. The HR and Compensation Committee and the Board then calculated the weighted average of the earning percentages for the four performance measures. The number of PSUs earned was determined by multiplying the target number of PSUs granted by the PSU earning percentage.

The HR and Compensation Committee and the Board approved an average earning percentage of 115% based on the following:

Weighting	Performance Metric by end of 2025	Target (100%)	Actual Results(1)	Achievement %(2)	Earning %

25%	Non-GAAP Operating Margin	28%	30%	106%	106%

25%	Net Debt Reduction	$13.4B	$12.7B	115%	115%

25%	Revenue Growth CAGR	1%	10.5%	120%	120%

25%	Sustainability Linked-Bond Targets	Goals related to regulatory submissions, access to medicines program product volume, greenhouse gas emissions reduction	Exceeded	119%	119%

Final Earning %					115%
(1)

We utilized foreign exchange rates used for setting our business plan for each relevant year when determining performance achievement and excluded the contributions and performance of TAPI and the business venture in Japan in 2025.

(2)	Cap of 120% performance was applied to relevant achievement levels.

Goals related to regulatory submissions, access to medicines program product volume, greenhouse gas emissions reductions

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Based on this outcome, Mr. Francis earned Teva PSUs in respect of his sign-on PSU award as follows:

Executive	Target Award (# of PSUs)	Final Earning Percentage(*)	Final Award (# of PSUs)

Richard Francis	538,851	115%	620,110
(*)	Percentage has been rounded to the nearest whole percentage.

Leadership Transitions and Related Compensation; New Shareholder-Approved CEO Compensation and Employment Terms

Appointment of Evan Lippman as Executive Vice President, Business Development

Effective March 31, 2025, the Board appointed Evan Lippman as the Company’s Executive Vice President, Business Development. In connection with his appointment, Mr. Lippman is entitled to receive (i) an annual base salary of $680,000; (ii) a target bonus equal to 100% of his annual base salary; (iii) PSUs with a target value of approximately $1,600,000; and (iv) RSUs with a target value of approximately $800,000. The RSUs and PSUs are subject to the same performance and vesting conditions described above for the grants made in 2025. Mr. Lippman also received the following sign-on compensation in consideration of certain equity grants from Mr. Lippman’s prior employer that were forfeited upon his resignation: (a) cash of $700,000 and (b) RSUs with a target value of $2,500,000. Mr. Lippman agreed to certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, and assignment of inventions.

New Shareholder Approved Compensation and Employment Terms for Richard D. Francis, President and CEO

At our 2025 Annual Meeting of Shareholders, our shareholders approved, by a margin of 90% of votes cast, updated terms for Teva’s President and CEO, Richard Francis, for 2025 and beyond. Specifically, the amendment to Mr. Francis’ employment agreement, which is detailed in our 2025 Proxy Statement, provided for the following: annual base salary – $1.7 million, and the HR and Compensation Committee and the Board may, without the need for further action or approval of the shareholders, increase the annual base salary each subsequent year by up to 7.5%; annual cash bonus – subject to meeting the required level of performance, the maximum payout is now 200% of target; annual equity award – to bring it into alignment with the market, in the range of $10 million to $16 million; severance provisions not in connection with a change in control – for an involuntary termination by the Company without cause or a resignation by the President and CEO for good reason, cash severance with a multiple of 1.5 times the sum of annual base salary and target annual cash incentive opportunity, subject to continued covenant compliance; RSUs will continue to vest and PSUs will continue to vest based on actual performance through the end of the performance period, pro rata for the term of service during the vesting period; severance and change in control provisions in connection with a termination and a change in control – cash severance equal to 2.5 times the sum of annual base salary and target annual cash incentive opportunity; RSUs and PSUs will be accelerated, and in the case of PSUs, the total number that vests would be based on the greater of target or actual performance; retirement – early retirement – RSUs will continue to vest and the PSUs will continue to vest based on actual performance through the end of the performance period, in each case, pro rata for the term of service during the applicable vesting period; retirement – qualified retirement – RSUs and PSUs will have full continued vesting (without proration), with such vesting based on actual performance for the PSUs; perquisites – $200,000 annual cash allowance, with no gross up for tax purposes on such amount in lieu of international assignment, flights, housing, car benefit and tax and financial advisory benefits, and if found to be necessary by the HR and Compensation Committee, security services for Mr. Francis and/or his family when he travels for business or personal purposes, such reimbursements grossed up for tax purposes.

Other Elements of Compensation

We generally provide to our executive officers the same benefits that are provided to all employees, including certain health and welfare benefits and other benefits. In addition, our executive officers are provided with certain additional benefits, intended to be competitive with the practices of companies in our Peer Group.

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Health and Welfare Benefits

We offer health and welfare benefits to all eligible employees, including all executive officers, which are tailored to each location’s competitive market. Health and welfare benefits may include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, short- and long-term disability coverage and an employee assistance program.

Retirement and Other Local Benefits

Israel

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause and other circumstances as defined under Israeli law. We make monthly contributions on behalf of our executive officers on Israel payroll to pension plans. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of an NEO’s monthly salary to the pension component (including disability insurance) and 8.33% of the NEO’s monthly salary to the severance component, and the employee contributes an amount between 6% and 7% of the monthly salary to the pension component. The contributions to the severance component are on account of Teva’s obligation to pay severance upon termination as referenced above. Our CEO is entitled to similar contributions on behalf of the Company as a pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions.

Generally, in addition, our NEOs on Israel payroll (excluding those on relocation), like all of our employees in the country, are entitled to participate in a study fund plan, pursuant to which each employee who participates in the plan contributes an amount equal to 2.5% of his or her monthly salary to the study fund and Teva contributes to this fund or pays 7.5% of his or her monthly salary.

Furthermore, as is very common and accepted market practice in Israel, we provide eligible employees, including our NEOs on Israel payroll, with a car or car allowance. This is the norm in Israel and this benefit is provided to a broad range of our employees. This benefit is similarly provided in other countries where it is typical market practice.

United States

Our U.S. subsidiaries mainly provide various defined contribution retirement plans for the benefit of their employees. Under these plans, contributions are based on specified percentages of pay. In addition, Teva USA offers a supplemental deferred compensation plan to eligible employees. The plan is a nonqualified plan which is intended to work as a complement to the qualified 401(k) Retirement Savings Plan. The plan has been designed to address the “retirement gap” that many senior-level employees face, primarily due to IRS-imposed limits on qualified plans and IRAs.

Expatriate Benefits / International Assignment and Relocation Benefits

Teva provides benefits to our employees who either accept an expatriate assignment or relocate internationally. The benefits are designed to provide ongoing assignment management and physical relocation support services. These benefits can vary depending on the nature of the assignment or relocation, but generally include a housing allowance, transportation support, a cost-of-living allowance (where applicable), home leave, global health insurance, and Company-paid education for approved dependents in locations where public education is not suitable. Additionally, we provide tax preparation and tax support services, dependent on the nature of the assignment (e.g., tax equalization for home-based assignments or tax gross up of relocation benefits and ongoing assignment allowances for host-based assignments), as well as immigration services to manage compliance within all global jurisdictions. The purpose of these benefits is to keep our expatriate employees “economically neutral” for the costs associated with living and working outside their home country, with the goal that they are not financially advantaged or disadvantaged as a result of relocating to another country and incurring associated taxes.

Security

The personal safety and security of employees is of utmost importance to the Company. The Company provides security for NEOs and other executives, as appropriate, based on an assessment of risk conducted by an independent third-party security advisory firm, which includes consideration of the executive’s position and work location. Security services include travel related security and additional security measures. The HR and Compensation Committee and the Board believe the costs of our security program are an appropriate and necessary business expense and do not consider such security costs to be a perquisite. Pursuant to SEC guidance, we have reported the aggregate incremental costs of personal security in the “All Other Compensation” column of the Summary Compensation Table.

Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the 2025 Summary Compensation Table set forth below under “Additional Compensation Information.”

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5. Additional Compensation Policies and Practices

Stock Ownership Guidelines

Teva and its shareholders are best served by executive officers and directors that manage the business with a long-term perspective. Therefore, we adopted stock ownership guidelines, as we believe stock ownership is an important tool to strengthen the alignment of interests among our executive officers and directors and our shareholders, to reinforce executive officers’ commitment to Teva and to demonstrate Teva’s commitment to sound corporate governance.

The guidelines provide that Teva expects the applicable level of stock ownership to be satisfied by our executive officers within five years, and by our directors within six years, of the date of appointment as an executive officer or director. If an executive officer’s holding requirement increases because of a change in annual base salary, or if a director’s holding requirement increases because of a change in annual cash retainer or ownership requirement, the executive officer is expected to achieve the higher holding requirement within one year, and the director within two years, of the date of the increase.

The HR and Compensation Committee receives periodic reports of the ownership achieved by each executive officer and director. For purposes of determining compliance with the guidelines, the value of an executive officer or director’s share holdings is based on the closing price of Teva’s ADSs reported on the NYSE on the last trading day of the year.

In 2025, we increased the director stock ownership guideline from 5x to 7x the annual cash retainer.

The ownership guidelines are as follows:

Current Position	Multiple of Base Salary/Retainer

CEO	6x

All other executive officers	3x

Directors	7x annual cash fee(*)
(*)	Excluding committee fees.

The value of all of the following types of Teva shares owned by, or granted to, an executive officer or director qualifies toward the attainment of the target multiple of pay:

•	shares owned outright by the executive officer or director or jointly with, or separately by, his or her immediate family members residing in the same household;

•	shares held in a grantor trust or under a similar arrangement for the economic benefit of the executive officer or director or his or her immediate family members residing in the same household;

•	shares held in any Teva retirement plan; and

•	unvested time-based restricted shares and RSUs.

The value of all of the following types of Teva shares or stock options owned by, or granted to, an executive officer or director does not qualify toward the attainment of the target multiple of pay:

•	unvested PSUs; and

•	stock options, whether vested or unvested.

At the last measurement date, all NEOs are in compliance with our stock ownership guidelines, or fall within the period to attain the guideline level of stock ownership.

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Clawback Policy

Teva maintains two policies of the Company that cover the clawback of compensation: one, the Clawback Policy, comports with the requirements of the NYSE listing standards and is triggered by an accounting restatement; the other is contained within the Company’s Compensation Policy and is triggered by not only restated financials, but also by misconduct, and which covers various forms of compensation, including cash incentives and both performance- and time-based equity incentives.

Teva’s Clawback Policy adheres to the listing standards of the NYSE and the rules of the SEC. The Clawback Policy requires the HR and Compensation Committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the policy, the HR and Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.

In addition to the above Clawback Policy, pursuant to the Company’s Compensation Policy, (i) executive officers are required to return any compensation paid to them on the basis of results included in financial statements that turned out to be erroneous and that were subsequently restated, during the three-year period following filing thereof, and (ii) in the event that it is discovered that an executive officer engaged in conduct that resulted in a material inaccuracy in Teva’s financial statements or caused severe financial or reputational damage to Teva, or in the event that it is discovered that an executive officer breached confidentiality and/or non-compete obligations to Teva (as determined by the Company), the Company has broad remedial and disciplinary authority, depending on the facts and circumstances of each specific event, including, termination of employment, offset to, or cancellation of, outstanding performance or time-based grants or opportunities affected by such actions.

Anti-Hedging and Anti-Pledging Policies

Our directors and executive officers are prohibited from hedging their equity-based awards and any other Teva securities held by them (whether they are subject to transfer restrictions or not), such as purchasing or selling options on Teva securities, purchasing or selling puts, calls, straddles, equity swaps or other derivative securities linked to Teva’s securities, or engaging in “short” sales on Teva securities. This policy applies to each director and each executive officer until one year after the director’s or executive officer’s termination or retirement. Our employees are also strongly discouraged from participating in any transaction in which profit is earned through a decline in value of Teva securities, such as short sales or hedges. Directors and executive officers are prohibited from pledging or using their equity-based awards and any other Teva securities held by them (whether they are subject to transfer restrictions or not) as collateral for loans.

Risk Considerations and Assessment

Our compensation elements are designed to include mechanisms that reduce incentives to expose Teva to imprudent risks that may harm the Company or our shareholders in the short- and long-term. This is achieved by using tools such as (i) placing maximum limits on payouts under short- and long-term incentives; (ii) measuring performance using key performance indicators that are designed to reduce incentives to take excessive risks; (iii) using compensation vehicles with multiple performance measures to diversify performance incentives; (iv) granting a mix of equity-based compensation types that have long-term vesting schedules, which tie the awards to a longer performance cycle; (v) requiring clawback of compensation payments in certain circumstances; and (vi) aligning executive officer interests with Teva and shareholders through meaningful stock ownership guidelines.

While the Board and the Audit Committee have overall responsibility for risk oversight, each of the standing committees of the Board regularly assesses risk in its area of oversight in connection with executing its responsibilities. Thus, the HR and Compensation Committee assesses the potential risks arising from our compensation program, policies and practices. The HR and Compensation Committee coordinates with our legal, human resources and other departments, considers shareholder feedback and interests and consults with its compensation consultant. The HR and Compensation Committee reviewed and discussed the assessment for 2025. The HR and Compensation Committee determined that our compensation program, policies and practices do not create risks that are reasonably likely to have a material adverse effect on Teva.

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Compensation Policy Requirements
Pursuant to the Israeli Companies Law, arrangements between Teva and its Office Holders must generally be consistent with the Compensation Policy. However, under certain circumstances, we may approve an arrangement that is not consistent with the Compensation Policy, if the arrangement is approved by a majority of our shareholders who participate and vote, provided that (i) the majority includes a majority of the votes cast by shareholders who participate and vote (abstentions are disregarded) who (A) are not controlling shareholders and (B) do not have a personal benefit or other interest in the matter, or (ii) the votes cast against the arrangement by shareholders who are not controlling shareholders and who do not have a personal benefit or other interest in the matter who participate and vote constitute two percent or less of the voting power of the Company (a “disinterested majority”).
In addition, pursuant to the Israeli Companies Law, the Terms of Office and Employment of Office Holders generally require the approval of the HR and Compensation Committee and the Board. The Terms of Office and Employment as applicable to directors, including with respect to other positions in the Company, further require the approval of the shareholders by a simple majority. The Terms of Office and Employment with respect to a CEO (who is not a director) generally require the approval of the shareholders by the disinterested majority referenced in the immediately preceding paragraph. Pursuant to regulations promulgated under the Israeli Companies Law, shareholder approval is not required with respect to Terms of Office and Employment granted to a director or a CEO for the period following his or her appointment until the next general meeting of shareholders, provided these terms are (i) approved by the HR and Compensation Committee and the Board, (ii) consistent with the Compensation Policy and (iii) on similar or less favorable terms than those of the person’s predecessor. In addition, under certain circumstances, shareholder approval is not required with respect to the Terms of Office and Employment of a candidate for CEO if the HR and Compensation Committee determines that the engagement will be impaired if the approval is pursued, provided that the terms are consistent with the Compensation Policy.
Under certain circumstances, if the Terms of Office and Employment of Office Holders who are not directors are not approved by the shareholders, where such approval is required, the HR and Compensation Committee and the Board may nonetheless approve such terms. In addition, non-material
amendments of the Terms of Office and Employment of Office Holders who are not directors may be approved by the HR and Compensation Committee only and non-material
amendments of the Terms of Office and Employment of Office Holders who are not directors and excluding the CEO may be approved by the CEO only, provided such approvals are permitted under the Compensation Policy and consistent therewith.
Accordingly, pursuant to our Compensation Policy, our CEO is authorized to approve changes in terms for any other executive officer with respect to any calendar year, provided that it does not exceed the value of such executive officer’s one-month
base salary, unless determined otherwise by the HR and Compensation Committee and the Board.
Equity Granting Practices
The Company did not grant any share options to executive officers, including NEOs, in the last completed fiscal year. In recent years, the HR and Compensation Committee’s equity compensation awards have included only PSUs and RSUs; the last time that share options were issued to executive officers was in 2018.
In late January or early February of each year, the HR and Compensation Committee and the Board review and approve the value and amount of the equity compensation to be awarded to executive officers. The grant of approved equity awards then typically occurs in late February or early March, which is after the filing of the company’s Annual Report on Form
10-K,
which is generally filed in
mid-February
as well as after the Company’s fourth quarter and
year-end
earnings release, which is generally filed on Form
8-K
in late January or early February. The
value
of the grant for
non-employee
directors is approved by shareholders and is typically granted in early June, after the annual general meeting of shareholders.
The HR and Compensation Committee and the Board do not generally grant share options or other equity awards during periods in which there is material nonpublic information about our Company, including (1) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (2) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material nonpublic information. The HR and Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Share options may occasionally be awarded on an off-cycle
basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.

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Accounting Considerations
We follow Financial Accounting Standards Board ASC Topic 718 for our equity-based compensation awards. In accordance with FASB ASC Topic 718, equity-based compensation cost is measured at the grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We record this expense on an ongoing basis over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.
HR and Compensation Committee Report
The HR and Compensation Committee has reviewed and discussed this “Compensation Discussion and Analysis” section of this Proxy Statement with our executives. Based upon this review and discussions, the HR and Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
This HR and Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended (the “
Securities Act
”) or the U.S. Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.
Members of the HR and Compensation Committee:
Rosemary A. Crane, Chair
Gerald M. Lieberman
Dr. Perry D. Nisen
Janet S. Vergis

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Additional Compensation Information

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)

Richard Francis President and Chief Executive Officer	2025	1,700,000	—	11,999,970	—	4,827,405	—	641,334	19,168,709
	2024	1,600,000	1,500,000	8,999,988	—	2,885,100	—	533,859	15,518,947
	2023	1,600,000	1,500,000	18,999,993	—	2,600,000	—	1,006,887	25,706,880

Eli Kalif Executive Vice President, Chief Financial Officer	2025	1,012,687	—	3,799,989	—	1,788,633	—	360,682	6,961,991
	2024	856,486	—	3,749,975	—	1,269,123	—	299,475	6,175,059
	2023	781,918	—	2,999,984	—	880,504	—	281,426	4,943,832

Dr. Eric Hughes Executive Vice President, Global R&D and Chief Medical Officer	2025	829,231	—	3,749,983	—	1,569,817	—	149,902	6,298,933
	2024	753,846	—	3,749,975	—	1,116,748	—	134,218	5,754,787

Christine Fox Executive Vice President, US Commercial	2025	849,231	—	3,399,977	—	1,607,679	—	38,274	5,895,161
	2024	800,000	—	3,299,990	—	1,085,120	—	32,913	5,218,023

Evan Lippman Executive Vice President, Business Development	2025	496,923	700,000	4,899,975	—	1,074,808	—	50,303	7,222,009

Salary

(1)

The Company paid the salary of Mr. Kalif in Israeli shekels. The U.S. dollar amount in the table above for Mr. Kalif was converted from Israeli shekels using a 2025 monthly average exchange rate for the month of each salary payment, ranging from 3.21 to 3.70 shekels per U.S. dollar.

Bonus

(2)

In connection with Mr. Lippman’s hiring, Mr. Lippman received a sign-on cash award of $700,000 and a sign-on equity award in consideration of certain equity grants from Mr. Lippman’s prior employer that were forfeited upon his resignation. For more information, see “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—Leadership Transitions and Related Compensation; New Shareholder-Approved CEO Compensation and Employment Terms-Appointment of Evan Lippman as Executive Vice President, Business Development” above.

Stock Awards

(3)

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the PSUs and RSUs awarded to our NEOs, computed in accordance with FASB ASC Topic 718 using the assumptions discussed in note 14b to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For more information on these and other share awards granted during 2025, see the table entitled “2025 Grants of Plan-Based Awards” and related narrative and footnotes.

The grant date fair value of PSUs included above is determined based upon achievement of performance at the “target” level, which is the probable outcome of the performance metrics associated with each award of PSUs. If performance were to be achieved at “maximum” level, the grant date fair value of the 2025 PSU awards as of the respective grant dates would have been as follows: Mr. Francis: $20,999,969; Mr. Kalif: $6,333,320; Dr. Hughes: $6,249,972; Ms. Fox: $5,666,633; and Mr. Lippman: $3,999,974.

Non-Equity Incentive Awards

(4)

The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts earned for services performed during 2025 under the 2025 annual cash incentive plan, as determined by the HR and Compensation Committee and the Board in accordance with the terms of such plan and the awards thereunder. Payments pursuant to the 2025 annual cash incentive plan were made in early 2026, immediately following the year in which they were earned. The Company paid the amounts reported in 2025 for Mr. Kalif in Israeli shekels. The 2025 U.S. dollar amount in the table above was converted from Israeli shekels using a 2025 annual average exchange rate of 3.45 shekels per U.S. dollar.

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All Other Compensation

(5)

Name	Defined Contribution and Israeli Separation Plan Contributions ($) (a)	Automobile ($) (b)	Housing and Relocation Expenses and Allowances ($) (c)	Tax Gross-Ups ($) (d)	Other ($) (e)	Total ($)

Richard Francis (*)	269,086	20,053	91,451	24,509	236,235	641,334

Eli Kalif (*)	160,436	61,011	—	58,226	81,009	360,682

Dr. Eric Hughes	123,703	24,000	—	—	2,199	149,902

Christine Fox	36,075	—	—	—	2,199	38,274

Evan Lippman	49,246	—	—	—	1,057	50,303
(*)

The U.S. dollar amounts in the table above were converted from local currency, where needed, using the relevant 2025 monthly average exchange rates of 3.21 to 3.70 Israeli shekels per U.S. dollar and 0.74 to 0.78 British pounds per U.S. dollar.

(a)

Amounts disclosed in this column reflect the Company’s contributions and/or payments related to tax-qualified retirement plans, taxable non-qualified retirement arrangements (in lieu of statutory schemes), and Israeli pension arrangements, which include pension and severance contributions, pursuant to Israeli law. For more information, see “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—Other Elements of Compensation—Retirement and Other Local Benefits.”

(b)

Amounts disclosed in this column reflect automobile allowances, participation in the Company’s car lease program, and/or reimbursement of automobile expenses, which is very common and market practice in Israel and provided to a broad range of employees. The amount for Mr. Francis was for costs incurred during the months of January through June, at which point shareholders approved a lump sum payment in lieu of such expenses. For more information, see “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—New Shareholder Approved Compensation and Employment Terms for Richard D. Francis, President and CEO” above.

(c)

Amounts disclosed in this column reflect expenses related to Mr. Francis’ relocation such as housing accommodation costs ($10,532), travel costs ($60,330) and tax services ($20,589). Amounts were for costs incurred during the months of January through June (except for business travel to Israel), at which point shareholders approved a lump sum payment in lieu of such relocation expenses. For more information, see “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—Other Elements of Compensation—Expatriate Benefits/International Assignment and Relocation Benefits” and “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—New Shareholder Approved Compensation and Employment Terms for Richard D. Francis, President and CEO” above.

(d)

Amounts disclosed in this column reflect tax gross-ups paid to our NEOs as follows: Mr. Francis’ tax gross-ups are provided for the income associated with his accommodation in Israel, travel costs associated with travel allowance, other items related to his relocation (paid in accordance with Teva’s relocation policy), and costs associated with the Company-leased automobile and/or automobile allowance and cell phone; Mr. Kalif’s tax gross-ups are provided for costs associated with the Company-leased automobile and/or automobile allowance and cell phone. In addition, tax gross-ups are provided to all applicable NEOs for miscellaneous fringe benefits, as are generally provided to other eligible employees in their respective countries.

(e)

Amounts disclosed in this column reflect the aggregate incremental cost to the Company of security services provided to Mr. Francis, including travel related security and security measures ($115,094) which were provided based on an assessment of risk conducted by an independent third-party security advisory firm. In addition, the amounts disclosed include a perquisites allowance ($114,212) for Mr. Francis, study fund contributions or payments for Mr. Kalif ($75,952) as provided to all Israel-based employees (excluding those on relocation), life insurance premium payments made by the Company on behalf of the NEOs, and miscellaneous cash and other fringe benefits provided generally to all eligible employees in applicable countries. The perquisite allowance for Mr. Francis was for the months of June through December, after shareholders approved a lump sum payment in lieu of certain expenses. For more information, see “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—New Shareholder Approved Compensation and Employment Terms for Richard D. Francis, President and CEO” above.

Employment Agreements

We have entered into employment agreements with all of our NEOs. Each employment agreement provides for, among other things, the NEO’s term of employment, position and duties, compensation and benefits payable during the term of the agreement and subjects the NEO to certain restrictive covenants. Each employment agreement also sets forth the terms in the event that the NEO’s employment is terminated under various conditions. The material provisions pertaining to a termination of employment of the NEOs are set forth below under “—2025 Potential Payments Upon Termination or Change in Control.”

Richard Francis

On November 21, 2022, we entered into an employment agreement with Mr. Francis to serve as our President and CEO, effective January 1, 2023 (“Effective Date”), which was amended on June 5, 2025. The employment agreement provides that Mr. Francis will be employed until his death, disability, termination with or without cause or resignation with or without good reason.

Under the employment agreement, and in accordance with terms approved by our shareholders, Mr. Francis receives an annual base salary of $1.7 million, and the HR and Compensation Committee and the Board may increase his annual base salary each subsequent year by up to 7.5% without further shareholder approval; a performance-based target annual cash incentive opportunity equal to 150% of his annual base salary (with a maximum opportunity of 200% of target); a 2025 annual equity award of $12 million and future annual equity awards in the range of $10 million to $16 million, per year, with

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(a) vesting terms similar to those of awards held by other senior executive officers and (b) 70% of which are granted in the form of PSUs and the remaining 30% of which are granted in the form of RSUs.

Upon commencing employment, Mr. Francis received (a) the following sign-on equity awards: (i) an RSU award with a grant date fair value of $5 million, which vested in three equal annual installments on the first, second and third anniversaries of the grant date, which were generally subject to his continued employment through the applicable vesting date; and (ii) a PSU award with a target grant date fair value of $5 million, which vested on the third anniversary of the grant date and was earned based on the achievement of stretch performance goals established by the HR and Compensation Committee in consultation with Mr. Francis, and which were generally subject to his continued employment through the applicable vesting date, and (b) a sign-on cash award of $5 million, which was paid in three installments, with the first installment, equal to $1,500,000, paid on the first business day following the Effective Date, the second installment, equal to $1,500,000, paid on the first business day following the first anniversary of the Effective Date, and the third installment, equal to $2,000,000, paid on the first business day following the third anniversary of the Effective Date, in each case, which were generally subject to his continued employment through the applicable vesting date.

Mr. Francis is eligible for benefit plans provided to similarly situated executive officers, including medical, dental, group life and other programs, pension and severance amounts according to Israeli law. Mr. Francis is also eligible for tax protection benefits and a $200,000 annual cash allowance (prorated for 2025), with no gross up for tax purposes on such amount in lieu of the prior international assignment, flights, housing, car benefit and tax and financial advisory benefits. Mr. Francis is eligible for reimbursement of travel and accommodation expenses related to his business travel to and from Israel and global health coverage for himself and his immediate family, with no gross up for tax purposes on such reimbursements. In addition, if found to be necessary by the HR and Compensation Committee, the Company will provide security services for Mr. Francis and/or his family when he travels for business or personal purposes, and such reimbursements will be grossed up for tax purposes.

The employment agreement also contains a noncompetition covenant for 12 months after the term of the employment agreement, a nonsolicitation covenant for 24 months after the term of the agreement, nondisclosure and nondisparagement covenants and assignment of inventions.

Eli Kalif

On November 6, 2019, we entered into an employment agreement with Mr. Kalif. The employment agreement provides that Mr. Kalif will be employed as Executive Vice President and CFO, until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provided for an initial annual base salary.

Mr. Kalif is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. Under the agreement, Mr. Kalif is also provided with a company or leased car (grossed-up for applicable taxes), certain pension and severance fund contributions pursuant to Israeli law (by both the Company and Mr. Kalif), and group life insurance and other benefits customary for executives in Israel.

In addition, Mr. Kalif received a sign-on equity award in February 2020 in the form of RSUs with a grant date fair value of $250,000 in consideration of certain equity awards that were granted by Mr. Kalif’s prior employer and ultimately forfeited upon his resignation from such employer. These RSUs vested in three equal installments on the second, third, and fourth anniversaries of the grant date, which were subject to his continued employment through the applicable vesting dates.

The employment agreement also contains noncompetition and nonsolicitation covenants for 6 months after the term of the employment agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Dr. Eric Hughes

On June 14, 2022, we entered into an employment agreement with Dr. Hughes. The agreement provides that Dr. Hughes will serve as Executive Vice President, Global R&D and Chief Medical Officer until his death, disability, termination with or without cause or resignation with or without good reason. The employment agreement provides for an initial annual base salary of $700,000.

Dr. Hughes is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. He is eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. Under the employment agreement, Dr. Hughes is also provided with a car allowance.

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In addition, Dr. Hughes received a sign-on equity award in August 2022 in the form of RSUs with a grant date fair value of $2,000,000 in consideration of certain equity grants that were granted by Dr. Hughes’ prior employer and ultimately forfeited upon his resignation from such employer. These RSUs will vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date, which are subject to his continued employment through the applicable vesting date. In addition, Dr. Hughes was eligible for a sign-on cash reimbursement of up to $500,000, which was provided to compensate for any reimbursement payments he was required to pay to his previous employer due to his resignation, subject to providing appropriate supporting documentation. Dr. Hughes was also eligible for domestic relocation support related to his move to our U.S. headquarters location.

The employment agreement also contains a noncompetition covenant for 9 months after the term of the employment agreement, a non-solicitation covenant for 12 months after the term of the employment agreement, nondisclosure and nondisparagement covenants and assignment of inventions.

Christine Fox

On September 19, 2023, we entered into an employment agreement with Ms. Fox. The employment agreement provides that Ms. Fox will serve as Executive Vice President, U.S. Commercial until her death, disability, termination with or without cause or resignation with or without good reason. The employment agreement provides for an initial annual base salary of $800,000.

Ms. Fox is eligible to be considered for an annual cash incentive with a target of 100% of her then-current base salary, and for equity-based awards under our equity compensation plan. She is also eligible to participate in benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs.

In addition, Ms. Fox received a sign-on make-whole equity award in November 2023 in the form of RSUs with a grant date fair value of $2,400,000 in consideration of certain equity awards that were previously granted by Ms. Fox’s prior employer and ultimately forfeited upon her resignation from such employer. These RSUs will vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date, which are generally subject to her continued employment through the applicable vesting date. In addition, Ms. Fox received a sign-on cash award of $650,000 that was subject to a clawback if Ms. Fox resigns within two years of November 20, 2023 (i.e., the effective date of her employment agreement). Ms. Fox is also eligible for domestic relocation support related to her move to our U.S. headquarters location.

The employment agreement also contains a noncompetition covenant for 9 months after the term of the employment agreement, a nonsolicitation covenant for 12 months after the term of the employment agreement, nondisclosure and nondisparagement covenants and assignment of inventions.

Evan Lippman

On February 17, 2025, we entered into an employment agreement with Mr. Lippman. The employment agreement provides that Mr. Lippman will serve as Executive Vice President, Business Development until his death, disability, termination with or without cause or resignation with or without good reason. The employment agreement provides for an annual base salary of $680,000.

Mr. Lippman is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. He is also eligible to participate in benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs.

In addition, Mr. Lippman received a one-time sign-on equity award in the form of RSUs with a grant date fair value of $2,500,000 in consideration of certain equity awards that were previously granted by Mr. Lippman’s prior employer and ultimately forfeited upon his resignation from such employer. These RSUs will vest 50% on the first anniversary, 25% on the second anniversary and 25% on the third anniversary of the grant date, subject to his continued employment through the applicable vesting date. In addition, Mr. Lippman received a sign-on cash payment of $700,000 that is subject to a clawback if Mr. Lippman resigns within two years of March 31, 2025 (i.e., the effective date of his employment agreement). Mr. Lippman is also eligible for domestic relocation support related to his move to our U.S. headquarters location.

The employment agreement also contains a noncompetition covenant for 9 months after the term of the employment agreement, a nonsolicitation covenant for 12 months after the term of the employment agreement, nondisclosure and nondisparagement covenants and assignment of inventions.

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2025 Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares or Share	Grant Date Fair Value of Share and Option

Name	Approval Date	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)

Richard Francis			Annual Incentive	1,673,438	2,550,000	5,100,000

	1/28/2025	3/5/2025	PSU				99,057	396,226	990,565		6,299,993

	1/28/2025	3/5/2025	RSU							169,811	2,699,995

	6/5/2025	6/5/2025	PSU (4)				30,435	121,739	304,347		2,099,998

	6/5/2025	6/5/2025	RSU (4)							52,173	899,984

Eli Kalif			Annual Incentive	664,576	1,012,687	2,025,373

	1/28/2025	3/5/2025	PSU				39,833	159,329	398,322		2,533,331

	1/28/2025	3/5/2025	RSU							79,664	1,266,658

Dr. Eric Hughes			Annual Incentive	544,183	829,231	1,658,461

	1/28/2025	3/5/2025	PSU				39,308	157,232	393,080		2,499,989

	1/28/2025	3/5/2025	RSU							78,616	1,249,994

Christine Fox			Annual Incentive	557,308	849,231	1,698,462

	1/28/2025	3/5/2025	PSU				35,640	142,557	356,392		2,266,656

	1/28/2025	3/5/2025	RSU							71,278	1,133,320

Evan Lippman			Annual Incentive	446,250	680,000	1,360,000

	2/13/2025	5/14/2025	RSU							148,016	2,499,990

	2/13/2025	5/14/2025	PSU				23,683	94,730	236,825		1,599,990

	2/13/2025	5/14/2025	RSU							47,365	799,995

Annual Incentive Plan

(1)

The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for 2025 under the executive officer annual incentive plan. Actual amounts earned, as determined in the first quarter of 2026, are reflected in the 2025 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column. For more information on the 2025 Annual Cash Incentive Plan awards, including the applicable performance metrics, please see “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—Annual Cash Incentives.”

Performance Share Units (PSUs)

(2)

Amounts disclosed in these columns reflect the potential threshold, target and maximum number of PSUs that may be earned in respect of the PSUs granted in 2025 to each NEO. Actual amounts earned are based on the level of achievement relative to two financial goals (i.e. Net Revenue Growth and Cumulative Free Cash Flow), as modified by an absolute stock price modifier, for the 2025-2027 performance period. Results will be certified by the HR and Compensation Committee and the Board in the first quarter of 2028. For more information on the 2025 Long-Term Incentive Plan awards, including the applicable performance metrics, please see “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—Long-Term Incentive Equity-Based Compensation—Performance Metrics.” Valuations of PSUs disclosed in this table were determined using a Monte Carlo simulation valuation.

Restricted Share Units (RSUs)

(3)

Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2025. The RSUs granted as part of the executive officer annual equity grant vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date. The Company granted Mr. Lippman an additional sign-on grant of RSUs, which will vest in three installments; 50% on the first anniversary, 25% on the second anniversary and 25% on the third anniversary of the grant date. Valuations of RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, as relevant. For more information, see “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—Appointment of Evan Lippman as Executive Vice President, Business Development” above.

Annual Grant to Mr. Francis of RSUs and PSUs

(4)

Amounts disclosed in these rows reflect the additional equity awards granted to Mr. Francis deemed part of the 2025 annual equity award, pursuant to the amendment to his employment agreement as approved by shareholders in June 2025. Valuations of RSUs and PSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, as relevant, and a Monto Carlo simulation valuation, respectively. For more information, see “Compensation Discussion and Analysis—IV. Components of Our Compensation Program— New Shareholder Approved Compensation and Employment Terms for Richard D. Francis, President and CEO” above.

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2025 Outstanding Equity Awards at Fiscal Year-End

			Stock Awards

Name	Award Type	Grant Date	Number of Shares or Units of Shares That Have Not Vested (#)(1)	Market Value of Shares or Units of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)	Vesting Schedule(5)

Richard Francis	RSU	2/15/2023	161,656	5,045,284			33% in 2024, 2025 and 2026

		3/3/2023	134,462	4,196,559			25% in 2024, 2025, 2026 and 2027

		3/4/2024	150,669	4,702,379			25% in 2025, 2026, 2027 and 2028

		3/5/2025	169,811	5,299,801			25% in 2026, 2027, 2028 and 2029

		6/5/2025	52,173	1,628,319			25% in 2026, 2027, 2028 and 2029

	PSU	2/15/2023	620,110	19,353,633			100% in 2026

		3/3/2023	891,315	27,817,941			100% in 2026

		3/4/2024			468,750	14,629,688	100% in 2027, subject to performance

		3/5/2025			99,057	3,091,569	100% in 2028, subject to performance

		6/5/2025			30,435	949,876	100% in 2028, subject to performance

Eli Kalif	RSU	3/4/2022	33,512	1,045,910			25% in 2023, 2024, 2025, and 2026

		3/3/2023	99,602	3,108,578			25% in 2024, 2025, 2026 and 2027

		3/4/2024	69,754	2,177,022			25% in 2025, 2026, 2027 and 2028

		3/5/2025	79,664	2,486,313			25% in 2026, 2027, 2028 and 2029

	PSU	3/3/2023	141,478	4,415,528			100% in 2026

		3/4/2024			186,011	5,805,403	100% in 2027, subject to performance

		3/5/2025			39,833	1,243,188	100% in 2028, subject to performance

Dr. Eric Hughes	RSU	8/1/2022	52,744	1,646,140			25% in 2023, 2024, 2025, and 2026

		3/3/2023	49,801	1,554,289			25% in 2024, 2025, 2026 and 2027

		3/4/2024	69,754	2,177,022			25% in 2025, 2026, 2027 and 2028

		3/5/2025	78,616	2,453,605			25% in 2026, 2027, 2028 and 2029

	PSU	3/3/2023	141,478	4,415,528			100% in 2026

		3/4/2024			186,011	5,805,403	100% in 2027, subject to performance

		3/5/2025			39,308	1,226,803	100% in 2028, subject to performance

Christine Fox	RSU	11/20/2023	126,984	3,963,171			25% in 2024, 2025, 2026 and 2027

		3/4/2024	61,384	1,915,795			25% in 2025, 2026, 2027 and 2028

		3/5/2025	71,278	2,224,586			25% in 2026, 2027, 2028 and 2029

	PSU	3/4/2024			163,690	5,108,765	100% in 2027, subject to performance

		3/5/2025			35,640	1,112,324	100% in 2028, subject to performance

Evan Lippman	RSU	5/14/2025	148,016	4,619,579			50% in 2026, and 25% in 2027 and 2028

	RSU	5/14/2025	47,365	1,478,262			25% in 2026, 2027, 2028 and 2029

	PSU	5/14/2025			23,683	739,146	100% in 2028, subject to performance

None of the NEOs held any stock options outstanding as of December 31, 2025.

(1)

Amounts disclosed in this column reflect the number of unvested RSUs granted that were subject to time-based vesting and the number of unvested PSUs granted and earned for the 2023-2025 performance period. The number of PSUs reported in this column takes into consideration the PSUs that were earned and that vested in February 2026 and in March 2026 for the 2023-2025 performance period at their actual payout percentage equal to 115% and 128%, respectively, of target performance. As of December 31, 2025, the relevant performance period had been completed and in January 2026 the HR and Compensation Committee and Board determined the performance results and the awards fully vested thereafter. See “2025 Potential Payments Upon Termination or Change in Control” for information on the treatment of RSUs and PSUs upon retirement, death, disability, termination or change in control.

(2)

Amounts disclosed in this column reflect the market value of the RSUs and PSUs reported in the preceding column using the closing price of a Teva share as reported on the NYSE on December 31, 2025, the last trading day of the year, multiplied by the number of shares underlying each award. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested RSUs and PSUs.

(3)

Amounts disclosed in this column reflect the number of unearned and unvested PSUs held by our NEOs, based on achievement of all applicable performance goals at the target level for the open performance cycle ending in 2026 and at threshold level for the open performance cycle ending in 2027. PSUs generally vest following completion of the applicable performance cycle and following the date on which the HR and Compensation Committee and Board certify whether the performance conditions have been achieved. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of each performance cycle and might be less or more than the number shown in this column. For more information, see “2025 Potential Payments Upon Termination or Change in Control” for information on the treatment of PSUs upon retirement, death, disability, termination or change in control.

(4)

Amounts disclosed in this column reflect the market value of the unvested PSUs held by our NEOs and reported in the preceding column using the closing price of a Teva share as reported on the NYSE on December 31, 2025, the last trading day of the year, multiplied by the number of shares underlying each award. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested PSUs.

(5)	This column discloses the vesting status and vesting schedule of outstanding awards held by our NEOs as of December 31, 2025, which generally vest on the relevant anniversary of the date of grant.

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2025 Option Exercises and Stock Vested

The table below shows the number of shares each of our NEOs acquired and the values they realized upon the vesting of PSUs and RSUs during 2025. Values are shown before payment of any applicable withholding taxes or brokerage commissions. There were no stock options exercised by the NEOs in 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Richard Francis	279,109	4,542,318

Eli Kalif	311,122	4,901,434

Dr. Eric Hughes	100,893	1,574,380

Christine Fox	83,953	1,862,619

Evan Lippman	—	—
(1)	Amounts disclosed in this column reflect the total number of PSUs and RSUs that vested during 2025.
(2)

Amounts disclosed in this column reflect the total dollar value realized upon vesting of the PSUs and RSUs, as calculated based on the price of a Teva share on the vesting date, multiplied by the total number of shares that vested on such date.

2025 Pension Benefits

None of our NEOs participate in or have accrued benefits under qualified or non-qualified defined benefit plans sponsored by us.

2025 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY ($)(4)

Dr. Eric Hughes	Supplemental Deferred Compensation Plan	90,623	95,759	42,903	—	390,519

Evan Lippman	Supplemental Deferred Compensation Plan	28,246	28,246	3,384	—	59,876
(1)

Amounts disclosed in this column reflect elective deferrals made by our NEOs and are included in the amounts reported as “Salary” and “Non-Equity Incentive Plan Compensation,” in the Summary Compensation Table above.

(2)	Amounts disclosed in this column are included within the amount reported in the “All Other Compensation” column of the Summary Compensation Table above.
(3)

Amounts disclosed in this column include earnings on the Supplemental Deferred Compensation Plan as well as changes in the values of the underlying accounts. None of the amounts disclosed in this column were reported in the Summary Compensation Table because the Company does not credit above-market or preferential earnings on deferred compensation.

(4)

Amounts disclosed in this column reflect the cumulative value of the NEO’s contributions and Company matching contributions, which have been included in the amounts reported as “Salary”, “Non-Equity Incentive Plan Compensation,” and “All Other Compensation,” in the applicable Summary Compensation Tables, and investment earnings thereon. Under the applicable rules of the plan, this amount is not yet vested for Mr. Lippman. The amount for Dr. Hughes includes $390,519 that has been disclosed in the Summary Compensation Table in previous years. Dr. Hughes is fully vested in these amounts.

Teva’s U.S. subsidiaries provide a tax qualified defined contribution 401(k) Retirement Savings Plan for the benefit of employees. Under this plan, contribution amounts have been determined based on specified percentages of pay. The Code limits the benefits that may be available pursuant to the 401(k) plan. As a complement to this plan, the Company maintains a supplemental retirement plan, the Supplemental Deferred Compensation Plan, to bridge the gap between legally mandated limits on qualified plan benefits and the retirement benefits offered at comparable public companies, and to provide participants with supplemental benefits. While the Company has formally funded the 401(k) plan match contribution, the Supplemental Deferred Compensation Plan is not formally funded.

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EXECUTIVE COMPENSATION

Supplemental Deferred Compensation Plan

The Supplemental Deferred Compensation Plan is a nonqualified, unfunded deferred compensation plan under which certain eligible employees may defer up to 75% of base salary, annual bonuses and sales bonuses, into the Plan. The Company matches 100% of the first 6% of all eligible compensation deferred above the IRS qualified compensation limit, and makes restorative matching contributions to restore the Company match amounts that were lost to the participant under the 401(k) Retirement Savings Plan. Participants are vested in 100% of Company contributions once three years of service are completed. There are 26 investment options within the Supplemental Deferred Compensation Plan, and participants may change their investment allocations. Contributions plus earnings are paid out of the general assets of the Company. Participants that are age 55 with at least 15 years of service or age 65 with five years of service are retirement eligible, and may receive payment from the Plan in a lump sum or in annual installments for up to 20 years beginning on the first distribution date (January or July) that is at least 13 months after their retirement. Participants that terminate employment prior to retirement receive a lump sum beginning on the first distribution date that is at least six months after termination. Participants may change their distribution election at least 12 months prior to the originally scheduled payment date and as long as the change results in the payment date being delayed at least five years.

2025 Potential Payments Upon Termination or Change in Control

In connection with any termination of employment, including if there is a termination in connection with a change in control of the Company, our NEOs would be eligible to receive certain payments, benefits and treatment of the various forms of equity that the NEO holds (provided, in some cases, that certain conditions are met).

The amounts that the NEOs would receive are set forth below for the following types of termination of employment: termination for cause, death, disability, retirement, termination without cause, resignation for good reason, resignation without good reason and a termination in connection with a change in control of the Company.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown. We have assumed that the termination of employment or change in control occurred on December 31, 2025, the last business day of the year, and that the value of a Teva share on that day was $31.21, the closing price on the NYSE on December 31, 2025, the last trading day of 2025.

Under these SEC rules, the potential payments upon termination do not include certain distributions or benefits which are not enhanced or accelerated by a qualifying termination of employment or change in control. These payments and benefits are referred to as “vested benefits” and include:

•	Amounts payable when employment terminates under programs generally applicable to the Company’s salaried employees; and

•	Vested benefits accrued under the 401(k) and pension plans; and

•	Vested benefits under the Supplemental Deferred Compensation Plan provided to the NEOs, as previously described in the section entitled “2025 Nonqualified Deferred Compensation.”

Richard Francis

Mr. Francis’ employment terms generally require the Company and Mr. Francis to provide 180 days’ notice of termination of employment, other than in connection with termination for cause, death or disability. Generally, we may waive Mr. Francis’ services during the notice of termination period or any part thereof, or accelerate the termination date upon mutual agreement, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Mr. Francis’ employment terms provide that in connection with his termination of employment, Mr. Francis will be entitled to receive payments associated with termination as required pursuant to applicable Israeli law and certain accrued obligations. Upon termination by the Company without cause or by Mr. Francis with good reason, Mr. Francis will generally be entitled to receive a cash severance payment, together with severance amounts accumulated in his severance account, equal to 1.5 times the sum of his then-current annual base salary and target annual cash incentive opportunity (or the minimum amount required under applicable law, if greater). An amount equal to 12 months base salary will be paid over a 12-month period and the remainder will be paid as a lump sum payment. Such severance payment is conditioned upon his undertaking not to compete with Teva for one year following termination of employment and other restrictive covenants (i.e. confidentiality, non-disparagement and non-solicitation covenants), and his compliance with such undertaking. Additionally, in such event, his unvested RSUs will continue to vest and his unvested PSUs will continue to vest based on actual performance through the end of the performance period, in each case, pro rata for his term of service during the

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EXECUTIVE COMPENSATION

applicable vesting period. Upon his termination due to death, disability, termination without cause, and resignation with good reason, Mr. Francis will receive a prorated annual bonus for the year in which the date of termination occurs. In addition, upon his termination due to disability or resignation without good reason, a non-compete payment of an amount equal to twelve times his monthly base salary, will be paid in consideration for, and conditioned upon, his undertaking not to compete with Teva for one year following termination of employment and other restrictive covenants (i.e. confidentiality, non-disparagement and non-solicitation covenants), and his compliance with such undertaking.

In the event that his employment is terminated by the Company without cause or by Mr. Francis with good reason within one year following a change in control and as a result thereof, Mr. Francis will be entitled to an additional lump sum cash payment equal to 1.0 times the sum of his then-current annual base salary and target annual cash incentive opportunity (resulting in a total of 2.5 times such sum), and all of his then-outstanding RSUs and PSUs will accelerate and vest in full, with PSUs vesting at the greater of target or actual performance.

Pursuant to the amendment to his agreement, Mr. Francis is eligible for certain retirement benefits: (i) upon “early retirement” (attainment of age 60 with at least 5 years of service), his RSUs and PSUs will continue to vest based on actual performance, pro rata for the term of service during the applicable vesting period; and (ii) upon “qualified retirement” (attainment of age 65 with at least 10 years of service), his RSUs and PSUs will have full continued vesting, with PSUs based on actual performance. In both cases, such treatment would not apply to any equity grants made within six months prior to the termination, which would be forfeited. Upon his termination due to death, disability, termination by the Company without cause and resignation with good reason, Mr. Francis will receive vesting of any portion of his sign-on cash award and sign-on RSU award that remains unvested on the date of termination, and continued vesting of his sign-on PSU awards (which will ultimately be settled based on actual performance through the end of the applicable three-year performance period). In addition, upon his termination due to death or disability, Mr. Francis will receive accelerated vesting of any portion of his annual equity awards that are unvested on the date of termination, pursuant to the 2020 Long-Term Equity-Based Incentive Plan.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, in the event that he breaches any of his restrictive covenants. In addition, in the event of continuous and willful material breach of any of his restrictive covenants, the Company shall be entitled to a repayment of such termination payments, including forfeiture of any post-termination equity vesting.

Eli Kalif

Mr. Kalif’s employment terms generally require the Company and Mr. Kalif to provide six months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. Kalif’s services during such notice period or any part thereof, or accelerate the termination date, generally on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Mr. Kalif’s employment terms provide that in connection with his termination of employment, Mr. Kalif will be entitled to receive payments associated with termination as required pursuant to applicable Israeli law and certain accrued obligations. Upon termination by the Company without cause or by Mr. Kalif with good reason, Mr. Kalif will generally be entitled to receive cash severance, together with severance amounts accumulated in his severance account, equal to twice his monthly base salary multiplied by the number of years of employment, up to a maximum payment of 18 times his monthly base salary (or the minimum amount required under applicable law, if greater). In the event that his employment is terminated by the Company without cause within one year following a change in control event (as such term is defined in the Compensation Policy as in effect on the date hereof), Mr. Kalif will be entitled to an additional lump sum cash payment equal to $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Mr. Kalif shall repay Teva any such payments or benefits provided, in the event that he breaches any of his restrictive covenants, including an undertaking not to compete with Teva for six months following termination.

Dr. Eric Hughes

Dr. Hughes’s employment terms generally require the Company and Dr. Hughes to provide three months’ notice of termination of employment, other than in connection with a termination for cause, death, or disability. Generally, the Company may waive Dr. Hughes’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that it pays him his monthly base salary and all additional compensation and benefits in respect of such waived period.

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EXECUTIVE COMPENSATION

Upon termination by the Company without cause or by Dr. Hughes for good reason, Dr. Hughes will generally be entitled to receive a lump sum cash severance equal to the product of nine times his then-current monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Dr. Hughes is also entitled to receive an amount equal to nine times his then-current monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for nine months following termination and other restrictive covenants. In the event that his employment is terminated without cause within one year following certain mergers and as a result thereof, Dr. Hughes will be entitled to an additional lump sum cash payment of $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Dr. Hughes shall promptly repay Teva any such payments or benefits provided, in the event that he breaches any of his restrictive covenants.

Christine Fox

Ms. Fox’s employment terms generally require the Company and Ms. Fox to provide three months’ notice of termination of employment, other than in connection with a termination for cause, death, or disability. Generally, the Company may waive Ms. Fox’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that it pays her monthly base salary and all additional compensation and benefits in respect of such waived period.

Upon termination by the Company without cause or by Ms. Fox for good reason, Ms. Fox will generally be entitled to receive cash severance equal to the product of nine times her then-current monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Ms. Fox is also entitled to receive an amount equal to nine times her then-current monthly base salary, in consideration for, and conditioned upon, her undertaking not to compete with Teva for nine months following termination and other restrictive covenants. In the event that her employment is terminated without cause within one year following certain mergers and as a result thereof, Ms. Fox will be entitled to an additional lump sum cash payment of $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Ms. Fox shall promptly repay Teva any such payments or benefits provided, in the event that she breaches any of her restrictive covenants.

Evan Lippman

Mr. Lippman’s employment terms generally require the Company and Mr. Lippman to provide three months’ notice of termination of employment, other than in connection with a termination for cause, death, or disability. Generally, the Company may waive Mr. Lippman’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that it pays him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Upon termination by the Company without cause or by Mr. Lippman for good reason, Mr. Lippman will generally be entitled to receive cash severance equal to the product of nine times his then-current monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Mr. Lippman is also entitled to receive an amount equal to nine times his then-current monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for nine months following termination and other restrictive covenants. In the event that his employment is terminated without cause within one year following certain mergers and as a result thereof, Mr. Lippman will be entitled to an additional lump sum cash payment of $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Mr. Lippman shall promptly repay Teva any such payments or benefits provided, in the event that he breaches any of his restrictive covenants.

Potential Payments Upon Termination or Change In Control

The following tables summarize the payments and benefits that the NEOs would receive upon a termination without cause or resignation with good reason and completion of the required notice period as of December 31, 2025, the last business day of the year. The U.S. dollar amounts in the tables below were converted from local currency, where needed, using the December monthly average exchange rate of 3.21 Israeli shekels per U.S. dollar.

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EXECUTIVE COMPENSATION

Payments Resulting From Termination without Cause or Resignation with Good Reason

Category	Richard Francis	Eli Kalif	Dr. Eric Hughes	Christine Fox	Evan Lippman

Severance payments(1)	5,917,706	567,739	635,250	648,000	510,000

Non-compete payments(2)	—	—	635,250	648,000	510,000

Accrued vacation	34,455	200,310	—	—	—

Health benefits continuation	—	—	54,596	17,834	36,314

Sign-on cash bonus acceleration(3)	2,000,000	—	—	—	—

Post-termination equity vesting(4)	66,104,037	—	—	—	—

Total amount without a change in control(5)	$74,056,198	$768,049	$1,325,096	$1,313,834	$1,056,314

Post-change in control cash termination payment	4,250,000	1,500,000	1,500,000	1,500,000	1,500,000

Additional post-change in control equity acceleration(4)(6)	32,735,255	—	—	—	—

Total amount with a change in control	$111,041,453	$2,268,049	$2,825,096	$2,813,834	$2,556,314
(1)

In addition to the amounts reported above, Mr. Francis would receive $457,294 and Mr. Kalif would receive $548,692, which amounts relate to required contributions already made by the Company to arrangements set forth in their respective employment agreements and held in severance accounts on their behalf.

(2)

For Mr. Francis, in the additional cases of a termination due to disability or due to a resignation without good reason, he would receive non-compete payments of 12 months of base salary but not any severance payment (assuming continued compliance with the non-compete covenant for the full period).

(3)	For Mr. Francis, the sign-on cash bonus acceleration also applies upon termination due to death or disability.
(4)

Amounts reported are based on the price of a Teva share on December 31, 2025, the last trading day of 2025 ($31.21) and, with respect to PSUs, target performance, except for 2023-2025 PSUs, for which actual performance was used.

(5)	Change in control is defined in the Compensation Policy as in effect on the date thereof.
(6)

Mr. Francis’ employment agreement provides for certain additional equity acceleration upon a post-change in control applicable termination. The amount reported would be in addition to the amount reported under post-termination equity vesting.

Accelerated Equity Vesting Upon Death or Disability

Under our 2015 and 2020 Long-Term Equity-Based Incentive Plans, upon death or disability, (i) performance awards, such as PSUs, will immediately vest and pay out based on the target level of performance as of the date of termination, (ii) RSUs will immediately be vested and settled and (iii) options will immediately vest and remain exercisable through the original expiration date.

Category	Richard Francis	Eli Kalif	Dr. Eric Hughes	Christine Fox	Evan Lippman

Value(1)	$98,839,292	$24,011,414	$22,959,200	$17,661,521	$9,054,364
(1)

Amounts reported are based on the price of a Teva share on December 31, 2025, the last trading day of 2025 ($31.21) and, with respect to PSUs, target performance, except for 2023-2025 PSUs, for which actual performance was used.

2025 Pay Ratio

We have estimated the compensation of the 2025 median employee to be $74,725. The annual total compensation of our CEO was $19,168,709. The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 257 to 1.

Our “median employee” is a full-time, salaried employee located in Israel. We totaled all of the elements of the employee’s compensation for 2025 in the same manner as the CEO and in accordance with SEC Summary Compensation Table disclosure requirements, which resulted in an annual total compensation of $74,725, of which $38,529 is base salary, $8,921 is non-equity incentive compensation, and $27,275 is comprised of Company contributions to a pension fund, as is required by Israeli law, other compensation such as overtime pay and other cash allowances, and Company contributions to a study fund, as is common practice for Israel-based employees of the Company.

The CEO pay ratio rule permits the use of a median employee for up to three years unless there has been a meaningful change to a company’s employee population. We determined that there was no meaningful change to our employee population and therefore we used the same median employee as was used in 2024 for pay ratio purposes.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, which may include applying certain exclusions, and making reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have office headquarters in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their respective pay ratios.

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EXECUTIVE COMPENSATION

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. The HR and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO 1 ($) (1)	Summary Compensation Table Total for PEO 2 ($) (1)	Compensation Actually Paid to PEO 1 ($) (1)(2)(3)	Compensation Actually Paid to PEO 2 ($) (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2)(3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Net Revenue ($ Millions) (5)
							TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025		19,168,709		54,984,668	6,594,524	13,059,337	323.42	156.35	1,418	17,258

2024		15,518,947		40,920,263	5,645,290	12,940,595	228.39	118.45	(1,959)	16,544

2023		25,706,880		26,191,537	4,522,802	4,825,132	108.19	109.31	(615)	15,846

2022	15,529,138		17,214,057		3,977,166	4,426,020	94.51	107.97	(2,499)	14,925

2021	14,681,772		7,570,056		3,740,840	3,075,466	83.01	113.11	456	15,878
(1)
Kåre Schultz (PEO 1) was our PEO in 2021 and 2022. Richard Francis (PEO 2) was the CEO for the years 2023 through 2025. The individuals comprising the
Non-PEO
NEOs for each year presented are listed below.

2021	2022	2023	2024	2025

Eli Kalif	Eli Kalif	Eli Kalif	Eli Kalif	Eli Kalif

Dr. Sven Dethlefs	Dr. Sven Dethlefs	Richard Daniell	Dr. Eric Hughes	Dr. Eric Hughes

Eric Drapé	Mark Sabag	Eric Drapé	Richard Daniell	Christine Fox

Mark Sabag	Eric Drapé	Mark Sabag	Christine Fox	Evan Lippman

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB
ASC
Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards and Option Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)

2025	19,168,709	-11,999,970	47,815,929	54,984,668

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	6,594,524	-3,962,481	10,427,294	13,059,337

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Teva Pharmaceutical Industries Ltd.
2026 Proxy Statement

EXECUTIVE COMPENSATION

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)

2025	23,093,808	26,331,365	0	-1,609,244	0	0	47,815,929

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2025	7,636,986	3,409,406	0	-619,098	0	0	10,427,294
(4)
The Peer Group TSR set forth in this table utilizes the Dow Jones U.S. Select Pharmaceuticals Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Dow Jones U.S. Select Pharmaceuticals Total Return Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Net Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2025. This performance measure may not have been the most important financial performance measure for years 2021 through 2024 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

84
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Teva Pharmaceutical Industries Ltd.
2026 Proxy Statement

EXECUTIVE COMPENSATION

Pay
Versus Performance Comparative Disclosure
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between the information presented in the table above.
Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid, Total Shareholder Return (“TSR”) and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the cumulative TSR over the five most recently completed fiscal years for the Company and the Dow Jones U.S. Select Pharmaceuticals Total Return Index.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Teva and Dow Jones U.S. Select Pharmaceuticals Total Return Index TSR
Compensation Actually Paid ($ Millions)
TSR (12/31/2020 Indexed to $100)
Fiscal Year
2020
2021
2022
2023
2024
2025
100.00
113.11
83.01
7.6
3.1
17.2
107.97
94.51
4.4
26.2
109.31
108.19
4.8
40.9
228.39
118.45
12.9
55.0
323.42
156.35
13.1
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Teva Pharmaceutical Industries Ltd. TSR
Dow Jones U.S. Select Pharmaceuticals Total Return Index TSR

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the five most recently completed fiscal years.

85 |
Teva Pharmaceutical Industries Ltd.
2026 Proxy Statement

EXECUTIVE COMPENSATION

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Revenue during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Revenue

Compensation Actually Paid ($ Millions)
60
50
40
30
20
10
0
Net revenue ($ Millions)
18,000
16,000
14,000
12,000
10,000
15,878
14,925
15,846
16,544
17,258
7.6
3.1
17.2
4.4
26.2
4.8
40.9
12.9
55.0
13.1
2021
2022
2023
2024
2025
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Revenue ($ Millions)

Tabular List of Most Important Financial and
Non-Financial
Performance Measures
The following table presents the financial and
non-financial
performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

Net Revenue Free Cash Flow Non-GAAP Earnings Per Share Stock Price

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Teva Pharmaceutical Industries Ltd.
2026 Proxy Statement

HR and Compensation Committee Interlocks and Insider Participation

The HR and Compensation Committee currently consists of Rosemary A. Crane (chair), Gerald M. Lieberman, Dr. Perry Nisen and Janet S. Vergis. During fiscal year 2025, no member of the HR and Compensation Committee was an employee, officer or former officer of Teva or any of its subsidiaries. During fiscal year 2025, no member of the HR and Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. During fiscal year 2025, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on Teva’s Board of Directors or HR and Compensation Committee.

87 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Proposal 2:

Advisory Vote on Compensation of Named Executive Officers

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to approve, by advisory vote, the compensation of our NEOs, as disclosed in this Proxy Statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “say-on-pay” vote, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation or any specific NEOs, but rather the overall compensation of our NEOs and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our shareholders to approve the compensation of our NEOs, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this Proxy Statement, including the CD&A, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Teva Pharmaceutical Industries Limited approve, on a non-binding advisory basis, the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As an advisory vote, the result will not be binding on the Board or the HR and Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our shareholders about our executive compensation philosophy, objectives and program. Our Board and the HR and Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program. Following our 2026 Annual Meeting, the next advisory vote on named executive officer compensation is expected to occur at the 2027 Annual Meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

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Proposal 3:

Appointment of Independent Registered Public Accounting Firm

The Audit Committee recommends that, as required under Israeli law, shareholders appoint Kesselman & Kesselman, an independent registered public accounting firm in Israel and a member of PricewaterhouseCoopers International Limited (“PwC”), as Teva’s independent registered public accounting firm until Teva’s 2027 annual meeting of shareholders. PwC has been our independent registered public accounting firm since at least 1976.

Pursuant to the Israeli Companies Law and Teva’s Articles of Association, following the recommendation of the Audit Committee, the Board of Directors is authorized to determine the remuneration of Teva’s independent registered public accounting firm.

Representatives of PwC are expected to be present at the Annual Meeting and to be available to respond to appropriate questions from shareholders. They also will have the opportunity to make a statement if they desire to do so.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Teva’s audited consolidated financial statements as of and for the year ended December 31, 2025.

The Audit Committee has also discussed with Kesselman & Kesselman the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Kesselman & Kesselman required by the applicable requirements of the PCAOB regarding Kesselman & Kesselman’s communications with the Audit Committee concerning independence and has discussed with Kesselman & Kesselman their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Teva’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Audit Committee of the Board of Directors

Gerald M. Lieberman, Chair

Amir Elstein

Chen Lichtenstein

Roberto A. Mignone

Policy on Pre-Approval of Audit and Non-Audit Services of Independent Auditors

Teva’s Audit Committee is responsible for overseeing the work of its independent auditors. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by PwC and other members of PricewaterhouseCoopers International Limited. These services may include audit services, audit-related services, tax services and other services, as further described below. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular

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PROPOSAL 3: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

services or categories of services which are pre-approved, and setting forth a specific budget for such services. Other services are approved by the Audit Committee on an individual basis. Once services have been pre-approved, PwC and management then report to the Audit Committee on a periodic basis regarding the extent of services actually provided in accordance with the applicable pre-approval, and regarding the fees for the services performed. Such fees and services performed for 2025 and 2024 were pre-approved by the Audit Committee in accordance with these procedures.

Principal Accountant Fees and Services

Teva incurred the following fees for professional services rendered by Kesselman & Kesselman and other PwC member firms, for the years ended December 31, 2025 and 2024:

	2025	2024

	(U.S. $ in thousands)

Audit fees	$15,302	$15,226

Audit-related fees	$1,892	$3,141

Tax fees	$2,446	$2,893

All other fees	$282	$119

Total	$19,921	$21,379

The audit fees for the years ended December 31, 2025 and 2024 included professional services rendered for the integrated audit of Teva’s annual consolidated financial statements and internal control over financial reporting as of December 31, 2025 and 2024, review of consolidated quarterly financial statements, statutory audits of Teva and its subsidiaries, review of securitization and other management actions, issuance of comfort letters, consents and assistance with review of documents filed with the SEC and other services that can only be provided by the independent auditor.

The audit-related fees for the years ended December 31, 2025 and 2024 included carve-out audits for businesses which may be sold, accounting consultations, acquisition related due diligence procedures, employee benefit plan audits, agreed upon procedures that are not required by statute or regulation and consultations concerning financial accounting and reporting standards and certain regulatory matters.

Tax fees for the years ended December 31, 2025 and 2024 included services related to tax compliance including the preparation of tax returns and claims for refund, tax planning and tax advice including assistance with tax audits and appeals, advice related to mergers and acquisitions, tax services for employee benefit plans and assistance with respect to requests for rulings from tax authorities.

All other fees for the years ended December 31, 2025 and 2024 were mainly for providing benchmarking data, as well as for license fees for the use of accounting research tools and training regarding general financial reporting developments.

The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PwC’s independence.

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Presentation of 2025 Financial Statements

The Board of Directors has approved, and is presenting to shareholders for receipt and consideration at the Annual Meeting, Teva’s annual consolidated financial statements for the year ended December 31, 2025, which are included in Teva’s Annual Report on Form 10-K for the year ended December 31, 2025, available on Teva’s website at www.tevapharm.com.

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Security Ownership

The following table describes, as of March 20, 2026, the beneficial ownership of Teva ordinary shares (and ADSs representing ordinary shares) by:

•	each person we believe beneficially holds more than 5% of the outstanding ordinary shares based solely on our review of SEC filings;

•	each of our NEOs;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial Owner	Ordinary Shares Beneficially Owned***	Percent of Ordinary Shares Outstanding****

Beneficial Owners of More than 5% of our Ordinary Shares

Migdal Insurance & Financial Holdings Ltd. (1)	61,689,363	5.3%

Named Executive Officers, Directors:*

Dr. Sol J. Barer	426,272**

Richard D. Francis	1,170,639**

Rosemary A. Crane	113,247**

Amir Elstein	2,103,963**

Chen Lichtenstein	4,804**

Gerald M. Lieberman	115,657**

Roberto A. Mignone	472,915(2)	**

Dr. Perry D. Nisen	105,315**

Prof. Ronit Satchi-Fainaro	97,909**

Prof. Varda Shalev	22,504**

Janet S. Vergis	73,697**

Dr. Tal Zaks	58,772**

Eli Kalif	325,435**

Evan Lippman	85,849**

Dr. Eric A. Hughes	107,711**

Christine Fox	84,905**

All directors and executive officers as a group (21 persons)	6,282,012**

*	The address of each named executive officer and director is c/o Teva Pharmaceutical Industries Limited, 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel.

**	Represents less than 1%.

***

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any ordinary shares with respect to which such person has (or has the right to acquire within 60 days) sole or shared voting power or investment power.

****	Percentage of beneficial ownership is based on 1,164,403,205 ordinary shares outstanding at March 20, 2026.

(1)

Based solely on a Schedule 13G filed with the SEC on February 17, 2026, By Migdal Insurance & Financial Holdings Ltd., which is deemed to be the beneficial owner of 61,689,363 ordinary shares. Migdal Insurance & Financial Holdings Ltd. listed its address as 4 Efal Street, P.O. Box 3063, Petach Tikva 49512, Israel.

(2)

367,600 ordinary shares are held of record by Swiftcurrent Master Fund, Ltd. (the “Fund”). Bridger Management, LLC is the investment adviser to the Fund and Mr. Mignone is the manager of Bridger Management, LLC. Mr. Mignone disclaims beneficial ownership of the 367,600 ordinary shares held of record by the Fund, except to the extent of his indirect pecuniary interest therein.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of December 31, 2025, certain information related to our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders

2020 Long-Term Equity-Based Incentive Plan	30,466,093	—	52,070,586(1)

2015 Long-Term Equity-Based Incentive Plan	11,869,947	$35.68	—(2)

2008 Employee Stock Purchase Plan for U.S. Employees (“ESPP”)	—	—	691,293(3)

Equity compensation plans not approved by security holders	—	—	—

Total	42,336,040	$35.68	52,761,879(1)
(1)	Includes awards that were cancelled or forfeited under the 2015 Long-Term Equity-Based Incentive Plan.

(2)	This plan expired and no future grants are available thereunder.

(3)	A total of 8,500,000 shares have been authorized for purchase at a discount under the plan.

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Related Party Transactions

Certain Relationships and Related Party Transactions

In January 2026, Teva extended the service research agreement with Ramot at Tel Aviv University Ltd., the technology transfer company of Tel Aviv University (“Ramot”). Under the terms of the agreement, the research team, under the supervision of Prof. Ronit Satchi-Fainaro, conducts certain research activities for Teva, and Teva provides funding in the amount of $337,700 to Ramot. Prof. Satchi-Fainaro is a member of our Board of Directors since 2018, and has been a professor at Tel Aviv University since 2015, where she is Head of the Gray School of Medical Sciences, Head of the Cancer Research & Nanomedicine Laboratory, Director of the Cancer Biology Research Center at Tel Aviv University and its 18 affiliated hospitals, The Kurt and Herman Lion Chair in Nanosciences and Nanotechnologies, and Director of the TAU Kahn 3D BioPrinting Initiative.

This related party transaction was reviewed and approved in accordance with the provisions of the Israeli Companies Law, Teva’s Articles of Association and Teva’s written policy regarding transactions with related parties (the “Related Party Transactions Policy”), as described below. Any extensions to this agreement will also be reviewed accordingly.

Approval of Related Party Transactions

The Israeli Companies Law requires that an ‘office holder’ (as defined in the Israeli Companies Law) of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company. Each of our directors and executive officers is an ‘office holder’ under the Israeli Companies Law and Teva’s Related Party Transactions Policy. Teva’s Related Party Transactions Policy follows the Israeli Companies Law as well as the SEC regulations and requirements. The policy also applies to any director nominees (“Director Nominees”), any holders of 5% or more of Teva’s outstanding share capital or voting rights (“5% Holders” and collectively with Teva’s office holders and Director Nominees, the “Covered Persons”) and with respect to transactions in which a Covered Person has a direct or indirect personal interest, including a personal interest of a relative of such Covered Person and a personal interest of an entity in which such Covered Person or a relative of such Covered Person is an interested party (as defined in the Israeli Companies Law).

Pursuant to the Israeli Companies Law and Teva’s Related Party Transactions Policy, the Audit Committee shall determine whether any transaction with a Covered Person in which the Covered Person has a personal interest (other than, with respect to a Covered Person who is an office holder, such office holder’s Terms of Office and Employment, see “Executive Compensation—Compensation Discussion and Analysis—Compensation-Related Requirements of the Israeli Companies Law”) is an “extraordinary transaction” (defined as a transaction not in the ordinary course of business, not on market terms or likely to have a material impact on the company’s profitability, assets or liabilities).

Pursuant to the Israeli Companies Law, the Articles of Association and Teva’s Related Party Transactions Policy, in the event that the Audit Committee determines that the transaction is an extraordinary transaction, Audit Committee and Board approval are required and, in some circumstances, shareholder approval may also be required; if however, it is determined that the transaction is not an extraordinary transaction, the transaction will not require Board or shareholder approval. A related party transaction may only be approved if it is determined to be in the best interests of Teva. According to Teva’s Related Party Transactions Policy, the Company should normally not commit to a Related Party Transaction for a term of more than three years without the right to review and re-negotiate its terms and provisions at least once every three years.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

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RELATED PARTY TRANSACTIONS

Transactions with Controlling Shareholders

Under Israeli law, extraordinary transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, and any engagement with a controlling shareholder, or a controlling shareholder’s relative, with respect to the provision of services to the company or their Terms of Office and Employment as an office holder or their employment, if they are not an office holder, generally require the approval of the Audit Committee (or with respect to Terms of Office and Employment, the HR and Compensation Committee), the Board of Directors and the shareholders. If required, shareholder approval must include (i) at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that (ii) the total shareholdings of the disinterested shareholders who vote against the transaction do not represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years. A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages. The Company is not currently aware of any “controlling shareholder,” as defined under the Israeli Companies Law.

Change of Control

Subject to certain exceptions, the Israeli Companies Law generally requires that a merger between two Israeli companies be approved by both the board of directors and by the shareholders of each of the merging companies by a simple majority (unless a higher majority is required by the articles of association).

Furthermore, the Israeli Companies Law generally requires that an acquisition of shares in a public company be made by means of a tender offer if as a result of the acquisition the purchaser would hold 25% or more of the voting rights of the company if there is no other holder of 25% or more of the company’s voting rights, or more than 45% of the voting rights of the company if there is no other holder of more than 45% of the company’s voting rights. The Israeli Companies Law generally further requires that such offer be consummated only if at least 5% of the company’s voting rights will be acquired, and that subject to certain exceptions, the majority of the offerees who responded to the offer accepted the offer.

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Shareholder Proposals for the 2026 Annual Meeting and the 2027 Annual Meeting

Under Israeli law, one or more shareholders holding 1% or more of the voting rights of Teva may propose to include any matter appropriate for deliberation at a shareholders meeting to be included on the agenda of a shareholders meeting, provided however, that under the Relief Regulations, only one or more shareholders holding 5% or more of the voting rights of Teva may propose the nomination of a candidate to the Board of Directors (which will be brought for consideration by Teva’s Corporate Governance and Nominating Committee) or removal of a director. All proposals shall be made by submitting such proposal within seven days of publication of Teva’s notice with respect to its general meeting of shareholders, unless Teva publishes a preliminary notice at least twenty-one days prior to a publication of the notice of the meeting, stating its intention to convene such meeting and the agenda thereof, in which case the shareholder proposal should be submitted within fourteen days of such preliminary notice. Accordingly, any one or more shareholders holding 5% or more of the voting rights of Teva or 1% or more of the voting rights of Teva, may request to include a proposal on the nomination of a candidate to the Board of Directors or a removal of a director, or for any other matter on the agenda of the Annual Meeting, respectively, by submitting such proposal in writing to Teva no later than April 7, 2026, at its executive offices located at 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel, Attn: Dov Bergwerk, Company Secretary.

Any such shareholder proposal must comply with the requirements of applicable law and Teva’s Articles of Association. The requirements under Teva’s Articles of Association include providing information such as: (i) the number of ordinary shares held by the proposing shareholder, directly or indirectly, and, if any such ordinary shares are held indirectly, an explanation of how they are held and by whom; (ii) the shareholder’s purpose in making the request; and (iii) any agreements, arrangements, understandings or relationships between the shareholder and any other person with respect to any securities of Teva or the subject matter of the request. If the proposal is to nominate a candidate for election to the Board of Directors, the proposing shareholder must also provide (a) a declaration signed by the nominee and any other information required under the Israeli Companies Law, (b) additional information in respect of the nominee as would be required in response to the applicable law, regulation and/or stock exchange rules, including disclosure requirements in Israel and/or abroad, (c) a representation made by the nominee of whether the nominee meets the objective criteria for independence under any applicable law, regulation or stock exchange rules, in Israel or abroad, and if not, then an explanation of why not, and (d) details of all relationships and understandings between the proposing shareholder and the nominee.

In addition to satisfying the requirements of Teva’s Articles of Association, to comply with the requirements set forth in the Exchange Act, (i) shareholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, in connection with Teva’s 2027 annual general meeting of shareholders must provide written notice to the Company’s Secretary that sets forth all the information required by Rule 14a-19 of the Exchange Act, postmarked or transmitted electronically to the Company at the Company’s executive offices located at 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel, Attn: Dov Bergwerk, Company Secretary, no later than March 29, 2027, and (ii) shareholders who seek to include other shareholder proposals in the proxy statement and proxy card for Teva’s 2027 annual general meeting of shareholders pursuant to Rule 14a-8 must provide written notice postmarked to the Company at the Company’s executive offices, on or before December 10, 2026 and must comply with Rule 14a-8.

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Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings made by Teva under those statutes, the information included under the caption “HR and Compensation Committee Report” and those portions of the information included under the caption “Audit Committee Report” required by the SEC’s rules to be included therein shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Teva under those statutes, except to the extent we specifically incorporate these items by reference.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. Teva will promptly deliver a separate copy of the proxy statement, as well as its Annual Report, to you if you write or call the Company at: TevaIR@tevapharm.com or mailing address: Teva Pharmaceutical Industries Ltd., 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel, Attn: Investor Relations, or phone: +972 (3) 914-8262. If you want to receive copies of Teva’s proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone numbers.

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Questions and Answers about the Annual Meeting

The Meeting

When and how will the Annual Meeting be held?

The Annual Meeting will be conducted in a virtual format through an online meeting platform, on Thursday, May 28, 2026, at 4:00 p.m. Israel time / 9:00 a.m. Eastern time. Shareholders will not be able to physically attend the Annual Meeting.

For additional information on how to vote and participate at the Annual Meeting see below under “Participating and Voting.”

Who may attend the Annual Meeting?

Attendance at the Annual Meeting, including any adjournments or postponements thereof, will be limited to holders of record as of the close of business on April 6, 2026 (the “Record Date”) who hold ordinary shares or American Depositary Shares (“ADSs”), directly in their own name, and beneficial owners who hold ordinary shares or ADSs through a broker, bank or other nominee rather than directly in their own name, and each of their legal proxy holders or their authorized persons.

What is a quorum for the Annual Meeting?

A minimum of two holders of ordinary shares (or ADSs representing such ordinary shares) who are present at the Annual Meeting, in person or by proxy or represented by their authorized persons, and who hold in the aggregate twenty-five percent or more of such ordinary shares (or ADSs representing such ordinary shares), will constitute a legal quorum. At the close of business on March 20, 2026, approximately 1,164,403,205 ordinary shares were outstanding and entitled to vote. Ordinary shares held in treasury will not be included in the calculation to determine if a quorum is present. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. Should no legal quorum be present one-half hour after the scheduled time, the Annual Meeting will be adjourned to one week from that day, at the same time and in a virtual format. Should such legal quorum not be present one-half hour after the time set for the Annual Meeting, as adjourned, any two holders of ordinary shares present, in person or by proxy, who jointly hold twenty percent or more of such ordinary shares (or ADSs representing ordinary shares) will then constitute a legal quorum.

Who may vote at the Annual Meeting?

Ordinary Shares

Holders of record of ordinary shares as of the Record Date may vote at the Annual Meeting.

Beneficial owners who hold ordinary shares through a nominee company pursuant to Section 177(1) of the Israeli Companies Law, as of the Record Date (a “Non-Registered Holder”), rather than directly in their own name, have the right to direct their broker, bank or other nominee how to vote using the instructions provided by the broker, bank or other nominee, but may not vote their shares at the Annual Meeting unless they obtain a proof of share ownership as of the Record Date (“Proof of Ownership”), which must be approved by a member of the Tel Aviv Stock Exchange (“TASE”).

ADSs

As an ADS holder, you will not be entitled to vote at the Annual Meeting through the online meeting platform. To the extent you provide the Depositary (as defined below) or your broker, bank or other nominee, as applicable, with voting instructions, the Depositary has advised us that it will vote the ordinary shares underlying your ADSs in accordance with your instructions.

You also may exercise the right to vote the ordinary shares underlying your ADSs by surrendering your ADSs to Citibank, N.A., as depositary for the ADSs (the “Depositary”) for cancellation and withdrawal of the corresponding ordinary shares pursuant to the terms described in the Second Amended and Restated Deposit Agreement (the “Deposit Agreement”), dated as of December 4, 2018, by and among the Company, the Depositary, and the holders and beneficial owners of

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

ADSs. In order to be able to vote at the Annual Meeting, you must complete the ADS cancellation process and become a holder of the corresponding ordinary shares by the Record Date. However, it is possible that you may not have sufficient time to withdraw your ordinary shares and vote them at the upcoming Annual Meeting as a holder of record of ordinary shares as of the Record Date. Holders of ADSs may incur additional costs associated with the ADS cancellation process.

The Israeli Companies Law does not permit shareholders of public companies to act by written consent.

Participating and Voting

How can I access the online meeting platform and vote my ordinary shares or ADSs?

To access the Annual Meeting, holders of Teva’s ADSs and ordinary shares should visit www.meetnow.global/TEVA26, and when prompted, enter their 15-digit control number (if holders of ADSs) or the control number received from the Company upon their registration (for holders of ordinary shares).

Your vote is very important and we encourage you to vote your shares and submit your proxy regardless of whether or not you plan to attend the Annual Meeting. Each issued and outstanding ordinary share (or ADS representing an ordinary share) shall entitle its holder to one vote on each matter properly submitted at the Annual Meeting. Ordinary shares held in treasury by Teva do not entitle Teva to vote in respect thereof at the Annual Meeting.

Ordinary Shares

Record holders of ordinary shares: If you are the record holder of ordinary shares as of the Record Date, you have the right to (i) vote at the Annual Meeting through the online meeting platform, (ii) vote by submitting your proxy card by mail or by email to TevaAGM2026@tevapharm.com or (iii) grant your voting proxy to an authorized person.

If you choose to submit your proxy card by mail or by email to TevaAGM2026@tevapharm.com, mark the enclosed proxy card in accordance with the instructions, date, sign and return it to Teva. To be taken into account, your proxy card must be received by Teva, by 3:00 p.m., Israel time, on May 27, 2026, unless determined otherwise by the chairman of the Annual Meeting.

In order to access the Annual Meeting through the online meeting platform, record holders of ordinary shares must register in advance. To register, record holders of ordinary shares must submit their registration request via email to Teva at TevaAGM2026@tevapharm.com, with their name and identification number. Requests for registration must be received no later than May 27, 2026 at 3:00 p.m., Israel time.

Record holders of ordinary shares will then receive a confirmation of registration from the Company along with a control number to access the Annual Meeting. The control number will consist of the holder’s Israeli identification number or Israeli company registration number as it appears on Teva’s share register.

Record holders of ordinary shares will also be able to ask questions through the online meeting platform, which will be open for questions 24 hours prior to and throughout the Annual Meeting with their name and control number.

If you appoint another person to act as your authorized proxy, such proxy must be submitted in writing by mail or by email to TevaAGM2026@tevapharm.com (in a form approved by the Company Secretary) from the record holder of ordinary shares, including such record holder’s Israeli identification number or company registration number, along with the authorized proxy’s name, Israeli identification number, proof of identification and email address, and must be received by Teva by 3:00 p.m., Israel time, on May 27, 2026, unless determined otherwise by the chairman of the Annual Meeting. The submission of a proxy by the aforementioned deadline will also serve to register the authorized proxy in advance in order to participate in the Annual Meeting, vote your shares and ask questions through the online meeting platform. Such authorized proxy will then be able to use their Israeli identification number as it appears on the proof of Israeli identification provided to Teva as the control number to access the online meeting platform.

Non-registered holders of ordinary shares: If you are a Non-Registered Holder, you may (i) direct your broker, bank or other nominee how to vote using the instructions provided by such broker, bank or other nominee; (ii) vote through the electronic voting system of the Israeli Securities Authority at least 25 hours prior to the Annual Meeting (i.e., before 3:00 p.m., Israel time, on May 27, 2026); or (iii) if you obtain a Proof of Ownership as detailed above, submit your vote (a) by submitting your proxy card by mail or by email to TevaAGM2026@tevapharm.com, together with the Proof of Ownership, by 3:00 p.m., Israel time, on May 27, 2026, unless determined otherwise by the chairman of the Annual Meeting; or (b) vote at the Annual Meeting through the online meeting platform.

99 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

In order to access the Annual Meeting through the online meeting platform, Non-Registered Holders of ordinary shares must register in advance. To register, Non-Registered Holders of ordinary shares must submit the Proof of Ownership (including Israeli identification number or company registration number) reflecting the number of ordinary shares beneficially owned as of the Record Date, along with their name and email address, to Teva at TevaAGM2026@tevapharm.com. Requests for registration must be received no later than May 27, 2026 at 3:00 p.m., Israel time.

Non-Registered Holders of ordinary shares will then receive a confirmation of registration from the Company along with a control number to access the Annual Meeting. The control number will consist of the holder’s Israeli identification number or Israeli company registration number as it appears on the Proof of Ownership provided to Teva. Non-Registered Holders will then be able to use such control number to access the Annual Meeting through the online meeting platform.

Non-Registered Holders of ordinary shares will also be able to ask questions through the online meeting platform, which will be open for questions 24 hours prior to and throughout the Annual Meeting with their name and control number.

If a Non-Registered Holder would like to appoint another person to act as his/her authorized proxy, such proxy must be submitted to Teva along with the Proof of Ownership, following the instructions set forth above.

ADSs

The Deposit Agreement sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each ADS represents the right to receive one ordinary share deposited with Citibank Tel Aviv, as custodian for the Depositary under the Deposit Agreement or any successor custodian.

Record holders of ADSs: If you are a record holder of ADSs as of the Record Date, you will receive instructions from the Depositary for the ordinary shares underlying your ADSs to be voted. If you held ADSs directly as of the Record Date, you have the right to instruct the Depositary how to vote. So long as the Depositary receives your voting instructions by 8:00 a.m., Eastern time, on May 27, 2026, it will, to the extent practicable and subject to Israeli law and the terms of the Deposit Agreement, vote the underlying ordinary shares as you instruct.

Record holders of ADSs as of the close of the Record Date will be able to access the Annual Meeting and ask questions through the online meeting platform, which will be open for questions 24 hours prior to and throughout the Annual Meeting; however, they will not be able to vote through the online meeting platform.

To access the Annual Meeting through the online meeting platform, record holders of ADSs should enter the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials received.

Beneficial owners of ADSs that are registered in the name of a broker, bank or other agent: If you beneficially own ADSs as of the Record Date through a broker, bank or other nominee, such intermediary will provide you instructions on how you may vote the ordinary shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

To access the Annual Meeting and ask questions through the online meeting platform, which will be open for questions 24 hours prior to and throughout the Annual Meeting, beneficial holders of ADSs that are registered in the name of a broker, bank or other agent must register in advance; however, they will not be able to vote through the online meeting platform.

To register, beneficial holders of ADSs must submit proof of ownership reflecting the number of ADSs beneficially owned as of the Record Date, along with their name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “TEVA MEETING REQUEST” and must be received no later than Wednesday, May 27, 2026 at 8:00 a.m., Eastern time. Beneficial holders of ADSs will then receive a confirmation of registration with a 15-digit control number by email from Computershare. Beneficial holders of ADSs will then be able to use such control number to access the Annual Meeting through the online meeting platform.

How will my ordinary shares or ADSs be voted if I do not vote?

Ordinary Shares

If you hold ordinary shares and do not (i) vote at the Annual Meeting through the online meeting platform, (ii) vote by submitting your proxy card by mail or by email, (iii) grant your voting proxy to an authorized person, or (iv) as a Non-Registered Holder, vote by submitting your proxy card and Proof of Ownership by mail, by email or through the electronic voting system of the Israeli Securities Authority, your ordinary shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

100 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

ADSs

If you are a record holder of ADSs and do not instruct the Depositary how to vote the ordinary shares underlying your ADSs, the ordinary shares underlying your ADSs will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

If you are a beneficial owner whose ADSs are held of record by a broker, your broker has “discretionary voting” authority under the New York Stock Exchange (“NYSE”) rules to vote the shares represented by your ADSs on “routine” matters, such as the ratification of appointment of Kesselman & Kesselman, an independent registered public accounting firm in Israel and a member of PricewaterhouseCoopers International Ltd., as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the following “non-routine” matters of: director election and the advisory vote on the compensation of our named executive officers. Therefore, a broker non-vote will occur on these non-routine matters if you do not provide voting instructions, and the shares represented by your ADSs will not be voted on these matters.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

According to the Israeli Companies Law and our Articles of Association, each of the proposals included in this Proxy Statement requires a simple majority for approval, with a simple majority requiring the affirmative vote of the holders of a majority of Teva’s ordinary shares participating and voting at the Annual Meeting, in person or by proxy or through their representatives. Abstentions and broker non-votes are disregarded. Broker discretionary voting is permitted only for Proposal 3.

Under the terms of the Deposit Agreement, the Depositary shall endeavor (insofar as is practicable and in accordance with our Articles of Association) to vote or cause to be voted the number of ordinary shares represented by ADSs in accordance with the instructions provided by the holders of ADSs to the Depositary by the deadline set. If instructions are not received by the Depositary by the deadline, the ordinary shares represented by such uninstructed ADSs shall not be voted at the Annual Meeting. If instructions are signed and timely returned to the Depositary, but no specific voting instruction is marked for a proposal, the holder shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked proposal.

Can I change my vote?

Ordinary Shares

If you hold ordinary shares of record and submit your proxy card to vote by mail, by email, or appoint a proxy in advance of the Annual Meeting, you may change your vote by delivering a valid later-dated proxy within the time limitations set forth above, or by voting at the Annual Meeting through the online meeting platform.

If you are a Non-Registered Holder of ordinary shares and vote through the electronic voting system of the Israeli Securities Authority, you may revoke your vote through such voting system before 3:00 p.m., Israel time, on May 27, 2026, or by voting at the Annual Meeting through the online meeting platform. If you are a Non-Registered Holder and submit your proxy card to vote by mail, by email, or appoint an authorized proxy in advance of the Annual Meeting, you may change your vote by delivering a valid later-dated proxy within the time limitations set forth above, or by voting at the Annual Meeting, subject to the instructions set forth above.

Attendance at the Annual Meeting will not cause your previous vote to be revoked, unless you specifically so request as detailed above.

ADSs

If you are the record owner of ADSs, you must follow the instructions provided by the Depositary in order to change your vote. If you hold your ADSs through a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee, in order to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the ordinary shares underlying your ADSs. Attendance at the Annual Meeting will not cause your previous vote to be revoked.

101 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Additional information for holders of ordinary shares and ADSs on how to participate at the virtual Annual Meeting

•

To access the Annual Meeting through the online meeting platform go to www.meetnow.global/TEVA26 and enter your 15-digit control number (if holders of ADSs) or the control number received from the Company upon your registration (for holders of ordinary shares) beginning on Thursday, May 28, 2026 at 3:45 p.m., Israel time, 8:45 a.m., Eastern time.

•

To submit a question, visit www.meetnow.global/TEVA26 within 24 hours prior to or throughout the Annual Meeting with your control number (for holders of ADSs) or Israeli identification number or the control number received from the Company upon your registration (for holders of ordinary shares) and click on the messages icon to submit your question.

•

If you encounter any technical difficulties with the online meeting platform on the date of the Annual Meeting, please call the support team at the numbers listed on the log-in screen, technical support will be available during this time and will remain available until the Annual Meeting has ended.

•

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the methods described above and in the other proxy materials for the Annual Meeting.

•	No recording of the Annual Meeting is allowed, including audio and video recording.

Proxy Materials

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report (collectively, the “proxy materials”) to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or by April 9, 2026, we expect to have mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders containing instructions on how to access the proxy materials on the Internet.

Can I access the proxy materials on the Internet?

The proxy materials are available on our website at www.tevapharm.com/2026proxymaterials. Information on our website is not part of the proxy materials and is not incorporated into this Proxy Statement by reference. Record owners of our ADSs may also access the proxy materials at www.investorvote.com/teva by following the instructions provided by the Depositary. Beneficial owners of our ADSs may also access the proxy materials at www.proxyvote.com by following the instructions provided by their broker, bank or other nominee. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders and ADS holders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you. The proxy materials are also available through Teva’s public filing on MAGNA (the Israeli Securities Authority’s electronic filing system) at www.magna.isa.gov.il, on the TASE’s website at www.maya.tase.co.il, or on the SEC’s website at www.sec.gov.

How do I request paper copies of the proxy materials at no charge?

You may contact Investor Relations by sending an email to TevaIR@tevapharm.com, or you may contact our proxy solicitor, Innisfree M&A Incorporated at 501 Madison Avenue, 19th Floor, New York, NY, 10022, or by calling +1-877-825-8964 (toll-free for shareholders from the U.S. and Canada), or +1-412-232-3651 (from other countries) by May 7, 2026.

If you are a record owner of ADSs, you may request proxy materials at www.investorvote.com/teva, by calling toll-free within the U.S. at (866) 641-4276, or by sending an email to investorvote@computershare.com, by May 7, 2026 and following the instructions provided by the Depositary.

If you are a beneficial owner of ADSs, you may request proxy materials by following the instructions at www.proxyvote.com, or by calling toll free within the U.S. at (800) 579-1639, or by sending an email to sendmaterial@proxyvote.com, by May 7, 2026 and following the instructions provided by your broker, bank or other nominee.

102 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Other Questions

Could other matters be decided at the Annual Meeting?

The only items of business that our Board of Directors intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no shareholder has advised us of the intent to present any other matter, and we are not aware of any other matter to be presented at the Annual Meeting. For more information, please see “Shareholder Proposals for the 2026 Annual Meeting and the 2027 Annual Meeting” above.

Who will pay for the cost of this proxy solicitation?

Teva is providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. Teva will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the voting instruction card and any additional information furnished to shareholders. Teva may reimburse brokerage firms and other persons representing beneficial owners of ordinary shares or ADSs for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. We retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee in the amount of $25,000, plus reimbursable expenses. In addition to solicitation by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile or personal contact.

Who can I contact if I require further assistance?

If you need assistance in submitting your proxy or have questions regarding the Annual Meeting, please contact our Investor Relations department by email at TevaIR@tevapharm.com, or by mail at Teva Pharmaceutical Industries Ltd., 124 Dvora HaNevi’a Street, Tel Aviv, 6944020 Israel, attention: Investor Relations, or by telephone at +972-3-914-8262. You may also contact our proxy solicitor, Innisfree M&A Incorporated at 501 Madison Avenue, 19th Floor, New York NY 10022, or by calling +1-877-825-8964 (toll-free for shareholders from the U.S. and Canada), or +1-412-232-3651 (from other countries). Banks and brokers may call +1-212-750-5833.

103 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

Appendix A

Reconciliations of GAAP Reported to Non-GAAP Financial Information

This Proxy Statement contains certain financial information that differs from what is reported under accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include non-GAAP net income, non-GAAP earnings per share (“EPS”), non-GAAP operating income, non-GAAP operating margin, free cash flow and net debt. We present these non-GAAP financial measures as management believes that such data provide useful information to investors. The following are examples of how we utilize non-GAAP measures:

•

our executive officers and Board use non-GAAP measures to evaluate our operational performance, to prepare and evaluate our work plans and annual budgets, and ultimately to evaluate the performance of our executive officers;

•	our annual budgets are prepared on a non-GAAP basis; and

•

senior executive officers’ annual compensation is derived, in part, using these non-GAAP measures. While qualitative factors and judgment also affect annual compensation, the principal quantitative elements in the determination of such compensation are the various performance targets tied to the work plan, which are based on these non-GAAP measures .

Non-GAAP financial measures have no standardized meaning and accordingly have limitations in their usefulness to investors. Investors are cautioned that, unlike financial measures prepared in accordance with U.S. GAAP, non-GAAP measures may not be comparable with the calculation of similar measures for other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses our performance. The limitations of using non-GAAP financial measures as performance measures are that they provide a view of our results of operations without including all events during a period and may not provide a comparable view of our performance to other companies in the pharmaceutical industry. Investors should consider our non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

104 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

APPENDIX A

Non-GAAP Net Income and Non-GAAP EPS

The following table presents our non-GAAP net income and non-GAAP EPS for the years ended December 31, 2025 and 2024, as well as reconciliations of each measure to their nearest GAAP equivalents:

	Year ended December 31,

($ in millions except per share amounts)	2025		2024

Net income (Loss) attributable to Teva	($)	1,410	(1,639)

Increase (decrease) for excluded items:

Amortization of purchased intangible assets		581	588

Legal settlements and loss contingencies(1)		473	761

Goodwill impairment(2)		—	1,280

Impairment of long-lived assets(3)		1,029	1,275

Restructuring costs(4)		225	74

Equity compensation		157	123

Contingent consideration(5)		54	303

Loss (Gain) on sale of business		22	(15)

Accelerated depreciation		21	13

Financial expenses		69	49

Items attributable to non-controlling interests(3)		2	(339)

Other non-GAAP items(6)		186	229

Corresponding tax effects and unusual tax items(7)		(819)	157

Non-GAAP net income attributable to Teva	($)	3,411	2,860

Non-GAAP tax rate(8)		15.8%	15.3%

GAAP diluted earnings (loss) per share attributable to Teva	($)	1.21	(1.45)

EPS difference(9)		1.72	3.94

Non-GAAP diluted EPS attributable to Teva(9)	($)	2.93	2.49

Non-GAAP average number of shares (in millions)(9)		1,163	1,150

(1)

Adjustments for legal settlements and loss contingencies in 2025 were mainly related to an update to the estimated settlement provision of $220 million for the opioid cases (mainly the effect of the passage of time on the net present value of the discounted payments), an update of $56 million related to the provision recorded for the carvedilol patent litigation, an update of $55 million related to the estimated provision recorded for the claims brought by attorneys general representing states and territories throughout the United States in the generic drug antitrust litigation, as well as a provision of $35 million recorded for the antitrust litigation related to QVAR. Adjustments for legal settlements and loss contingencies in 2024 were mainly related to legal expenses of $357 million recorded in connection with a decision by the European Commission in its antitrust investigation into COPAXONE, and an update to the estimated settlement provision of $278 million for the opioid cases (mainly the effect of the passage of time on the net present value of the discounted payments and the settlement agreement with the city of Baltimore).

(2)	In 2024, goodwill impairment charges of $1,280 million were recorded related to our API reporting unit.

(3)

Adjustments for impairment of long-lived assets in 2025 were mainly related to a $726 million impairment charge in connection with a manufacturing facility in Europe. Adjustments for impairment of long-lived assets and items attributable to non-controlling interests in 2024 primarily consisted of $715 million and $342 million, respectively, related to the classification of our business venture in Japan as held for sale. In addition, in 2024 we recognized an impairment of $275 million related to the classification of our API business (including its R&D, manufacturing and commercial activities) as held for sale.

(4)

In 2025, Teva recorded $225 million of restructuring expenses primarily related to optimization activities in connection with Teva’s Transformation programs related to Teva’s global organization and operations, mainly through headcount reduction.

(5)	Adjustments in 2024 primarily related to a change in the estimated future royalty payments to Allergan in connection with lenalidomide capsules (the generic version of Revlimid®) of $270 million.

(6)

Other non-GAAP items include other exceptional items that we believe are sufficiently large that their exclusion is important to facilitate an understanding of trends in our financial results, primarily related to the rationalization of our plants, certain inventory write-offs, material litigation fees and other unusual events.

(7)

Adjustments for corresponding tax effects and unusual tax items in 2025 include an income tax item in an amount of $246 million related to a valuation allowance release in the U.S. Adjustments for corresponding tax effects and unusual tax items in 2024 include a tax item in an amount of $495 million related to the settlement agreement with the ITA to settle certain litigation with respect to taxes payable for the Company’s taxable years 2008 through 2020.

(8)

Non-GAAP tax rate is tax expenses (benefit) excluding the impact of non-GAAP tax adjustments presented above as a percentage of income (loss) before income taxes excluding the impact of non-GAAP adjustments presented above.

(9)	EPS difference and diluted non-GAAP EPS are calculated by dividing our non-GAAP net income attributable to Teva by our non-GAAP diluted weighted average number of shares.

105 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

APPENDIX A

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin

The following table presents our non-GAAP operating income (loss) and non-GAAP operating margin for the years ended December 31, 2025 and 2024, as well as reconciliations of each measure to its nearest GAAP equivalent:

	Year ended December 31,

($ in millions)	2025	2024

GAAP operating income (loss)	$2,157	(303)

GAAP operating margin	12.5%	(1.8)%

Increase (decrease) for excluded items:(1)

Amortization of purchased intangible assets	581	588

Legal settlements and loss contingencies	473	761

Goodwill impairment	—	1,280

Impairment of long-lived assets	1,029	1,275

Restructuring costs	225	74

Equity compensation	157	123

Contingent consideration	54	303

Loss (gain) on sale of business	22	(15)

Accelerated depreciation	21	13

Other non-GAAP items	186	229

Non-GAAP operating income (loss)	$4,905	4,329

Non-GAAP operating margin(2)	28.4%	26.2%

(1)	For further explanations, refer to the footnotes under the “Reconciliation of net income (loss) attributable to Teva to non-GAAP net income (loss) attributable to Teva” table.

(2)	Non-GAAP operating margin is non-GAAP operating income as a percentage of revenues.

Free Cash Flow

The following table presents our Free Cash Flow for the years ended December 31, 2025 and 2024, as well as reconciliations of Free Cash Flow for such periods to its nearest GAAP equivalent:

	Year ended December 31,

($ in millions)	2025	2024

Net cash provided by (used in) operating activities	1,649	1,247

Beneficial interest collected in exchange for securitized account receivables	1,214	1,291

Purchases of property, plant and equipment and intangible assets	(501)	(498)

Acquisition of business, net of cash acquired	—	(15)

Proceeds from divestitures of businesses and other assets	34	43

Free cash flow	$2,396	$2,068

106 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

APPENDIX A

Net Debt

The following table presents a reconciliation of Teva’s net debt to Teva’s total debt for the years ended December 31, 2025 and 2024:

	Year ended December 31,

($ in millions)	2025	2024

Short-term debt	1,820	1,781

Senior notes and loans	14,986	16,002

Total debt	16,807	17,783

Net of cash and cash equivalents	3,556	3,300

Net debt	$13,251	$14,482

107 | Teva Pharmaceutical Industries Ltd. 2026 Proxy Statement

The 2026 Annual Meeting will be conducted in a virtual format only. See inside for further details.

If you need assistance or have questions regarding the 2026 Annual Meeting, please contact our Investor Relations department: TevaIR@tevapharm.com

TEVA PHARMACEUTICAL INDUSTRIES LIMITED (“TEVA”)

2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2026

PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TEVA

Teva’s Board of Directors recommends that you vote FOR all proposals. If you execute and return this proxy card without indicating any directions with respect to any or all matter(s), this proxy card will be voted FOR such proposal(s).

Information in respect of the undersigned:

Shareholder name:
Number of identity card or passport (country) or corporation number (country):
Number of Teva ordinary shares being voted:

The undersigned hereby constitutes and appoints each of DOV BERGWERK, DIKLA TADMOR, SHIRA ARAN-PORAT and MATAN KIMCHI, acting individually, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote with respect to the number of shares set forth above, standing in the name of the undersigned at the close of trading on the Record Date, at the 2026 Annual General Meeting of Shareholders, and at any and all adjournments thereof, with all the power that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as instructed on the reverse side.

In order to be counted, a duly executed proxy must be received by Teva by 3:00 p.m., Israel time, on May 27, 2026 (if not revoked prior to such time), unless determined otherwise by the chairman of the meeting, by submitting this proxy card to Teva’s executive offices at 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel to the attention of the Company Secretary or by email to TevaAGM2026@tevapharm.com.

In order to be counted, in addition to this proxy card: (i) shareholders registered in Teva’s shareholder register (Registered Holders) must also provide Teva with a copy of such Registered Holder’s identity card, passport or certificate of incorporation, as the case may be; and (ii) a shareholder registered pursuant to Section 177(1) of the Israeli Companies Law, 5759-1999, through a nominee company (Non-Registered Holders) must also provide Teva with an ownership certificate confirming such Non-Registered Holder’s ownership of Teva’s ordinary shares on the Record Date, which certificate must be approved by a member of the Tel Aviv Stock Exchange, as required by the Israeli Companies Regulations (Proof of Share Ownership for Voting at a General Meeting), 5760-2000. Non-Registered Holders may alternatively submit their votes through the electronic voting system of the Israeli Securities Authority at https//:votes.isa.gov.il.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. Any and all proxies heretofore given are hereby revoked.

(Continued and to be signed on the reverse side)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY

Matter on the Agenda:		Please vote by marking “X” in the correct box
		For	Against	Abstain

1.	TO APPOINT DR. SOL J. BARER TO SERVE AS A DIRECTOR UNTIL TEVA’S 2029 ANNUAL MEETING OF SHAREHOLDERS

2.	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION FOR TEVA’S NAMED EXECUTIVE OFFICERS

3.	TO APPOINT KESSELMAN & KESSELMAN, A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LTD., AS TEVA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL TEVA’S 2027 ANNUAL MEETING OF SHAREHOLDERS

Signature	Date